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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

New Horizons Worldwide, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 Notice of Annual Meeting

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD [                        ], 2009

To Our Stockholders:

        The annual meeting of stockholders of New Horizons Worldwide, Inc. ("New Horizons" or the "Company") will be held at the Company's principal executive offices at 1 West Elm Street, Suite 125, Conshohocken, Pennsylvania 19428 (Phone Number: 484.567.3000) on [                        ], 2009, beginning at 8:30 a.m. local time. At the annual meeting, you will be asked to act on the following matters:

        (1)   To consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation as follows:

          to effect a 1-for-25 reverse stock split of the Company's common stock by amending the Restated Certificate of Incorporation of the Company, as further described in the accompanying proxy statement (the "Initial Amendment"), which, if approved, would enable the Company to cease its periodic reporting obligations under the Securities Exchange Act of 1934, as amended, and thereby forgo many of the expenses associated with operating as a public company subject to Securities and Exchange Commission reporting obligations. A copy of the proposed Initial Amendment to the Restated Certificate of Incorporation is attached as Annex A to the accompanying proxy statement.

        (2)   To consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation as follows:

          to effect a 25-for-1 forward stock split of the Company's common stock immediately following the 1-for-25 reverse stock split of the Company's common stock, also by amending the Restated Certificate of Incorporation of the Company, as further described in the accompanying proxy statement (the "Subsequent Amendment"). A copy of the proposed Subsequent Amendment to the Restated Certificate of Incorporation is attached as Annex B to the accompanying proxy statement. Although both the reverse stock split and the forward stock split will be voted on separately, the Company will not effect either the reverse stock split or the forward stock split unless both of such transactions are approved by the Company's stockholders.

        As a result of these proposed amendments, (a) each share of the Company's common stock held of record by a stockholder owning fewer than 25 shares immediately before the effective time of the Initial Amendment will be converted into the right to receive $1.85 in cash, without interest, per pre-split share and (b) each share of the Company's common stock held by a stockholder of record after the effective time of the Initial Amendment will represent 25 shares of the Company's common stock upon the filing of the Subsequent Amendment with the Department of State of the State of Delaware.

        (3)   Election of eight directors, three of whom shall be elected by the holders of our common stock, three of whom shall be elected by the holders of our Series B Convertible Preferred Stock and two of whom shall be elected by the holders of our Series C Convertible Preferred Stock;

        (4)   Ratification of our Audit Committee's appointment of McGladrey & Pullen, LLP as our independent accountants for our fiscal year ending December 31, 2009; and

        (5)   Any other matters that properly come before the annual meeting.

        All holders of record of shares of New Horizons Worldwide's common stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock at the close of business on [                        ], 2009 are entitled to vote at the annual meeting or any postponements or adjournments of the meeting.

        YOUR VOTE IS IMPORTANT. PLEASE READ THE PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE PROXY CARD AND THEN VOTE EITHER BY MAIL BY COMPLETING THE PROXY CARD AND RETURNING IT, BY INTERNET OR BY TELEPHONE BY FOLLOWING THE VOTING INSTRUCTIONS PRINTED ON THE PROXY CARD SENT TO YOU.

BY ORDER OF THE BOARD OF DIRECTORS,

Gregory E. Marsella Secretary [ ], 2009, Anaheim, California

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the reverse and forward stock splits and the transactions proposed herein or determined if this proxy statement is truthful or complete. The SEC has not passed upon the fairness or merits of the reverse and forward stock splits and the transactions contemplated hereby nor upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

Preliminary Copy: The information in this proxy statement is not complete and may be changed.
Subject to completion. Material dated June 5, 2009.

1 WEST ELM STREET, SUITE 125

CONSHOHOCKEN, PENNSYLVANIA 19428

PROXY STATEMENT

        This proxy statement contains information related to the annual meeting of stockholders (the "Annual Meeting") of New Horizons Worldwide, Inc. ("New Horizons Worldwide" or the "Company") to be held on [                        ], 2009, beginning at 8:30 a.m. local time, at the Company's principal executive offices at 1 West Elm Street, Suite 125, Conshohocken, Pennsylvania 19428 (Police Number: 484.567.3000), along with any postponements or adjournments thereof. New Horizons Worldwide first mailed these proxy materials to stockholders on or about [                        ], 2009.

SUMMARY TERM SHEET OF THE REVERSE/FORWARD STOCK SPLIT

        This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the terms and conditions of the "going dark" transaction and the related Reverse/Forward Stock Split (as defined below), including the Initial Amendment (as defined below) and the Subsequent Amendment (as defined below), you should carefully read this entire proxy statement, its attachments and the other documents to which we refer.

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  The Board of Directors of the Company (our "Board of Directors") has authorized amendments to the Company's Restated Certificate of Incorporation that would effect a 1-for-25 reverse stock split of our common stock (the "Reverse Stock Split"), and effect a 25-for-1 forward stock split (the "Forward Stock Split" and together with the Reverse Stock Split, the "Reverse/Forward Stock Split"). (See the section entitled "SPECIAL FACTORS—Overview of the "Going Private" Transaction and the Reverse/Forward Stock Split" on page 1 of this proxy statement for a description of the Reverse/Forward Stock Split.)

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  Although the Reverse Stock Split and the Forward Stock Split will be voted on separately, the Company will not effect either the Reverse Stock Split or the Forward Stock Split unless both proposals are approved by the stockholders. (See the section entitled "SPECIAL FACTORS—Overview of the "Going Private" Transaction and the Reverse/Forward Stock Split" on page 1 of this proxy statement for a description of the Reverse/Forward Stock Split.)

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  The Reverse/Forward Stock Split is intended to take effect, subject to stockholder approval and subsequent final action by our Board of Directors, on the date the Company files the amendment to the Company's Restated Certificate of Incorporation that would effect the Reverse Stock Split (the "Initial Amendment") and the amendment to the Company's Restated Certificate of Incorporation that would effect the Forward Stock Split (the "Subsequent Amendment") with the Secretary of State of the State of Delaware, or on any later date that the Company may specify in such amendments (the "Effective Time"), the forms of which are attached hereto as Annex A and Annex B. The Company expects the Effective Time to be as soon as practicable following the Annual Meeting, subject to stockholder approval and final action by our Board of Directors. (See the sections entitled "SPECIAL FACTORS—Overview of

I

    the "Going Private" Transaction and the Reverse/Forward Stock Split," "SPECIAL FACTORS—The Reverse Stock Split" and "SPECIAL FACTORS—The Forward Stock Split" on pages 1 and 2 of this proxy statement.)

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  Stockholders owning of record fewer than 25 shares of common stock immediately before the Reverse Stock Split, upon filing of the amendments as discussed above, will receive the right to receive $1.85 for each share of common stock such stockholder held of record immediately before the Reverse Stock Split. As a result, any person whose holdings of Company's common stock immediately before the Reverse Stock Split consist of record ownership of fewer than 25 shares of common stock will no longer be a stockholder of the Company. (See the section entitled "SPECIAL FACTORS—Effects on the Cashed-Out Stockholders" on page 8 of this proxy statement.)

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  Stockholders holding of record 25 or more shares of common stock immediately before the Reverse/Forward Stock Split will continue to hold the same number of shares after the completion of the Reverse/Forward Stock Split and will not receive any cash payment. (See the section entitled "SPECIAL FACTORS—Effects on the Unaffiliated Remaining Stockholders" on page 8 of this proxy statement.)

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  The consideration of $1.85 per share on a pre-split basis to be received by stockholders who are cashed out in the Reverse Stock Split is based, among other things, on the estimated value in the range of fairness as determined by The Baker-Meekins Company, Inc. ("Baker-Meekins"), the Company's financial advisor. (See the section entitled "SPECIAL FACTORS—Summary of Fairness Opinion" on page 11 of this proxy statement.)

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  Any person whose holdings in the Company consist of record ownership of fewer than 25 shares of common stock may retain an equity interest in the Company after the Effective Time by purchasing, prior to the Effective Time, a sufficient number of shares of common stock so that the stockholder's total number of shares held of record immediately prior to the Reverse Stock Split is equal to or greater than 25. (See the section entitled "SPECIAL FACTORS—Effects on the Cashed-Out Stockholders" on page 8 of this proxy statement.)

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  The principal purpose of the Reverse/Forward Stock Split is to reduce the number of stockholders of record of the Company's common stock to fewer than 300, enabling the Company to terminate its status as a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). (See the section entitled "SPECIAL FACTORS—Overview of the "Going Private"

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  Transaction and the Reverse/Forward Stock Split" on page 2 of this proxy statement.)

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  Approval of the Initial Amendment and the Subsequent Amendment to effect the Reverse/Forward Stock Split requires the affirmative vote of a majority of all of the shares entitled to vote on this matter. (See the sections entitled "Votes Required for Approval of Proposal No. 1" and "Votes Required for Approval of Proposal No. 2" on page 43 of this proxy statement.)

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  Our Board of Directors has retained the authority to determine whether and when to file the Initial Amendment and the Subsequent Amendment to the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse/Forward Stock Split, notwithstanding the authorization of the Reverse/Forward Stock Split by our stockholders. (See the section entitled "SPECIAL FACTORS—Reservation" on page 41 of this proxy statement.)

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  In general, each stockholder whose fractional share after the Reverse Split is repurchased by the Company should recognize gain or loss for federal income tax purposes measured by the difference between the stockholder's basis in the fractional share and the cash consideration

II

    received for the fractional share. The gain or loss will be capital gain or loss if the share was held as a capital asset. (See the section entitled "SPECIAL FACTORS—Federal Tax Consequences" on page 39 of this proxy statement for a more detailed discussion of tax treatment of the Reverse Split/Forward Split and certain qualifications to the preceding statement.)

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  Under Delaware law, stockholders do not have appraisal rights nor do any similar rights exist under our certificate of incorporation or bylaws in connection with the Reverse/Forward Stock Split. (See the section entitled "SPECIAL FACTORS—No Appraisal and Dissenters' Rights" on page 39 of this proxy statement.)

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  Our Board of Directors has concluded that the Reverse/Forward Stock Split is fair, both substantively and procedurally, to the Company's stockholders, including the unaffiliated stockholders of the Company. This conclusion was based on the analysis of several factors described in detail in this proxy statement in the section captioned "SPECIAL FACTORS" and the fairness opinion delivered by Baker-Meekins. (See the sections entitled "SPECIAL FACTORS—Summary of Fairness Opinion" on page 11 of this proxy statement, "SPECIAL FACTORS—Fairness of the Reverse Stock Split and Fairness of Purchase Price" on page 33 of this proxy statement, "SPECIAL FACTORS—Fairness to Unaffiliated Stockholders" on page 34 of this proxy statement, and "SPECIAL FACTORS—Procedural Fairness" on page 34 of this proxy statement.)

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  The total number of fractional shares to be purchased is estimated to be equivalent to approximately 3,000 shares of common stock on a pre-split basis at a cost of approximately $6,000. However, this is only an estimate and the exact number of shares that will be purchased in connection with the Reverse/Forward Stock Split will be determined at the Effective Time. (See the section entitled "SPECIAL FACTORS—Effects on the Company" on page 7 of this proxy statement.)

III

TABLE OF CONTENTS

SUMMARY TERM SHEET OF THE REVERSE/FORWARD STOCK SPLIT	I
SPECIAL FACTORS	1
Overview of the "Going Private" Transaction and the Reverse/Forward Stock Split	1
Purposes of, Advantages of and Disadvantages of the Transaction	2
Alternatives Considered	6
How the Split Ratio Was Determined	8
Effects of the Transaction	8
Background of the Reverse Stock Split and Forward Stock Split	11
Summary of Fairness Opinion	13
Types of Valuation Approaches	18
Selection of Valuation Techniques	19
Original Analysis	20
Amended Analysis	20
Types of Allocation Methods	29
Previous Valuations by Baker-Meekins	30
Fairness of the Reverse Stock Split and Fairness of Purchase Price	36
Fairness to Unaffiliated Stockholders	38
Procedural Fairness	38
Position of Affiliates as to Fairness	39
Factors in Support of the Proposed Transaction	40
Factors Not in Support of the Proposed Transaction	41
Conversion of Shares in the Transaction	42
Cash Payment in Lieu of Shares of Common Stock	42
Potential Conflicts of Interest	43
No Appraisal and Dissenters' Rights	43
Federal Tax Consequences	44
Anticipated Accounting Treatment	45
Fees and Expenses	45
Reservation	45
Conduct of the Company Following the Reverse/Forward Stock Split	46
The Filing Persons	46
Security Ownership of Filing Persons	46
Prior Share Purchases by the Filing Persons	47
Filing Persons' Interest in Net Book Value and Net Earnings	47
PROPOSAL 1—APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-25 REVERSE STOCK SPLIT	48
Annex Relating to Proposal No. 1	48
Votes Required for Approval of Proposal No. 1	48
Recommendation of our Board of Directors	48
PROPOSAL 2—APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 25-FOR-1 FORWARD STOCK SPLIT	48
Annex Relating to Proposal No. 2	48
Votes Required for Approval of Proposal No. 2	49
Recommendation of our Board of Directors	49

IV

SELECTED HISTORICAL FINANCIAL DATA	50
ADDITIONAL INFORMATION ABOUT THE COMPANY	51
Common Stock Trading Market and Price, Dividend Policy and Transactions	51
GENERAL INFORMATION ABOUT THE ANNUAL MEETING	52
What is the purpose of the Annual Meeting?	52
Who can vote at the Annual Meeting?	52
What are the voting rights of the holders of our outstanding common stock and preferred stock?	52
Who can attend the Annual Meeting?	52
How do I vote?	52
Is my vote confidential?	53
What if I do not indicate my preference on the proxy card?	53
Can I change my vote after I return my proxy card?	53
What constitutes a quorum?	53
What are the recommendations of our Board of Directors?	53
What vote is required to approve each proposal?	54
How are abstentions counted?	54
What is a "broker non-vote"?	55
How are broker non-votes counted?	55
Who conducts the proxy solicitation and how much will it cost?	55
PROPOSAL NO. 3—ELECTION OF DIRECTORS	56
Board of Directors and Committee Meetings	57
EXECUTIVE OFFICERS	60
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	61
STOCKHOLDER COMMUNICATION WITH BOARD OF DIRECTORS	64
PROPOSAL NO. 4—RATIFICATION OF OUR AUDIT COMMITTEE APPOINTMENT OF INDEPENDENT ACCOUNTANTS FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2009	65
Votes Required for Approval of Proposal No. 4	65
Recommendation of the Board of Directors	65
STOCKHOLDER NOMINATIONS FOR DIRECTORS AT NEXT ANNUAL MEETING	65
DIRECTOR ATTENDANCE AT ANNUAL MEETINGS	65
OTHER MATTERS	66
STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING	66
INFORMATION INCORPORATED BY REFERENCE	66
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [ ], 2009	67
Annex A
Certificate of Amendment to Restated Certificate of Incorporation of NEW HORIZONS WORLDWIDE, INC.
Annex B
Certificate of Amendment to Restated Certificate of Incorporation of NEW HORIZONS WORLDWIDE, INC.
Annex C
Fairness Opinion of Baker, Meekins Company, Inc.

V

 SPECIAL FACTORS

Overview of the "Going Private" Transaction and the Reverse/Forward Stock Split

General Description

        Our Board of Directors has unanimously authorized a going private transaction to be accomplished by filing an amendment to our Restated Certificate of Incorporation, whereby the existing issued and outstanding shares of our common stock registered in the name of stockholders of record as of the Effective Time, together with treasury shares, be reclassified in a "reverse stock split" of one share for each 25 issued and outstanding, subject to our receipt of stockholder approval at the Annual Meeting. The Initial Amendment will provide that fractional shares of those stockholders owning fewer than one share post-split will not be issued and such stockholders will receive payment in cash of $1.85 per share for each pre-split share of common stock held by such stockholder. The going private transaction further contemplates that immediately after the filing of the Initial Amendment to our Restated Certificate of Incorporation, the Restated Certificate of Incorporation be further amended whereby the issued and outstanding shares of our common stock be reclassified in a "forward stock split" of 25 shares for each one share issued pursuant to the Initial Amendment.

        If approved, the transaction will become effective shortly after the Annual Meeting upon the filing of the Initial Amendment and the Subsequent Amendment to our Restated Certificate of Incorporation with the Department of State of the State of Delaware. The form of the Initial Amendment and Subsequent Amendment, which are both necessary to effect the going private transaction, are attached to this proxy statement as Annex A and Annex B, respectively. Although the Reverse Stock Split and the Forward Stock Split will be voted on separately, the Company will not effect either the Reverse Stock Split or the Forward Stock Split unless both proposals are approved by the stockholders.

        We intend for the transaction to treat stockholders holding common stock in "street name" through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names, and nominees will be requested to effect the split transaction for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares in "street name" should contact their nominees.

        As a result of the proposed going private transaction, management believes that we will be able to realize significant cost savings by the elimination of most of the expenses related to the disclosure, reporting and compliance requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act"), and other securities laws or regulations. The costs associated with these obligations constitute a significant overhead expense. These costs include professional fees for our auditors and corporate counsel, costs related to our Director and Officer insurance policy, printing and mailing costs, internal compliance costs and transfer agent costs. These SEC registration—related costs have been increasing over the years, and we believe that they will continue to increase, particularly as a result of the additional procedural, reporting, auditing and disclosure obligations imposed on public companies by the Sarbanes-Oxley Act in general and Section 404 of the Sarbanes-Oxley Act in particular.

The Reverse Stock Split

        The going private transaction will be accomplished through an amendment to our Restated Certificate of Incorporation providing for a 1-for-25 reverse stock split of our common stock. Stockholders holding fewer than 25 shares of common stock immediately before the effective time of the Initial Amendment will be entitled to receive a cash payment from us in an amount equal to $1.85 for each share of common stock they held prior to the Reverse Stock Split, without interest. Stockholders holding fewer than 25 shares of common stock at the effective time of the Initial Amendment will no longer be stockholders of the Company and will be entitled only to receive a cash payment. Stockholders holding 25 or more shares at the effective time of the Initial Amendment will continue to hold that number of shares of common stock equal to the number of shares such stockholder held prior to the Reverse Stock Split divided by 25 and will not receive any cash payment. Such stockholders will continue to be stockholders of the Company following the Reverse Stock Split, and will subsequently receive shares in accordance with the terms of the Forward Stock Split described below, resulting, for convenience, in the reinstatement of the same number of shares in their respective hands as they held prior to the Reverse Stock Split.

        The shares of common stock acquired by us as a result of the Reverse Stock Split will be retired, which will reduce the number of outstanding shares.

The Forward Stock Split

        Immediately following the Reverse Stock Split, we will amend our Restated Certificate of Incorporation to effect a 25-for-1 forward stock split. Only shares of common stock that are held by those stockholders who continue to hold at least one whole share of common stock following the Reverse Stock Split will be subject to the Forward Stock Split. Stockholders holding at least one whole share of common stock at the effective time of the Subsequent Amendment will hold that number of shares equal to the number of shares such stockholder held prior to the Forward Stock Split multiplied by 25. Ultimately, stockholders holding 25 or more shares at the time of the Reverse Stock Split will hold the same number of shares following the Forward Stock Split. Stockholders who hold only fractional shares following the Reverse Stock Split will not be affected by the Forward Stock Split and will be entitled only to the cash payment described above.

        The Forward Stock Split will not change our number of stockholders and will not, therefore, affect the termination of the registration of our common stock and our becoming a private company. The Forward Stock Split will reduce the total cost of the transaction because, without the Forward Stock Split, we would be required to either pay cash to purchase fractional shares from stockholders who continue to own at least one whole share and a fraction of common stock following the Reverse Stock Split or assume the administrative burden of issuing and maintaining records for fractional shares or scrip.

Purposes of, Advantages of and Disadvantages of the Transaction

Purposes of the Transaction

        Regulatory Requirements.    While many of the factors suggesting that we consider going private have existed for many years, the compelling reason for choosing to go private at this time is the anticipated additional expense of compliance with the internal control, audit assessment and review requirements of Section 404 of the Sarbanes-Oxley Act, both in terms of outside costs and internal time of officers and staff. For a company of our size and capitalization, the internal control enhancement implementation costs, the costs of external auditor assessment and certification and the costs of continuous review and updating required by the current interpretations of Section 404 of the Sarbanes-Oxley Act are believed by management to require substantial expenditures for the foreseeable future.

        No Need for Access to the Public Markets.    We are only marginally enjoying the benefits of being a publicly held company. Such benefits include

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  access to the public markets for purposes of raising capital and for acquisitions,

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  access to public markets for liquidity purposes for our stockholders, and

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  the prestige of being a publicly held company, which can be helpful in recruiting, attracting and retaining key officers, directors and staff.

        In fact, we have been able to successfully finance our operations, expansions and acquisitions through internally generated profits from operations as well as through traditional bank financing and sale of preferred stock. In addition, our status as a reporting company has not materially impacted our ability to recruit officers and employees.

        Lack of an Active Trading Market.    Our Board of Directors believes the public marketplace has less interest in public companies with a limited amount of shares available for trading in the public marketplace. Our Board of Directors believes it is unlikely that our common stock would ever achieve significant trading volume in the public marketplace so as to create a significant active and liquid market. The realization that our common stock might not, in the foreseeable future, achieve significant trading volume as a public company is one of the reasons that our Board of Directors concluded that we are not benefiting substantially from being a public company, and that it would be in our best interest and the best interests of our stockholders for us to be privately held.

Advantages of Going Private

        Cost Savings.    As a public company, we are required to prepare and file with the SEC, among other items, the following:

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  Quarterly Reports on Form 10-Q;

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  Annual Reports on Form 10-K;

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  Proxy statements and annual stockholder reports as required by Regulation 14A under the Exchange Act; and

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  Current Reports on Form 8-K.

        Also, under the requirements of Section 404 of the Sarbanes-Oxley Act, as a public company, we are required to have our independent auditors certify as to the status of our internal control systems and procedures.

        The external costs associated with these reports and other filing obligations, as well as other external costs relating to public company status, comprise a significant overhead expense, made up principally of the following:

Fiscal Year Ended	2008	2007	2006	2005
Audit, Audit Related Fees, and Tax	$269,300	$607,224	$2,475,000	$100,000
Sarbanes-Oxley Act and Other Related SEC Compliance	$73,833	$—	$—	$—
Audit Committee and Compensation Committee Costs	$56,183	$44,116	$58,393	$53,950
Listing, Transfer Agent, D&O Insurance, Other Public Company Costs	$190,399	$500,250	$362,919	$388,504

Totals	$589,766	$1,151,590	$2,896,312	$542,454

        The historical public company costs presented above are significant as a percentage of our total cost of administration. The reporting and filing costs primarily include professional fees for our auditors and corporate counsel and external compliance costs incurred in preparing and reviewing such filings. They do not include executive or administrative time involved in the process. The Company expects that the going private process will result in the elimination of approximately $250,000 per year of the above historical "public company" costs. For example, we estimate that we will be able to save approximately (i) $125,000 in accounting and audit fees, (ii) $50,000 in fees which would otherwise be payable to our securities counsel and (iii) $75,000 on listing, transfer agent, D&O insurance and other public company costs.

        Not reflected in the above historical cost breakdown is the incremental spending which the Company anticipates it would have to incur to remain in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. Management believes incremental annual costs related to the internal control audit requirements of Section 404 would be approximately $150,000. Total costs avoided, therefore, as a result of going private, of $400,000 include both historical "public company" costs eliminated and future Section 404 costs avoided.

        We anticipate that the cost savings from going private will offset the transaction cost in less than one year based upon an estimated transaction cost of $100,000.

        Directors' and Officers' (D&O) Liability Insurance.    One of the major costs relating to public company status is directors' and officers' ("D&O") liability insurance. We currently pay $125,000 annually for $10,000,000 of D&O liability coverage with a $250,000 retention. Our inquiries have revealed that private companies pay lower amounts for the same amount of coverage. We estimate that as a private company we will save approximately $50,000 per year on D&O liability insurance.

        Expense of Maintaining Numerous Small Stockholders.    In addition to the direct and indirect costs associated with the preparation of the filings under the Exchange Act and the recent additional reporting and disclosure obligations referenced above, and the costs associated with procuring and maintaining D&O liability insurance, the costs of administering and maintaining many small stockholder accounts is significant. The cost of administrating each stockholder's account is essentially the same regardless of the number of shares held in that account. Therefore, our costs to maintain such small accounts are disproportionately high when compared to the total number of shares involved. Such costs are included in the table set forth above.

        Other Considerations.    The going private transaction is a simple, straightforward method of reducing the number of stockholders below the public company threshold and it is expected that stockholders receiving the cash payments will generally be eligible to receive capital gains treatment on the proceeds and will avoid paying brokerage commissions and fees in achieving liquidity for their shares.

        As a company subject to the disclosure requirements of the Exchange Act, we have certain obligations to publicly disclose material information about our operations and other significant corporate events. Following the transaction, we will no longer be subject to those requirements and will be able to maintain important operational and other information in relative confidence. Disclosure to stockholders of certain information may still be required in connection with undertaking significant corporate transactions, and state law provisions regarding disclosure of information to stockholders upon request will still apply to us. Nevertheless, the significant reduction in the number of stockholders and elimination of the necessity to comply with the disclosure requirements of the Exchange Act will result in our being able to retain important operational and other business information in confidence.

        As such, a transaction that results in de-registration under the Exchange Act will allow management to focus additional time and effort on effectively managing our business and operations without the administrative burdens of Exchange Act and related compliance.

        In addition, the public markets place pressure on companies to manage the business to achieve short-term objectives such as quarterly per share earnings. Often, companies are encouraged to make certain decisions for the benefit of short-term earnings that may not be in the best interests of sustained long-term growth. Even though we do not enjoy any research analyst following, our stock price performance can be seen by customers, suppliers and competitors as an indicator of the health of our business. As a result, our business must be managed with an understanding of how operating decisions will affect the public market price of the stock. Following the transaction, management would be better able to run the business with the stockholders' long-term interests in mind since it would no longer have to meet public expectations of near-term stock price performance.

        The absence of public stockholder constituents will allow management more flexibility in the operation of our business since we will no longer need to be concerned about public market reaction or perception (apart from, of course, the reactions and perceptions of our customers, vendors and industry participants in general). This should allow management to react more quickly to specific market or customer conditions.

        Also, as stated above, another advantage to the transaction is that it does provide a means of liquidity to stockholders holding fewer than 25 shares to receive a reasonable and fair cash price for their stock without brokerage commission and at a premium over the traded price of our common stock prior to the announcement of the transaction.

        Our management believes, and our Board of Directors concurs, that our long-term viability and ultimate success is best served by going private. The going private proposal is being made at this time because of the impending requirement to comply fully with Section 404 of the Sarbanes-Oxley Act (auditor attestation to the effectiveness of the company's system of internal controls), because the sooner the proposal can be implemented, the sooner we will cease to incur the expenses and burdens of being a public company and the sooner stockholders who are to receive cash in the transaction will receive and be able to reinvest or otherwise make use of such cash payments. We have determined that there are limited advantages, and yet there are significant and increasing disadvantages for us to remain public. Our management believes, and our Board of Directors has agreed, that the going private transaction is the most feasible way to become a private company.

Disadvantages of Going Private

        While our Board of Directors believes the transaction is fair to the Company and our stockholders, including our unaffiliated stockholders, our Board of Directors recognizes that such a transaction may have certain disadvantages to the Company and to those stockholders who hold, at the Effective Time, either 25 or more shares or those who hold fewer than 25 shares of our common stock.

        Disadvantages of the Transaction to Our Stockholders Who Will Be Cashed Out, Including Unaffiliated Stockholders Who Will Be Cashed Out.

        No Participation in Potential Future Appreciation.    The stockholders who are cashed out in the transaction will no longer own any equity interest in the Company and will have no opportunity to participate in or benefit from any potential future appreciation in our value. In addition, those stockholders will not have the opportunity to liquidate their shares at a time and for a price of their choosing. However, our Board of Directors believes that this one-time opportunity to realize the fair cash value of the shares at a price significantly above the shares' trading price prior to the announcement of the transaction is an important benefit that outweighs this disadvantage.

        Disadvantages of the Transaction to the Stockholders Who Will Remain Stockholders in the Company, Including Unaffiliated Stockholders Who Will Remain Stockholders in the Company.

        Reduced Liquidity.    Stockholders owning at least 25 shares at the Effective Time of the transaction will remain stockholders of the Company. Because we will terminate the registration of our common stock under the Exchange Act and our common stock will only be traded on the "Pink Sheets," there cannot be any assurance of any established market in which to sell shares of our common stock following the transaction. In addition, we will no longer be subject to most provisions of the Sarbanes-Oxley Act or to certain provisions of the Exchange Act, and our officers will no longer be required to certify the accuracy of our financial statements.

        Also, the continuing stockholders will bear all risk of loss from our operations and any diminution in value of our stock.

        Disadvantages of the Transaction to the Company.    Our Board of Directors also considered the following potential adverse consequences of the transaction to the Company:

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  Reduced Management Incentive.  The lack of liquidity provided by a ready market may result in fewer opportunities to utilize equity-based incentive compensation tools to recruit and retain top executive talent. Stock options and other equity-based incentives are typically less attractive if they cannot be turned into cash quickly and easily once earned. Our Board of Directors believes that this is unlikely to have any significant adverse impact on us, since stock options and other equity-based incentives have not been a significant part of our executives' compensation packages in the past.

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  Less Attractive Acquisition Currency.  Stock that is registered with the SEC and actively traded on an exchange or quotation system is generally a more attractive acquisition currency than unregistered stock, since the acquirer of the publicly traded security has constant access to important information about the publicly traded company, can access the market to sell the stock and can easily determine the value of the stock (i.e., the price to be received upon sale). An acquirer of illiquid securities of a private company must depend on liquidity either via negotiated buy-out or buy-back arrangements, or a liquidity event by the Company that is generally outside of his/her control. Our Board of Directors recognized that this may not be a significant disadvantage, however, because (i) the relative illiquidity of our shares makes our stock less attractive for larger investors than most publicly traded securities with significant trading volume and (ii) we have not historically utilized our stock as "currency" in acquisitions.

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  Reduced Equity Capital Raising Opportunities.  One of the primary reasons many companies "go public" is to be able to more easily and efficiently access the public capital markets to raise cash. Similar opportunities are generally less available (without significant expense) to companies that do not wish to have a class of securities registered with the SEC. Following the transaction, since we will no longer be registered with the SEC and public information regarding us will no longer be readily accessible, it will likely be more costly and time consuming for us to raise equity capital from public or private sources. Again, our Board of Directors has concluded that this may be of little significance to us since this has not been, and is not expected to be, an action that we would wish to pursue for the foreseeable future.

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  Loss of Prestige.  Public companies are often viewed by stockholders, employees, investors, customers, vendors and others as more established, reliable and prestigious than privately held companies. In addition, public companies are often followed by analysts who publish reports on their operations and prospects, and garner more press and media coverage than companies whose securities are not available for purchase by the investing public. Companies that lose status as a public company may risk losing prestige in the eyes of the public, the investment community and key constituencies. However, our Board of Directors felt that this was not a significant factor in considering whether to undertake a going private transaction due to the fact that we do not currently enjoy research analyst coverage or similar media attention.

Alternatives Considered

        As stated below in the section entitled "SPECIAL FACTORS—Background of the Reverse Stock Split and Forward Stock Split", at its March 3, 2009 meeting, our Board of Directors and Charles J. Mallon, the Company's Executive Vice President and Chief Financial Officer, considered the possible methods to accomplish a reduction in the number of record holders of our common stock to fewer than 300 so that the Company could cease adherence to the rules and regulations of a reporting company under the Exchange Act, but ultimately determined that the Reverse/Forward Stock Split is the surest, most expeditious and most cost-effective method for achieving that end. At the direction of our Board of Directors, Mr. Mallon had previously researched potential methods of reducing our number of stockholders of record to fewer than 300.

        When considering the various alternatives to the Reverse/Forward Stock Split, our Board of Directors focused on three critical factors: the level of assurance that the selected alternative would result in the Company having fewer than 300 record owners of common stock, thus allowing the Company to achieve its objective of suspending its reporting obligations under the Exchange Act; the cost of such alternative relative to the other potential alternatives and the time frame within which such alternative could reasonably be expected to be effected, relative to the other alternatives under consideration.

Issuer Tender Offer.

        Our Board of Directors considered an issuer tender offer. Under this method, the Company would offer to purchase a set number of common stock shares according to a specific timetable. With respect to an issuer tender offer, our Board of Directors concluded that, because of the requirement in a tender offer to treat tendering stockholders ratably, shares would have to be repurchased on a pro rata basis and, as a result, there would be no assurance that enough stockholders would tender all of their shares of our common stock to reduce the number of record owners of common stock to fewer than 300. Additionally, the cost of effecting an issuer tender offer would likely be greater than the cost of implementing a reverse and forward stock split since partial tenders by larger holders would require payment for tendered shares without reducing the number of record holders. If the number of record holders remained in excess of 300, the Company would have to resort to a reverse stock split to eliminate additional record holders. In light of the indeterminate number of shares necessary to accomplish the objective of going private under this method, the cost of doing so was determined to be too uncertain and most likely significantly in excess of the cost associated with the Reverse/Forward Stock Split.

Odd Lot Tender Offer.

        Our Board of Directors also considered an odd lot tender offer. Unlike a traditional issuer tender offer, an odd lot tender offer would be offered only to stockholders owning a set number (or fewer) shares of our common stock. Because the tender of shares would be at the option of the stockholder, there could be no assurance that enough stockholders would participate so as to reduce the number of record holders to fewer than 300. While the time frame for completing an odd lot tender offer is shorter than the period of time involved in accomplishing a reverse and forward stock split and could be less expensive, our Board of Directors opted for the Reverse/Forward Stock Split because of the lack of assurance that an odd lot tender offer would produce the intended result.

Purchase of Shares on the Open Market.

        Our Board of Directors also considered a traditional stock repurchase plan whereby the Company would make periodic repurchases of its common stock in the open market. This method would take an extended amount of time to complete, and, as it would be voluntary, there would be no assurance of acquiring sufficient shares to reduce the number of record holders to fewer than 300. The cost of such a method would also be undeterminable.

        Our Board of Directors, for the reasons discussed above, unanimously agreed that the Reverse/Forward Stock Split is the most expeditious and economical way of changing our status from that of a public reporting company to that of a private, non-reporting company.

How the Split Ratio Was Determined

        As stated below in the section entitled "SPECIAL FACTORS—Background of the Reverse Stock Split and Forward Stock Split", in preparation for its March 3, 2009 meeting, our Board of Directors asked the Company's management, specifically, Mr. Mallon, to review the Company's stockholder ledger in order to propose a ratio for the Reverse Stock Split. As such, Mr. Mallon reviewed the Company's ledger in order to determine a ratio for the Reverse Stock Split that would accomplish the goal of reducing the number of record holders of our common stock to fewer than 300. At the March 3, 2009 meeting of the Board of Directors, Mr. Mallon proposed the ratio of 1-for-25 for the Reverse Stock Split, which was calculated using the lowest ratio denominator (i.e., the number of current shares being exchanged for a single share) that could be used to reduce our number of stockholders to sufficiently fewer than 300, such that it is unlikely that we will inadvertently become required to commence public reporting again.

        Our Board of Directors believes that in order to maximize the cost savings value of the transaction to us, the ratio denominator selected should be as low as possible, while still ensuring that after the transaction we would have fewer than 300 stockholders for the foreseeable future. Based on information presented by Mr. Mallon to our Board of Directors on March 3, 2009 regarding the current number of stockholders and the number of shares held by such stockholders, our Board of Directors unanimously determined that a ratio of 1-for-25 is the lowest ratio that allows us to have a reasonable belief that the Reverse Stock Split will result in our having fewer than 300 stockholders.

Effects of the Transaction

Generally.

        Our Board of Directors is soliciting stockholder approval for the Reverse Stock Split and the Forward Stock Split, which are to be accomplished by filing of the Initial Amendment and the Subsequent Amendment, respectively. If approved by the stockholders and implemented by the Board of Directors, the transaction will become effective on such date as may be determined by our Board of Directors.

        If the transaction is completed, the following will occur:

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  Stockholders who own fewer than 25 shares of common stock of the Company before the Effective Time will receive a cash payment in the amount of $1.85 per pre-split share in exchange for their shares of common stock and will no longer have any equity interest in the Company.

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  Stockholders who own 25 shares or more of common stock of the Company before the transaction (after giving effect to the Reverse/Forward Stock Split) will receive or retain one share for every share they owned prior to the transaction.

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  We expect to have fewer than 300 record holders of common stock and, therefore, would be eligible to terminate registration of the common stock with the SEC, which would terminate our obligation to continue filing annual and periodic reports and make other filings under the federal securities laws that are applicable to public companies, and would terminate the obligation of our officers to certify the accuracy of our financial statements. We would then no longer be considered a public company.

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  Our common stock will continue to be listed on the Pink Sheets; however, liquidity is likely to be limited due to the fact that we will no longer file the reports required by the Exchange Act.

        Upon stockholder approval, it is neither contemplated nor likely that our Board of Directors would choose to abandon the going private transaction. Our Board of Directors has not identified any specific contingencies which might lead to the delay or abandonment of the transaction and any such decision would most likely occur only as a result of an extraordinary event outside of the ordinary course of business or the control of our Board of Directors or the Company. Our Board of Directors does not anticipate any difficulties with financing the going private transaction.

Effects on the Company

        We will have fewer than 300 stockholders and will terminate the registration of our common stock and become a private company. We anticipate that following the transaction we will continue to operate as we have done prior to the transaction. The same officers and directors will continue in their roles as officers and directors, and we do not anticipate any significant corporate events in the near future. We anticipate that we will realize significant direct and indirect cost savings as a result of going private.

        This transaction is estimated to result in the retirement of approximately 3,000 shares at a cost of $1.85 per share. Including expenses for the transaction, the Company estimates that the total cost of the transaction to us, including fees and expenses for the various legal and financial advisers, will be approximately $100,000. Our stockholders' equity and cash balance will be reduced accordingly.

        Our common stock is currently traded on the OTC Bulletin Board ("OTCBB") and we expect that after the transaction the common stock will trade on the Pink Sheets. However, the reduction in public information concerning the Company as a result of its no longer being required to file reports under the Exchange Act will likely reduce the liquidity of our common stock. It is expected that any trading in our common stock after the transaction will only occur on the Pink Sheets or in privately negotiated sales. The Pink Sheets are maintained by Pink Sheets LLC, a quotation service that collects and publishes market maker quotes for over-the-counter securities. The Pink Sheets is not a stock exchange or a regulated entity. Price quotations are provided by over-the-counter market makers and company information is provided by the over-the-counter companies.

Effects on the Cashed-Out Stockholders

        Stockholders holding fewer than 25 shares of common stock immediately prior to the Effective Time will cease to be stockholders of the Company. They will lose all rights associated with being a stockholder of the Company, such as the rights to attend and vote at stockholder meetings and receive dividends and distributions. These stockholders will receive the right to be paid $1.85 in cash without interest for each share of common stock owned immediately prior to the Reverse Stock Split. Such stockholders will be liable for any applicable taxes, but will not be required to pay brokerage fees or service charges. Promptly after the Effective Time, we will send a transmittal letter explaining to such stockholders how they can surrender their share certificates in exchange for cash payment. The length of time between the Effective Time and the date on which stockholders will receive their cash will depend, in part, on the amount of time taken by each stockholder to return his or her stock certificates with a properly completed letter of transmittal. No cash payment will be made to any stockholder until he or she has surrendered his or her outstanding certificate(s), together with the letter of transmittal, in accordance with the terms of the letter of transmittal. Following the surrender of share certificates in accordance with the terms of the letter of transmittal, stockholders should receive their cash payments within approximately 14 business days. No interest will be paid on the cash payment at any time.

        Stockholders holding fewer than 25 shares of common stock will have no further right to vote as a stockholder or to share in our assets, earnings or profits following the Effective Time. It will not be possible for cashed-out stockholders to reacquire an equity interest in the Company unless they purchase an interest from a remaining stockholder following the transaction. Our Board of Directors believes that these factors are mitigated by the ability of any stockholder who wishes to remain a stockholder to increase his or her holdings in the Company to at least 25 shares of common stock prior to the transaction by purchasing shares on the open market or otherwise acquiring additional shares of common stock prior to the effective date of the Reverse Stock Split.

Effects on the Unaffiliated Remaining Stockholders

        Stockholders holding 25 or more shares of common stock immediately prior to the Effective Time will continue to be stockholders of the Company, will receive no cash in the transaction and, following the Forward Stock Split, will hold the same number of shares as they held prior to the Reverse Stock Split. The percentage ownership by such unaffiliated remaining stockholders of the total outstanding shares after the Reverse/Forward Stock Split will not change materially due to the limited number of common shares expected to be reacquired and retired in the transaction.

        Stockholders who continue to be stockholders of the Company after the transaction will experience reduced liquidity of their shares of common stock. Our common stock will be traded on the Pink Sheets and, as such, we anticipate that information relating to the trading of our common stock will be published in the Pink Sheets, but there can be no assurance of any trading in, or market for, our common stock.

        Stockholders who continue to be stockholders of the Company after the transaction will not receive or have access to exactly the same level of financial and other business information about the Company as they would if the Company continued to make public disclosures pursuant to the Exchange Act. Following the transaction, however, stockholders will continue to have the right, upon written request to the Company, to receive certain information in appropriate circumstances, to the extent provided by the Delaware General Corporation Law, including, for example, the right to view and copy the corporation's stock ledger, a list of its stockholders and other books and records, provided that the requesting party is a stockholder, makes the request in the form required by statute, and does so for a proper purpose.

        Our Board of Directors also believes that, following the transaction, the remaining stockholders will benefit from the savings in direct and indirect operating costs to the Company resulting from the Company no longer being required to maintain its public company status. Remaining stockholders will have the opportunity to participate in the Company's future growth and earnings as the Company goes forward as a more streamlined entity without the costs of compliance with SEC reporting requirements.

        At the same time, the fact that the Company will no longer be required to meet these requirements will not affect the products and services the Company provides to its customers. Therefore, the net gain to the Company will be enjoyed by the remaining stockholders. Our Board of Directors believes that the cost savings the Company is expected to realize as a result of the transaction outweigh any loss of liquidity that the remaining stockholders will experience. As stated earlier, the average daily trading volume of the stock from January 1, 2009 to March 16, 2009 was approximately 16,508 shares per day. During that period, however, there were 20 trading days on which our common stock did not trade at all. In total, the current liquidity in the Company's common stock is negligible. With respect to remaining stockholders, our Board of Directors noted that any effect of this transaction on their liquidity may be mitigated by the fact that the shares will be listed on the Pink Sheets. As such, given the already existing lack of liquidity and the potentially large costs savings and improved margins of the Company's operations, the additional loss of liquidity was not heavily weighed by our Board of Directors.

Effects on the Affiliated Remaining Stockholders

        Affiliates of the Company, consisting of certain of the Company's largest stockholders, executive officers and directors, will participate in the transaction to the same extent as non-affiliates.

        The affiliates of the Company currently own sufficient shares of common stock (over 25 each) so that they will continue to be stockholders after the transaction. As with all other remaining stockholders of the Company, the percentage ownership by the affiliates of the total outstanding shares after the transaction will not change materially due to the limited number of common shares expected to be reacquired and retired in the transaction. However, as with the other remaining stockholders, the value of the continuing interests of the affiliates in the Company may be reduced by the cash payments made to effect the transaction and such affiliated remaining stockholders will also experience reduced liquidity of their shares of common stock.

        The executive officers and directors of the Company will retain their respective positions with the Company following the transaction.

Background of the Reverse Stock Split and Forward Stock Split

        The Company, in its present form, has been public since 1992. Over the past several years, the Company has faced an illiquid market for the Company's common stock, limited benefits realized from our public company status and increasing costs incurred, and estimated to be incurred going forward, related to our public company status. As a result of these challenges, management, particularly Mark A. Miller, our President and Chief Executive Officer, and Mr. Mallon, began to discuss the relative costs and benefits of continuing our status as a public reporting company and the possibility of conducting a "going private" or "going dark" transaction that would result in the termination of our status as a public reporting company. While discussions took place between individual directors, the issue did not reach our full Board of Directors until August 24, 2007, and again on November 6, 2007; however, the matter was discussed only preliminarily and informally. On December 14, 2007, our Board of Directors (with the exception of William Heller, who was not in attendance) first formally discussed a "going dark" transaction and consulted with Mr. Mallon on potential methods open to the Company for "going dark" and on cost-savings that could result from such a transaction; however, the decision to remain public was deferred at that meeting due to the fact that the SEC had deferred by one year the requirement for certain companies, including New Horizons, to fully comply with Section 404 of the Sarbanes-Oxley Act.

        In preparation for the December 14, 2007 meeting, our Board of Directors directed Mr. Mallon to explore the possibility and potential methods of reducing our number of stockholders of record to fewer than 300 in order to terminate the registration of our common stock under the Exchange Act and the reporting obligations associated therewith. Due to our Board of Directors decision to postpone detailed discussion of a "going dark" transaction, the potential alternative methods and transactions to "go dark" as prepared by Mr. Mallon were shelved for future detailed discussion. For a more detailed description of the potential methods of "going dark" as prepared by Mr. Mallon for our Board of Directors, please see the section entitled "SPECIAL FACTORS—Alternatives Considered" in this proxy statement.

        Due to the requirement for certain companies, including New Horizons, to now fully comply with Section 404 of the Sarbanes-Oxley Act in 2009, and the anticipated required costs and effort of such compliance, discussions relating to a possible going private transaction informally resumed among Mr. Miller, Mr. Mallon, and our Board of Directors and Mr. Miller decided to place this issue on our Board of Director's agenda at the regularly scheduled meeting of our Board of Directors to be held on March 3, 2009. The agenda of the meeting included regular operational reports by management to our Board of Directors, as well as an agenda item to specifically and formally discuss a going private transaction. On March 3, 2009, our Board of Directors evaluated management's recommendation to consider the advisability of the Company suspending its public reporting obligations. Our Board of Directors also reviewed the possible alternatives available to the Company and the related advantages and disadvantages to the Company and our stockholders of each of the options considered as prepared by Mr. Mallon for the December 14, 2007 meeting of our Board of Directors. Our Board of Directors did not ask Mr. Mallon to revise or update the "going dark" analysis as originally prepared for the December 14, 2007 meeting other than to generally review and confirm that those methods of "going dark" were still available options to the Company. Due to the fact that Mr. Mallon's summary of options was a general review of the alternative types of transactions open to the Company, our Board of Directors determined no other updating was needed. After review, Mr. Mallon confirmed that the potential alternative methods and transactions to "go dark" as prepared by Mr. Mallon were all still applicable and available to the Company.

        In deliberating the "going dark" transaction, our Board of Directors thoroughly reviewed and discussed the recurring expense and burden of maintaining many small stockholder accounts and the costs associated with maintaining our reporting requirements under the Exchange Act and determined that such expenses were not cost efficient for the Company.

        Our Board of Directors also concluded that our stockholders derive little benefit from our status as a reporting company under the Exchange Act. Such benefits not utilized to any significant degree include access to the public markets for purposes of raising capital and for acquisitions, access to public markets for liquidity purposes for our stockholders and the prestige of being a publicly held reporting company, which can be helpful in recruiting, attracting and retaining key officers, directors and staff. Our Board of Directors observed that we have been able to successfully finance our operations through internally generated profits from operations, through sales of shares of preferred stock that are not registered under the Exchange Act and from traditional bank financing.

        In terms of stockholder liquidity, our Board of Directors reviewed the limited liquidity of our common stock on the Over-The-Counter Bulletin Board and determined that this thin trading market did not provide our stockholders with tangible access to liquidity and also noted that trading in our common stock after the "going dark" transaction will occur as facilitated by publication of trading information concerning our stock in the "Pink Sheets" or in privately negotiated sales.

        Our Board of Directors further concluded that we have recruited, and have historically been able to recruit, adequate staff and personnel and did not have the need to be a publicly held and reporting company in order to attract and retain capable managers and personnel. Our Board of Directors noted that the Company is adequately staffed to meet current and future foreseeable needs.

        Our Board of Directors also concluded that, as a private, non-reporting company, management would have increased flexibility to consider and initiate actions that may produce long-term benefits and growth without the pressure and expectation to produce quarterly earnings per share growth.

        As a result of the above analysis and determinations, our Board of Directors, at its March 3, 2009 meeting, unanimously authorized, and recommended that, subject to final analysis regarding valuation the Company's common stock and final analysis of fairness to the stockholders of the Company, the Company should pursue a going private transaction and propose such transaction to the Company's stockholders for approval. In connection with the proposed going private transaction, the Company would seek to reduce the number of holders of our common stock to less than 300, thereby enabling us to elect (i) to terminate the registration of our common stock under the Exchange Act, and (ii) to suspend our obligation to file annual and periodic reports, such as Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, Current Reports on Form 8-K, Proxy Statements and Annual Reports as required under Regulation 14A under the Exchange Act, and to make other filings or take other actions under federal securities laws, such as the Sarbanes-Oxley Act, generally, although our remaining stockholders will have the right to inspect the books and records and receive financial statements of the Company in accordance with the applicable provisions of the Delaware General Corporation Law. Although our Board of Directors' decision on March 3, 2009, was conditioned upon finalization of valuation and subsequent fairness analysis by our Board of the Directors, our Board of Directors was confident that the Company would be in a position to follow through with the transaction due to the fact that the numbers of shares of common stock to be retired in such a transaction would be very small.

        At its March 3, 2009 meeting, our Board of Directors evaluated the potential substantive and procedural fairness of a going private transaction, the desired structure of the transaction and the other terms and conditions of any such transaction. Our Board of Directors also considered the purposes and effects of a possible going private transaction and ultimately determined, for the reasons described in this proxy statement, that the Reverse/Forward Stock Split and cash payment in lieu of issuing fractional shares was the method that would best meet the needs of the Company and our stockholders. Our Board of Directors also determined at its March 3, 2009 meeting that it would be in the best interest of the Company and our stockholders to engage an independent financial advisor for the purpose of assisting the Company in evaluating, from a financial perspective, the fairness of the consideration to be paid to stockholders in the transaction. Our Board of Directors also consulted with Morgan, Lewis & Bockius LLP regarding the Reverse/Forward Stock Split, including the requisite stockholder approval required for the transaction.

        Our Board of Directors authorized the engagement of Baker-Meekins on March 3, 2009 to advise our Board of Directors and deliver a fairness opinion with respect to the Reverse Stock Split and cash payment in lieu of issuing fractional shares. Our Board of Directors felt that Baker-Meekins offered substantial value to our Board of Directors, the Company and its stockholders by providing extensive experience at reasonable cost. Our Board of Directors consulted with Mr. Mallon regarding Baker-Meekins' past work for the Company, which was composed of goodwill impairment and enterprise valuations in order to aid the Company valuing stock option grants. Mr. Mallon confirmed to our Board of Directors that Baker-Meekins' past work for the Company was excellent and informed our Board of Directors that he had contacted Baker-Meekins in January ahead of our Board of Directors' meeting and that, in response to his inquiries about a possible fairness opinion, Baker-Meekins had provided an engagement letter to Mr. Mallon in expectation of potentially aiding the Board of Directors with a fairness opinion related to the Reverse Stock Split valuations. Our Board of Directors also noted that Baker-Meekins has provided independent opinions of the value of businesses and securities since 1987 and that Baker-Meekins is a "Qualified Appraiser" as provided in the Internal Revenue Code and in the American Jobs Creation Act of 2004.

        At its meeting on March 17, 2009, our Board of Directors and Mr. Mallon discussed the methodologies proposed by and used by Baker-Meekins and the initial valuation analysis of Baker-Meekins regarding consideration to be paid to stockholders in lieu of issuing fractional shares in the proposed transaction. After these discussions among the Board, Mr. Mallon and Baker-Meekins, our Board of Directors unanimously approved and adopted the proposed transaction described in this proxy statement subject to finalization of Baker-Meekins' valuation analysis.

Summary of Fairness Opinion

        As stated above, in connection with the proposed transaction, our Board of Directors engaged Baker-Meekins to render an opinion as to the fairness, from a financial point of view, of the consideration to be paid in the transaction. Subsequently, Baker-Meekins delivered its written fairness opinion on March 24, 2009.

        On March 17, 2009, all of the members of our Board of Directors held a teleconference with Baker-Meekins to review their valuation of the Company for purposes of establishing a range of values (expressed in terms of price per share) to pay to those stockholders of fractional shares following the intended 1-for-25 reverse stock split. During the presentation, a range of equity values using the guideline public company analysis of $52.2 million to $69.2 million was presented, and a range of equity value using the discounted cash flow ("DCF") analysis (of $60.1 million to $67.8 million was presented. Baker-Meekins selected a range of equity values, considering each of the ranges of equity values based on the two separate valuation methodologies, of $59.2 million to $64.2 million. To arrive at the range of equity values, Baker-Meekins added Federal Net Operating Loss carryforwards ("NOLs") as reflected in the Company's draft Annual Report on Form 10-K for the year ended December 31, 2008, to, and subtracted outstanding indebtedness from, the ranges of enterprise values determined through the DCF and guideline public company analyses. The DCF analysis relied on projections provided by Company management for fiscal years 2009 through 2013, and the forecast was extended one year to reflect a more normalized level of growth to capitalize into perpetuity. Cost of capital was developed using the Capital Asset Pricing Model ("CAPM"). The guideline public company analysis utilized EBITDA, NOPAT and price to forecast earnings metrics developed from the selected group of guideline companies. The range of equity values per share was determined using the Option Pricing Model ("OPM"), which treats the preferred and common stock as call options on the Company's value. Our Board of Directors was presented with a range of equity values per share of $2.11 to $2.30.

        However, during the presentation by Baker-Meekins, several members of our Board of Directors questioned the underlying projections used by Baker-Meekins in arriving at the DCF valuation. The projections used by Baker-Meekins had been prepared by the Company in December 2008. However, the volume of business across the Company's network had softened in the first fiscal quarter of 2009, and, in light of the recent global economic downturn, our Board of Directors was concerned that the Company's projections in December 2008 were too optimistic. Specifically underlying our Board of Directors' concern was the fact that our results of operations are materially affected by conditions in the economy generally. Recently, concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the U.S. mortgage market and a declining U.S. real estate market have contributed to increased volatility and diminished expectations for the economy and corporate and consumer spending. These factors, combined with volatile oil prices, declining business and consumer confidence and increased unemployment, have precipitated an economic slowdown and national recession. Our Board of Directors concluded that these events and the continuing market upheavals are likely to have an adverse effect on us because we are dependent upon corporate and consumer spending behavior and concluded that our revenues are likely to decline in such circumstances. In addition, our Board of Directors concluded that, in the event of extreme and prolonged market events, such as the global credit crisis, the Company could incur significant loss of revenue. As such, our Board of Directors concluded that the Company's financial projections in December 2008 did not accurately reflect these risks, trends and concerns.

        To revise the DCF analysis, our Board of Directors asked the Company's management, specifically, Mr. Mallon, to prepare three financial forecasts/scenarios for Baker-Meekins to use in revising their DCF valuation: a "downside" scenario, a "likely" scenario, and an "upside" scenario, to reflect the Company's possible performance outcomes. On March 19, Mr. Mallon provided Baker-Meekins with three separate forecast models for the years 2009 through 2013 reflecting the aforementioned scenarios. Management's forecast was extended one year through 2014 to reflect a more normalized level of growth to be capitalized into perpetuity. The downside scenario projections assume little growth in year one of the forecast, attempting to capture the economic situation as it stood in March 2009, while the upside scenario projections assumed double digit growth in the same year. The likely scenario fell between the downside and upside scenarios. Revenue growth in the remaining forecast periods was similar for each scenario.

        Cost of capital was calculated using CAPM and was assumed to be the same for each forecast scenario. An all equity cost of capital was utilized since the Company had forecast to pay down all debt in year one of the forecasts. Baker-Meekins then prepared a sensitivity analysis around cost of capital (+/- 0.5%) and long-term growth rates (+/- 0.5%) for each of the projected scenarios. From the sensitivity analysis, Baker-Meekins was able to develop lower, middle and upper level enterprise values by pairing cost of capital and long-term growth rates (lower bound was determined using the highest cost of capital and lowest long-term growth rate, middle was determined using the middle cost of capital and long-term growth rate, and the upper bound was determined using the lowest cost of capital and highest long-term growth rate). Therefore, for each of the three scenarios, three indications of value were developed.

        To determine equity values, Baker-Meekins made adjustments for outstanding indebtedness of $714,000 and the present value of tax savings resulting from the utilization of NOL carryforwards. The value of the NOL carryforwards varied for each scenario based on the expected taxable operating income provided in management's projections.

        Each of the scenarios was then weighted. Based on conversations between Baker-Meekins, Mr. Mallon and our Board of Directors on March 20, 2009, it was determined that the most appropriate weightings would be 35.0% for the downside scenario, 50.0% for the likely scenario and 15.0% for the upside scenario. Our Board of Directors felt the downside scenario, under which the Company's business would be negatively affected by the global economic downturn, should be given more weight than the upside scenario. The range of equity values was then chosen, which represented the weighted average lower bound, likely and upper bound scenarios. Equity values determined using the DCF ranged from $51.7 million to $58.3 million.

        In selecting guideline public companies for the guideline public company analysis, Baker-Meekins first searched for firms involved primarily in the information technology training industry. Two companies, Learning Tree International, Inc. and SkillSoft plc, were found to meet this criterion. As only two companies were found that met this limiting criterion, the search was expanded to include firms that were involved in the education services and e-learning business, with an IT/Technology segment. From this expanded criterion, four additional companies were chosen: Lincoln Educational Services Corp., ITT Educational Services, Inc., Devry Inc. and Strayer Education, Inc. For financial and descriptive information on publicly traded companies, Baker-Meekins relied on information from Annual Reports on Forms 10-K and Quarterly Reports on Forms 10-Q as filed with the SEC, OneSource Information Services and other available public sources. While there were differences in the size, product offerings and strategy of the aforementioned public companies and the Company, Baker-Meekins believed they were, as a group, the best proxy for the Company in the public securities markets. As a note, Baker-Meekins has performed valuation services for the Company in the past during which the selection of appropriate guideline companies was discussed with management.

        The financial statements of each of the guideline companies were reviewed to see if any adjustments were required. In all cases, Baker-Meekins focused on income before extraordinary items. In addition, where material nonrecurring gains or losses have been included in results from continuing operations, these items were reclassified as extraordinary. Excess cash and marketable securities and non-operating assets were deducted from the assets of the guideline companies. Offsetting adjustments were made to stockholders' equity. These adjustments were made so that calculations of profitability, capitalization and returns are based solely on assets used in the operation of the business. In addition, a normalized tax rate was applied to the earnings of each of the guideline companies based upon the combined state and federal tax rates for each company. The aforementioned adjustments were intended to render the financial statements consistent with each other and with those of the Company.

        Multiples were then derived between total market capitalization for the guideline public companies and each of the following: latest twelve months revenue; latest twelve months EBITDA; latest twelve months NOPAT; projected 2009 revenue; projected 2009 EBITDA; projected 2009 NOPAT and price to forecast earnings. Projected 2009 figures for the guideline companies were derived from information obtainable in available analyst reports. However, revenue multiples were not utilized in the analysis since the values from the implied multiples did not confirm the values indicated by the profitability metrics. Additionally, the forward-looking valuation metrics were updated to reflect the weightings attributed to each scenario. To account for performance differences and other risk factors, multiples based upon the guideline public companies that range around the third quartile of the guideline companies were selected. A range of enterprise values of $38.0 million to $55.0 million was determined.

        After developing a range of enterprise values based on the aforementioned profitability metrics and the multiples developed from the guideline companies, adjustments were made for outstanding indebtedness of $714,000 and the present value of tax savings resulting from the utilization of the NOL carryforwards to determine a range of equity values. Since the NOL carryforwards varied for each scenario utilized in the DCF analysis based on the expected taxable operating income provided by management's projections, a weighted average present value of tax savings was determined based on the weightings of each scenario approved by the Company's management and our Board of Directors. The guideline public company analysis concluded with a range of equity values of $44.9 million to $61.9 million

        Baker-Meekins then selected a range of equity values of $51.0 million to $57.0 million, which fell within the ranges of equity values determined using the DCF and guideline public company analyses. To determine equity value per share, the OPM was utilized, which treats preferred and common stock as call options on the enterprise's value, with exercise prices based on the liquidation and conversion preferences of the preferred stock, and based on the common equity per-share values equal to outstanding option and warrant exercise prices. Allocation of the aforementioned range of equity values using the OPM provided for a range of equity values per share from $1.79 to $2.02. The revised analysis with the final weightings of the scenarios was provided to our Board of Directors on March 20, 2009. Our Board of Directors advised Baker-Meekins that a new presentation was not necessary however summary valuation schedules of the new analyses were required.

        On March 24, 2009, all of the members of our Board of Directors reconvened telephonically to consider the updated valuation by Baker-Meekins, which was delivered on March 20, 2009 and which is summarized below under the heading "Amended Analysis." Our Board of Directors was satisfied that the new range of values was based on more current and comprehensive projections, and accordingly accepted and expressly adopted Baker-Meekins' fairness analysis and opinion. Based upon this new valuation, our Board of Directors established the price-per-share of $1.85 for shares to be reacquired following the intended 1-for-25 reverse stock split. Our Board of Directors felt the price of $1.85 per share was fair to both selling and continuing shareholders as it reflects the current intrinsic value of the Company and was a substantial premium over recent closing market prices for the Company's common stock. Also on March 24, 2009, our Board of Directors (including all non-employee directors of the Company) unanimously approved the transaction.

        Baker-Meekins' March 17, 2009 presentation to the Board and March 20, 2009 revised DCF and Company valuation schedules have been filed with the SEC as an exhibit to the Company's Schedule 13E-3. Baker-Meekins agreed to the filing the documents with the Schedule 13E-3.

Background for Fairness Opinion

        The preparation of Baker-Meekins' opinion was a complex process and is not necessarily susceptible to partial analysis or summary description. Nevertheless, the following is a brief summary of the written opinion of Baker-Meekins addressed to our Board of Directors, and subject to the assumptions, qualifications and limitations set forth in its opinion, that the consideration to be paid in the proposed transaction is fair, from a financial point of view, to the Company's shareholders.

        The opinions expressed by Baker-Meekins in its fairness opinion letter are subject to the following assumptions and limiting conditions:

  •
  The information, estimates and opinions contained in its opinion were obtained from sources considered reliable; however, no liability for such sources is assumed by Baker-Meekins.

  •
  Baker-Meekins relied upon the accuracy and completeness of information supplied by the Company without further verification thereof. Baker-Meekins assumed that all financial statements were prepared in conformity with generally accepted accounting principles unless informed otherwise.

  •
  Baker-Meekins' opinion is for the information of our Board of Directors and stockholders of the Company and may not be used for any other purpose without Baker-Meekins prior written consent, provided however, that the Company is entitled to publish, quote and summarize all or part of its opinion in any document that is filed with the SEC or delivered to the Company's stockholders pursuant to applicable securities laws, rules and regulations.

  •
  Baker-Meekins is not required to give testimony in court, or be in attendance during any hearings or depositions with reference to the Company and Baker-Meekins, unless previous arrangements have been made.

  •
  The opinion is valid only as of the date thereof and only for the purpose specified therein. The opinion presented by Baker-Meekins may not be used out of the context presented therein. It is also stated that the opinion is not to be used for any purpose other than that stated.

  •
  The Baker-Meekins professionals who worked on the Company's engagement do not have any present or contemplated future interest in the Company, any personal interest with respect to the parties involved, or any other interest that might prevent Baker-Meekins from providing an unbiased opinion. Baker-Meekins' compensation is not contingent on an action or event resulting from the analyses, opinions or conclusions in, or use of, the opinion letter.

        In rendering its opinion, Baker-Meekins relied, without independent verification, on the accuracy and completeness of all financial and other information reviewed by it that was publicly available or furnished to it by or on behalf of the Company. Baker-Meekins did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor was it furnished any such evaluations or appraisals. Baker-Meekins' opinion is based upon the economic and financial conditions existing on the date of its opinion.

        Based upon and subject to the foregoing, it is Baker-Meekins' opinion that, as of March 24, 2009, the cash consideration proposed to be paid in connection with the transaction is fair, from a financial point of view, to the stockholders of the Company.

        The full text of Baker-Meekins' updated written opinion and report is attached as Annex C and should be read carefully in its entirety. The Baker-Meekins written opinion and related valuations and appraisals referenced in this proxy statement will be made available for inspection and copying at the principal executive offices of the Company at 1 West Elm Street, Suite 125, Conshohocken, Pennsylvania 19428 (Phone Number: 484.567.3000) during regular business hours by any interested holder of the Company's securities or any representative who has been designated in writing.

        Baker-Meekins' opinion is directed to the Company's Board of Directors and relates only to the fairness of the transaction to the shareholders, from a financial point of view, does not address any other aspect of the transaction and does not constitute a recommendation to any shareholder with respect to the transaction or any other matter being considered by the shareholders.

        The following is a summary of the material financial analysis that Baker-Meekins performed in connection with the rendering of its opinion, which analysis was presented to our Board of Directors at its meeting on March 17, 2009, and subsequently updated on March 20, 2009 and reviewed by our Board of Directors at its meeting on March 24, 2009.

Factors Considered

        A number of factors determine the value of a company's stock. These factors include, but are not limited to, the company's size, profitability, financial strength, competitive environment, future prospects, market diversification, market position, demand, and dependence on key personnel. With respect to the Company, Baker-Meekins considered the following:

  •
  The Company has been publicly traded since 1992 and currently trades over-the-counter under the ticker symbol NEWH.OB;

  •
  the Company competes with in-house training departments, independent education and training organizations, computer retailers, computer resellers and others;

  •
  the Company's customers are predominantly employer-sponsored individuals from a wide range of public and private companies;

  •
  the Company is closely aligned with the IT industry in order to support ever-changing software programs, maintaining partnerships with a number of companies including Microsoft and Cisco;

  •
  the Company's global footprint enables it to meet the needs of international and multi-national clients;

  •
  the Company's renewed focus on becoming a world-class franchisor will enhance its profitability; and

  •
  the Company's small footprint model, which allows for a lower cost base due to decreased square footage and fewer fixed-cost employees, offers increased flexibility and greater profitability.

Approaches to Value

  Types of Valuation Approaches

        To develop an estimate of value for a business, three traditional valuation approaches are initially considered: the market approach, the income approach and the asset approach. The nature and characteristics of the business and the objective of the engagement indicate which approach is, or approaches are, most applicable for valuation purposes.

  Market Approach

        The market approach values a business by reference to guideline companies, for which values are known. The market approach has two principal methodologies, the guideline public company methodology and the guideline acquisition methodology. The guideline public company methodology derives valuation multiples from the operating data and share prices of similar publicly traded companies. These valuation multiples are evaluated and adjusted based upon the relative strengths and weaknesses of the guideline public companies and the subject company. Once evaluated, the valuation multiples are then applied to the operating data of the subject company to derive a range of values. The guideline acquisition methodology focuses on comparisons between the subject company and guideline acquired public or private companies. In this fashion, an acquirer's relative valuation of the selling firm's earnings, cash flow, revenues and capitalization can be used to derive an additional indication of value. However, the valuation may be skewed depending upon the particular synergies of the target and acquiring firms.

        The guideline public company methodology is commonly thought to yield a valuation on a minority interest basis, while the guideline acquisition methodology, through a controlling ownership position, yields a valuation on a controlling interest basis.

  Income Approach

        The income approach values a business based upon the future benefits that will accrue to it, with the value of the future economic benefits discounted back to a present value at some appropriate discount rate. The discount rate reflects all the risk of ownership and the associated risks of realizing the prospective economic income stream.

        Within the income approach, two methods are commonly used to value an investment, DCF and capitalization of earnings. A DCF analysis forecasts future revenues and the free cash flow associated with those revenues. Free cash flow is defined as net operating profit after tax from continuing operations, after considering the investment in working capital and fixed assets that would be required to sustain operations. The forecast free cash flows are then discounted back, at an appropriate discount rate, to determine the present value of the expected cash flows. A capitalization of earnings analysis is similar to a DCF analysis in that the value of the investment is derived from its expected economic income. However, a capitalization of earnings analysis uses a single year's estimated free cash flow and converts it into a value in one step by dividing free cash flow from operations by a capitalization rate. The capitalization rate is equal to an appropriate discount rate less a forecast sustainable growth rate. Therefore, the difference in determining value between the two methodologies is that the DCF methodology allows for the use of varying inputs whereas the capitalization of earnings methodology uses a stabilized or a normalized level of profitability and investment.

        The income approach can produce either a control value or a minority value, depending on the model inputs regarding the valuation variables.

  Asset Approach

        The asset approach considers the underlying value of a company's individual assets net of its liabilities. The asset approach uses a balance sheet, as close as possible to the valuation date, as a basis for determining value. The "Adjusted Book Value" methodology commonly associated with the asset approach restates the assets and liabilities, including those that are unrecorded, from book value to market value. The asset approach is generally most applicable in a liquidation scenario or in a scenario whereby the aggregate value of the individual underlying assets is greater than the value derived collectively from the assets as employed in the business.

  Selection of Valuation Techniques

  Valuation Approaches

        In our analysis of the Company, we have taken into consideration the income and cash-generating capability of the Company. Typically, an investor contemplating an investment in a company with income and cash-generating capabilities similar to the Company will evaluate the risks and returns of the investment on a going concern basis.

        After considering all approaches to value, we have utilized the DCF income-based methodology and the guideline public company market-based methodology. The asset approach was not utilized in our analysis because this approach does not capture the economic value of a going concern. Specifically, while the Company has significant investments in tangible assets, primarily computer equipment, software and accounts receivable, we believe an investor would evaluate the Company based primarily upon the aggregate earning and cash flow generating capability of the Company's combined assets, rather than on the basis of individual asset values. In addition, while we did consider the guideline transaction market methodology, as we are valuing the Company on a minority interest basis and after considering the synergies generally involved in transactions, we have not utilized the guideline transaction market methodology.

        In applying each valuation methodology, we focus on determining the market value of total capitalization. The market value of interest-bearing debt is then subtracted and the market value of non-operating assets is added to determine the market value of total common equity.

        The value we derive for the Company represents the value of the Company to its current shareholders, given current expectations and taking into account anticipated operating and investment strategies. From a shareholder's point of view, this is the figure that offers a return, in both price appreciation and dividend yield, equal to that available in securities of similar risk traded on open markets. The value equates to a price of the Company's shares in a market characterized by an orderly dissemination of information about freely traded assets, in effect an efficient market.

        The following is a summary of the analyses performed by Baker-Meekins in connection with its fairness opinion:

  Original Analysis

        On March 17, 2009, our Board of Directors held a teleconference with Baker-Meekins to review their valuation of the Company, for purposes of establishing a range of values (expressed in terms of price per share) to pay to those stockholders of fractional shares following the Reverse Stock Split. During the presentation, a range of equity values using the guideline public company analysis of $52.2 million to $69.2 million was presented, and a range of equity value using the DCF analysis of $60.1 million to $67.8 million was presented. Baker-Meekins selected a range of equity values, considering each of the ranges of equity values based on the two separate valuation methodologies, of $59.2 million to $64.2 million. To arrive at the range of equity values, Baker-Meekins added NOL's as reflected in the Company's draft Annual Report on Form 10-K for the year ended December 31, 2008, to, and subtracted outstanding indebtedness from, the ranges of enterprise values determined through the DCF and guideline public company analyses. The DCF analysis relied on projections provided by the Company's management for fiscal years 2009 through 2013, and the forecast was extended one year to 2014 to reflect a more normalized level of growth to capitalize into perpetuity. Cost of capital was developed using the CAPM. The guideline public company analysis utilized EBITDA, NOPAT and price to forecast earnings metrics developed from the selected group of guideline companies. The range of equity values per share was determined using the OPM, which treats the preferred and common stock as call options on the Company's value. Our Board of Directors was presented with a range of equity values per share of $2.11 to $2.30.

        However, during the presentation by Baker-Meekins, several members of our Board of Directors questioned the underlying projections used by Baker-Meekins in arriving at their DCF valuation. The projections used by Baker-Meekins had been prepared by Mr. Mallon and the Company's management in December 2008. However, the volume of business across the Company's network softened in the first fiscal quarter of 2009, and, in light of the recent global economic downturn, our Board of Directors was concerned that the Company's projections in December were too optimistic. To revise the DCF analysis, the Board asked Mr. Mallon to prepare three financial forecasts/scenarios for Baker-Meekins to use in revising their DCF valuation: a "downside" scenario, a "likely" scenario, and an "upside" scenario, to reflect the Company's possible performance outcomes. On March 19, Mr. Mallon provided Baker-Meekins with three separate forecast models for the years 2009 through 2013 reflecting the aforementioned scenarios with which to revise the analysis.

  Amended Analysis

  Discounted Cash Flow Methodology

        As stated above, our Board of Directors asked the Company's management, specifically, Mr. Mallon, to prepare three financial forecasts/scenarios for Baker-Meekins to use in revising their DCF valuation: a "downside" scenario, a "likely" scenario, and an "upside" scenario, to reflect the

Company's possible performance outcomes. On March 19, Mr. Mallon provided Baker-Meekins with three separate forecast models for the years 2009 through 2013 reflecting the aforementioned scenarios. The forecast was extended one year through 2014 to reflect a more normalized level of growth to be capitalized into perpetuity. The downside scenario projections assume little growth in year one of the forecast, attempting to capture the economic situation as it stood in March 2009, while the upside scenario projections assume double digit growth in the same year. The likely scenario falls between the downside and upside scenarios. Revenue growth in the remaining forecast periods was similar for each scenario.

        The cash flows for each set of forecasts were discounted to a present value using a discount rate of 16.47%, based on an estimate of the Company's weighted average cost of capital, which represents the blended after-tax costs of debt and equity. Cost of capital was calculated using the CAPM and was assumed to be the same for each forecast scenario.

        In developing the discount rate, the after tax cost of debt is simply the marginal cost of debt less the tax savings from the interest deduction. A pre-tax cost of debt was estimated at 3.52%, the rate on the revolving credit facility entered into October 1, 2008 with PNC Bank equal to the LIBOR (assuming 3-month) rate plus 2.25%. The after tax cost of debt was estimated at 2.18%.

        The cost of equity considers both business and financial risk. The "risk-free rate" is typically represented by the yield on the 20-year government bond. However, at the valuation date, the return on the 20-year Treasury bond was approximately 3.05%, well below the treasury yields' historical mark. Therefore, Baker-Meekins utilized a risk-free rate of 4.50% to capture a normalized level of risk for future periods. The business risk was measured using beta, a statistical measure of the volatility of the equity returns on publicly traded equity securities. The Company's unlevered beta was estimated at 0.90, approximating the median of the unlevered betas for the selected guideline public companies. Betas were calculated over 5 years using weekly data. The guideline companies utilized are discussed in the review of the guideline public company market methodology. Financial risk has been incorporated using the Company's actual capital structure.

        Premiums are added to the risk-free rate, as equity investors require a greater expected return than the risk-free rate to compensate for the inherent risks of an equity investment versus an investment in US government bonds. A general market risk premium is typically added to the risk-free rate to reflect the additional return that investors in the stock market would require over and above the risk-free rate. The most recent studies compiled by Morningstar, detailed in their Valuation Edition, 2008 Yearbook, indicate that over time, returns associated with common stocks, as represented by the NYSE, have averaged 6.83% above the 20-year Treasury bond rate. The market risk premium is then adjusted by the beta factor.

        As size is an important factor in evaluating investment risk and, therefore, required rates of return, an additional premium is often added to reflect the fact that the subject company being valued may be considerably smaller than the public companies from which the beta statistics were derived. Size-based portfolios (deciles) are created using the entire universe of NYSE, AMEX, and NASDAQ listed securities dating back to 1926. Stocks in the 10th decile include companies with market capitalizations ranging from $1.922 million to $363.479 million, in the most recent Morningstar study. Again, referring to the most recent Morningstar studies, stocks with a total capitalization similar to the Company reflected an annual return of approximately 5.82% (10th decile) above the overall equity risk premium exhibited by the NYSE common stock index.

        Baker-Meekins applied each of these variables to determine a cost of equity of 16.47% for the Company as of the valuation date. An all equity cost of capital was utilized since the Company had forecast to pay down all debt in year one of the forecast and did not expect to carry debt balances in the future. Therefore, the Company's cost of capital, or required return, was estimated at 16.47% at December 31, 2008.

        The first step in the valuation process was to calculate the present value of the Company's discrete net cash flows for the periods specifically projected. Net cash flow is defined as net operating profit after taxes, plus depreciation and amortization expenses, and less annual capital expenditures and working capital investment. These cash flows were then discounted back at the Company's cost of capital. Next, the present value of the Company's terminal net cash flow was calculated. Our model normalized the previous year's cash flow projection, assuming that the Company will continue to operate and that such a cash flow level could be achieved into perpetuity. This normalized cash flow is capitalized at the Company's cost of capital less a long-term growth rate and then discounted back to a present value at the Company's cost of capital. The sum of these two present values determines the Company's market value of capitalization from operations. The discounted cash flow analysis implied an enterprise value of approximately $40.8 million for the downside scenario, approximately $51.0 million for the likely scenario and approximately $54.0 million for the upside scenario.

Discounted Cash Flow Analysis—Original Scenario submitted to our Board of Directors on March 17, 2009

	Forecast Period
	Fiscal Year Ending December 31,						Norm
Present Value of Discrete Net Free Cash Flows	2009	2010	2011	2012	2013	2014	2014
Operating income (EBIT)	$5,906	$8,563	$10,958	$13,118	$15,658	$17,076
Income taxes	(2,242)	(3,251)	(4,160)	(4,979)	(5,944)	(6,482)

NOPAT	3,664	5,313	6,798	8,138	9,714	10,594	10,594
Plus: Depreciation & amortization	1,034	1,088	1,170	1,276	1,401	1,241

Gross cash flow	4,699	6,400	7,968	9,414	11,115	11,835
Less: Capital expenditures	(1,500)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)
Less: Working capital investment	(1,642)	(839)	(739)	(769)	(850)	(840)	(420)

Net free cash flow	$1,556	$4,561	$6,230	$7,646	$9,265	$9,994	$10,174
Period (Mid-period convention)	0.5000	1.5000	2.5000	3.5000	4.5000	5.5000
Present value factor @ 16.47%	0.9266	0.7956	0.6831	0.5865	0.5036	0.4324

Present value of discrete cash flows	$1,442	$3,629	$4,256	$4,484	$4,666	$4,321
Total present value of discrete cash flows	$22,798

Present Value of Terminal Net Cash Flow
Fiscal 2014 net cash flow	$10,174
Long-term growth rate	3.0%

Fiscal 2015 net cash flow (Gordon growth)	$10,479
Capitalization rate (1)	13.47%
Capitalization multiple (2)	7.4
Terminal value	$77,812
Present value factor	0.4324

Present value of terminal value	$33,646

Valuation Summary
Interim flows value	$22,798
Terminal value	33,646

Total market value of capitalization	56,444

Discounted Cash Flow Analysis—"Downside Scenario"

	Forecast Period
	Fiscal Year Ending December 31,						Norm
Present Value of Discrete Net Free Cash Flows	2009	2010	2011	2012	2013	2014	2014
Operating income (EBIT)	$3,582	$5,891	$7,869	$9,608	$11,697	$12,865
Income taxes	(1,360)	(2,236)	(2,987)	(3,647)	(4,440)	(4,883)

NOPAT	2,222	3,655	4,882	5,961	7,257	7,981	7,981
Plus: Depreciation & amortization	1,034	1,088	1,170	1,276	1,401	1,241

Gross cash flow	3,257	4,742	6,052	7,237	8,658	9,222
Less: Capital expenditures	(1,500)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)
Less: Working capital investment	(1,351)	(818)	(702)	(730)	(812)	(730)	(365)

Net free cash flow	$405	$2,924	$4,350	$5,507	$6,846	$7,492	$7,616
Period (Mid-period convention)	0.5000	1.5000	2.5000	3.5000	4.5000	5.5000
Present value factor @ 16.47%	0.9266	0.7956	0.6831	0.5865	0.5036	0.4324

Present value of discrete cash flows	$376	$2,327	$2,971	$3,230	$3,448	$3,240
Total present value of discrete cash flows	$15,591

Present Value of Terminal Net Cash Flow
Fiscal 2014 net cash flow	$7,616
Long-term growth rate	3.0%

Fiscal 2015 net cash flow (Gordon growth)	$7,845
Capitalization rate (1)	13.47%
Capitalization multiple (2)	7.4
Terminal value	$58,252
Present value factor	0.4324

Present value of terminal value	$25,188

Valuation Summary
Interim flows value	$15,591
Terminal value	25,188

Total market value of capitalization, minority interest	40,779

Discounted Cash Flow Analysis—"Likely Scenario"

	Forecast Period
	Fiscal Year Ending December 31,						Norm
Present Value of Discrete Net Free Cash Flows	2009	2010	2011	2012	2013	2014	2014
Operating income (EBIT)	$4,822	$7,328	$9,492	$11,425	$13,730	$15,936
Income taxes	(1,830)	(2,782)	(3,603)	(4,337)	(5,212)	(6,049)

NOPAT	2,992	4,546	5,889	7,088	8,518	9,886	9,886
Plus: Depreciation & amortization	1,034	1,088	1,170	1,276	1,401	1,241

Gross cash flow	4,026	5,634	7,059	8,364	9,919	11,127
Less: Capital expenditures	(1,500)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)
Less: Working capital investment	(1,485)	(831)	(717)	(746)	(829)	(781)	(390)

Net free cash flow	$1,041	$3,803	$5,342	$6,618	$8,090	$9,346	$9,496
Period (Mid-period convention)	0.5000	1.5000	2.5000	3.5000	4.5000	5.5000
Present value factor @ 16.47%	0.9266	0.7956	0.6831	0.5865	0.5036	0.4324

Present value of discrete cash flows	$964	$3,025	$3,649	$3,881	$4,074	$4,041
Total present value of discrete cash flows	$19,636

Present Value of Terminal Net Cash Flow
Fiscal 2014 net cash flow	$9,496
Long-term growth rate	3.0%

Fiscal 2015 net cash flow (Gordon growth)	$9,781
Capitalization rate (1)	13.47%
Capitalization multiple (2)	7.4
Terminal value	$72,630
Present value factor	0.4324

Present value of terminal value	$31,405

Valuation Summary
Interim flows value	$19,636
Terminal value	31,405

Total market value of capitalization, minority interest	51,041

Discounted Cash Flow Analysis—"Upside"

	Forecast Period
	Fiscal Year Ending December 31,						Norm
Present Value of Discrete Net Free Cash Flows	2009	2010	2011	2012	2013	2014	2014
Operating income (EBIT)	$5,505	$8,118	$10,386	$12,421	$14,870	$16,473
Income taxes	(2,090)	(3,082)	(3,943)	(4,715)	(5,645)	(6,253)

NOPAT	3,415	5,036	6,443	7,706	9,225	10,220	10,220
Plus: Depreciation & amortization	1,034	1,088	1,170	1,276	1,401	1,241

Gross cash flow	4,450	6,124	7,613	8,982	10,626	11,461
Less: Capital expenditures	(1,500)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)
Less: Working capital investment	(1,559)	(839)	(725)	(755)	(839)	(809)	(404)

Net free cash flow	$1,390	$4,285	$5,889	$7,227	$8,787	$9,652	$9,816
Period (Mid-period convention)	0.5000	1.5000	2.5000	3.5000	4.5000	5.5000
Present value factor @ 16.47%	0.9266	0.7956	0.6831	0.5865	0.5036	0.4324

Present value of discrete cash flows	$1,288	$3,409	$4,022	$4,239	$4,425	$4,173
Total present value of discrete cash flows	$21,557

Present Value of Terminal Net Cash Flow
Fiscal 2014 net cash flow	$9,816
Long-term growth rate	3.0%

Fiscal 2015 net cash flow (Gordon growth)	$10,110
Capitalization rate (1)	13.47%
Capitalization multiple (2)	7.4
Terminal value	$75,073
Present value factor	0.4324

Present value of terminal value	$32,461

Valuation Summary
Interim flows value	$21,557
Terminal value	32,461

Total market value of capitalization, minority interest	54,019

        Baker-Meekins then prepared a sensitivity analysis around cost of capital (+/- 0.5%) and long-term growth rates (+/- 0.5%) for each of the projected scenarios. From the sensitivity analysis Baker-Meekins was able to develop lower, middle and upper level enterprise values by pairing cost of capital and long-term growth rates (lower bound was determined using the highest cost of capital and lowest long-term growth rate, middle was determined using the middle cost of capital and long-term growth rate, and the upper bound was determined using the lowest cost of capital and highest long-term growth rate). Therefore, for each of the three scenarios, three indications of value were developed.

Downside Scenario					Likely Scenario					Upside Scenario
		Long-Term Growth Rate					Long-Term Growth Rate					Long-Term Growth Rate
		2.5%	3.0%	3.5%			2.5%	3.0%	3.5%			2.5%	3.0%	3.5%
	16.0%	41,502	42,622	43,831		16.0%	51,937	53,333	54,841		16.0%	54,958	56,401	57,960
	16.5%	39,760	40,779	41,877		16.5%	49,770	51,041	52,410		16.5%	52,705	54,019	55,434
WACC	17.0%	38,142	39,073	40,073	WACC	17.0%	47,758	48,919	50,166	WACC	17.0%	50,613	51,813	53,102
MV of Cap		38,142	40,779	43,831	MV of Cap		47,758	51,041	54,841	MV of Cap		50,613	54,019	57,960
Less: Debt		(714)	(714)	(714)	Less: Debt		(714)	(714)	(714)	Less: Debt		(714)	(714)	(714)
Plus: NOL Tax Savings		7,310	7,310	7,310	Plus: NOL Tax Savings		7,659	7,659	7,659	Plus: NOL Tax Savings		7,843	7,843	7,843

Total MV of Equity		44,738	47,375	50,427	Total MV of Equity		54,704	57,986	61,786	Total MV of Equity		57,742	61,148	65,089

        To determine equity values, Baker-Meekins made adjustments for outstanding indebtedness of $714,000 and the present value of tax savings resulting from the utilization of NOL carryforwards. The present value of the NOL carryforwards varied for each scenario based on the expected taxable operating income provided in management's projections.

        Each of the scenarios was then weighted. Based on conversations between Baker-Meekins, Mr. Mallon and our Board of Directors on March 20, 2009, it was determined that the most appropriate weightings would be 35.0% for the downside scenario, 50.0% for the likely scenario and 15.0% for the upside scenario. Our Board of Directors felt the downside scenario, under which the Company's business would be negatively affected by the global economic downturn, should be given more weight than the upside scenario. The range of equity values was then chosen, which represented the weighted average lower bound, likely and upper bound scenarios. Equity values determined using the DCF ranged from $51.7 million to $58.3 million. This range was considered, in combination with the range of values concluded using the guideline public company analysis, in selecting an appropriate range of enterprise values for the Company.

Weighted DCF Equity Values

Scenario	Lower Bound	Weight	Value
Downside	44,738	35.0%	15,658
Likely	54,704	50.0%	27,352
Upside	57,742	15.0%	8,661
			51,672

Scenario	Middle	Weight	Value
Downside	47,375	35.0%	16,581
Likely	57,986	50.0%	28,993
Upside	61,148	15.0%	9,172
			54,746

Scenario	Upper Bound	Weight	Value
Downside	50,427	35.0%	17,650
Likely	61,786	50.0%	30,893
Upside	65,089	15.0%	9,763
			58,306

Equity Value	51,672	54,746	58,306
Rounded	51,700	54,700	58,300

        This analysis does not purport to be indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Baker-Meekins included this analysis because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, future capital expenditures, terminal values, and discount rates.

  Guideline Public Company Methodology

        In selecting guideline public companies for the guideline public company analysis, Baker-Meekins first searched for firms involved primarily in the information technology training industry. Two companies, Learning Tree International, Inc. and SkillSoft Plc, were found to meet this criterion. As only two companies were found that met this limiting criterion, the search was expanded to include firms that were involved in the education services and e-learning business, with an IT/Technology segment. From this expanded criterion, four additional companies were chosen: Lincoln Educational Services Corp., ITT Educational Services, Inc., Devry Inc. and Strayer Education, Inc. For financial and descriptive information on publicly traded companies, Baker-Meekins relied on information from Annual Reports on Forms 10-K and Quarterly Reports on Forms 10-Q filed with the SEC, OneSource Information Services and other available public sources. While there were differences in the size, product offerings and strategy of the aforementioned public companies and the Company, Baker-Meekins believed they were, as a group, the best proxy for the Company in the public securities markets.

        The financial statements of each of the guideline companies were reviewed to see if any adjustments were required. In all cases, Baker-Meekins focused on income before extraordinary items. In addition, where material nonrecurring gains or losses have been included in results from continuing operations, these items were reclassified as extraordinary. Excess cash and marketable securities and non-operating assets were deducted from the assets of the guideline companies. Offsetting adjustments were made to stockholders' equity. These adjustments were made so that calculations of profitability, capitalization and returns are based solely on assets used in the operation of the business. In addition, a normalized tax rate was applied to the earnings of each of the guideline companies based upon the combined state and federal tax rates for each company. The aforementioned adjustments were intended to render the financial statements consistent with each other and with those of the Company.

        Multiples were then derived between total market capitalization for the guideline public companies and each of the following: latest twelve months revenue; latest twelve months EBITDA; latest twelve months NOPAT; projected 2009 revenue; projected 2009 EBITDA; projected 2009 NOPAT and price to forecast earnings. Projected 2009 figures for the guideline companies were derived from information obtainable in available analyst reports. However, revenue multiples were not utilized in the analysis since the values from the implied multiples did not confirm the values indicated by the profitability metrics. Additionally, the forward-looking valuation metrics were updated to reflect the weightings attributed to each scenario. To account for performance differences and other risk factors, multiples based upon the guideline public companies that generally ranged around the third quartile of the guideline companies were selected.

Guideline Public Company Analysis

Selected Range of Multiples
	New Horizons	Lower Bound		Upper Bound	Indicated Range of
Metric					Values
LTM EBITDA	$6,884	8.0	-	9.0	55,000	-	62,000
Forecast EBITDA	$5,525	6.5	-	7.5	36,000	-	41,400
LTM NOPAT	$3,701	15.5	-	16.5	57,300	-	61,000
Forecast NOPAT	$2,786	13.0	-	14.0	36,200	-	39,000
Price to Earnings (1)	$2,631	16.0	-	17.0	42,800	-	45,400

    (1)
    P/E range of values includes debt addition of $714
     $ in Thousands

    •
    EV/LTM EBITDA multiples had a median of 10.5x, a 3rd quartile of 8.1x and ranged from 4.0x to 16.2x

    •
    EV/Forecast EBITDA multiples had a median of 8.8x, a 3rd quartile of 6.4x and ranged from 3.8x to 12.8x

    •
    EV/LTM NOPAT multiples had a median of 23.0x, a 3rd quartile of 15.3x and ranged from 10.1x to 28.7x

    •
    EV/Forecast NOPAT multiples had a median of 18.5x, a 3rd quartile of 12.9x and ranged from 9.7x to 22.8x

    •
    Price/Forecast Earnings multiples had a median of 17.87x, a 3rd quartile of 16.29x and ranged from 13.51x to 23.44x

        A range of enterprise values of $38.0 million to $55.0 million, which fits within the range of values indicated by the five valuation metrics and is reflective of the full range of values indicated by the analysis, was concluded.

        After developing a range of enterprise values based on the aforementioned profitability metrics and the multiples developed from the guideline companies, adjustments were made for outstanding indebtedness of $714,000 and the present value of tax savings resulting from the utilization of the NOL carryforwards to determine a range of equity values. Since the NOL carryforwards varied for each scenario utilized in the DCF analysis based on the expected taxable operating income provided by management's projections, a weighted average present value of tax savings was determined based on the weightings of each scenario approved by management and our Board of Directors. The guideline public company analysis concluded with a range of equity values of $44.9 million to $61.9 million. This range was considered, in combination with the range of values concluded using the discounted cash flow analysis, in selecting an appropriate range of enterprise values for the Company.

	Equity Value Calculation
	Low	Middle	High
Mkt Value of Cap.	38,000	46,500	55,000
Debt	(714)	(714)	(714)
NOL Tax Savings	7,565	7,565	7,565
Equity	44,851	53,351	61,851
Rounded	44,900	53,400	61,900

        No company used in the above analyses as a comparison is identical to the Company. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the trading values of the Company and the companies to which it is being compared.

  Types of Allocation Methods

  Current Value Method

        The current value method allocates the enterprise value of a company to its preferred stock based on the greater of the preferred stock's liquidation preferences or conversion value. The method assumes that each preferred shareholder will, at the valuation date, exercise its conversion rights in the manner that is most beneficial to that holder. If the conversion of a class of preferred stock into common stock would result in a value less than the total liquidation preference of that class, that class is considered to be "out of the money" and would not convert. Conversely, if the value of the common stock would be greater than the liquidation preference of that class, the preferred stock is considered to be "in the money" and will convert.

  Probability-Weighted Expected Return Method

        Using the probability-weighted expected return method, the value of an enterprise's common stock is estimated based upon an analysis of future values for the company assuming various possible future liquidity events, i.e. an IPO, strategic sale or merger. Share value is based upon the probability-weighted present value of expected future net cash flows, considering each of the possible future events, as well as the rights and preferences of each share class.

  Option Pricing Method

        Under the OPM, each class of stock is modeled as a call option with a distinct claim on the enterprise value of the Company. The option's exercise prices are based on a comparison with the enterprise value. The method assumes that a formula, such as the Black-Scholes model, can calculate the fair value when provided with certain values, including share price, expiration date, volatility and the risk free rate.

  Allocation Methods

        We considered the following three methods of allocation:

  •
  Current Value Method—most appropriate when a Company is considering an imminent sale, liquidation or dissolution;

  •
  Probability-Weighted Expected Return Method—forecasting the likelihood, timing, and scale of financial success or failure is highly speculative; and

  •
  Option Pricing Method—the required volatility input can be calculated from guideline companies.

        It is our opinion that the OPM is the most meaningful allocation method. The Current Value Method was not utilized because a liquidity event, either in the form of an acquisition or dissolution, is not imminent. The Probability-Weighted Expected Return Method was not utilized because estimating the probability and value of various liquidity events is highly speculative.

  Determination of Equity Value Per Share

        Baker-Meekins selected a range of equity values of $51.0 million to $57.0 million, which fell within the ranges of equity values determined using the DCF and guideline public company analyses.

        To determine equity value per share, the OPM was utilized, which treats preferred and common stock as call options on the enterprise's value, with exercise prices based on the liquidation and conversion preferences of the preferred stock, and based on the common equity per-share values equal to outstanding option and warrant exercise prices. Allocation of the aforementioned range of equity values using the OPM provided for a range of equity values per share from $1.79 to $2.02. Based upon this revised valuation, the Board established the price-per-share of $1.85 for shares to be reacquired following the Reverse Stock Split.

        The incremental Black-Scholes option values concluded are a result of the following inputs into the Black-Scholes formula:

Underlying Asset	Various
Risk-free Rate	1.38%
Volatility	41.14%
Expected Yield	0.00%
Time to Liquidity	3.0 Years

        The risk-free rate utilized is the rate on a three-year U.S. Treasury Bond as of March 9, 2009. The 41.14% volatility estimate reflects the median of our calculation of the guideline companies' volatilities using three years of weekly data. The 3-year time period to liquidity utilized is based on discussions with Mr. Mallon. Specifically, the three-year time period is equal to the time period the Company used to value certain warrants issued in connection with entrance into the Company's amended Credit Agreement with Camden Partners Strategic III, LLC, as administrative agent.

        In addition to the above analyses, Baker-Meekins analyzed the quoted trades listed on the OTCBB for New Horizons Worldwide, Inc. (NEWH.OB) for varying historical periods. Over the 52 weeks ended March 10, 2009, the Company's common shares traded in a range from $0.53 to $1.75. Over the past 30 days, the Company's common shares traded in a range from $0.54 to $0.60, and closed at $0.60 on March 10, 2009. Based on the Company's approximately 27.8 million fully diluted shares outstanding, the March 10, 2009 closing price equated to a market capitalization of approximately $16.7 million. Using fundamental analysis, Baker-Meekins was unable to confirm the market value of capitalization indicated by the public markets. However, due to the thinly-traded nature of the Company's common stock and the overall economic conditions, Baker-Meekins did not believe the quoted price was indicative of fair value and therefore the quoted market price was not explicitly considered in the analysis.

  Concluded range of per share values

        From the aforementioned ranges of value we concluded on a range of fair (equity) values from $51.0 million to $57.0 million. Thus, after the use of the OPM, we determined a fair range of common equity value per share to be $1.79 to $2.02 as of the effective date.

Previous Valuations by Baker-Meekins

  Impairment Testing

        Baker-Meekins was previously retained by the Company to perform impairment tests for the Franchising Segment of the Company ("NHFG"), as of December 31, 2007 and December 31, 2008. According to the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS 142"), goodwill should hold its carrying value from the prior year and be tested for impairment on an annual basis at a level of reporting referred to as a reporting unit. SFAS 142 also prescribes an impairment review at the reporting unit level, defined as an operating segment or one level below an operating segment. SFAS 131 defines an operating segment as a component of a business that earns revenue and incurs expenses, whose operating results are regularly reviewed by the chief operating decision maker to assess performance and allocate resources, and for which discrete financial information is available. A reporting unit is defined within the entity by the company's management, and in this instance NHFG was the defined reporting unit.

The value conclusions for NHFG are not directly comparable to the conclusions of value determined by Baker-Meekins for the Company determined in previous and subsequent valuation assignments.

        The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of a reporting unit with its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered to not be impaired, thus the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test, used to measure the amount of impairment loss, compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. The loss recognized cannot exceed the carrying amount of goodwill. After a goodwill impairment loss is recognized, the adjusted carrying amount of goodwill is its new accounting basis. Subsequent reversal of a previously recognized goodwill impairment loss is prohibited once the measurement of that loss is completed.

        To determine the implied fair value of reporting unit goodwill, the fair value of the reporting unit is measured first. All non-interest bearing liabilities are then added to the fair value of the reporting unit to derive the total implied value of liabilities and equity. Next, all tangible assets are subtracted from the implied value of liabilities and equity to determine the amount to be allocated to identifiable intangible assets and goodwill. After determining the values for all identifiable intangible assets, the residual value represents the implied fair value of reporting unit goodwill. The allocation process shall be performed only for purposes of testing goodwill for impairment; an entity shall not write up or write down a recognized asset or liability, nor should it recognize a previously unrecognized intangible asset as a result of the allocation process.

        Baker-Meekins used a market approach and income approach to determine the market value of capitalization of the reporting unit. The market approach used was the guideline public company methodology, which derives valuation multiples from the operating data and share prices of similar publicly traded companies. In both instances, in selecting guideline public companies Baker-Meekins first searched for firms involved primarily in the information technology training industry. Two companies, Learning Tree International, Inc. and SkillSoft plc, were found to meet this criterion. As only two companies were found that met this limiting criterion, Baker-Meekins expanded its search to include firms that were involved in the education services and e-learning business, with an IT/Technology segment. From this expanded criterion, Baker-Meekins chose four additional companies: Lincoln Educational Services Corp., ITT Educational Services, Inc., Devry Inc. and Strayer Education, Inc. The guideline companies used to value NHFG were the same companies used in the market approach to value the Company in previous and subsequent valuation assignments. After review of the recent financial performance comparisons and after considering additional qualitative risk factors, such as size and product offering, Baker-Meekins selected revenue pricing multiples that ranged from below the minimum of the guideline companies to a level that approximated the minimum multiples indicated by the guideline companies and multiples based on profitability metrics which extended to the third quartile multiples. The valuation multiples were then applied to the operating data of the subject company to derive a range of values.

        Baker-Meekins also used an income approach as a confirming look to the market value of capitalization developed from the guideline public company analysis. The income approach uses the Company's management forecast in the context of a risk adjusted discounted cash flow analysis to indicate the market value capitalization. The forecasts provided by management were forecasts for NHFG only and did not compare directly to the forecasts utilized to determine the enterprise value for the Company as a whole. For both sets of forecasts for NHFG, Baker-Meekins extended management's forecast one year to reflect a more normalized level of growth to be capitalized into perpetuity. The cash flows for each set of forecasts were discounted to a present value using a discount rate based on an estimate of the Company's weighted average cost of capital, which represents the blended after-tax costs of debt and equity. Cost of capital was calculated using the CAPM and was equal to 16.95% at December 31, 2007 and 16.47% at December 31, 2008.

        As both the income approach and the market approach provided indications of fair value for the reporting unit which were greater than the carrying amount of the reporting unit, there was no reason to believe that impairment existed at either date. As Baker-Meekins used NHFG as a reporting unit and the fair values exceeded the carrying amounts at each date, then goodwill was considered to not be impaired and the second step of the impairment test was unnecessary in each case.

Impairment Test Summary—December 31, 2007

$ in Thousands	Income Approach	Market Approach
Fair Value of Enterprise	$34,221	$26,000
Non-Interest Bearing Liabilities	$10,568	$10,568

Fair Value of Reporting Unit	$44,790	$36,568
Tangible Assets	$5,415	$5,415
Identifiable Intangible Assets	—	—
Goodwill	$8,303	$8,303

Carrying Value of Reporting Unit	$13,718	$13,718
Test of Impairment—Excess	$31,072	$22,851

Impairment Test Summary—December 31, 2008

$ in Thousands	Income Approach	Market Approach
Fair Value of Enterprise	$37,531	$44,000
Non-Interest Bearing Liabilities	$4,710	$4,710

Fair Value of Reporting Unit	$42,241	$48,710
Tangible Assets	$12,551	$12,551
Identifiable Intangible Assets	—	—
Goodwill	$11,408	$11,408

Carrying Value of Reporting Unit	$23,958	$23,959
Test of Impairment—Excess	$18,282	$24,751

  Common Stock Valuation

        Baker-Meekins was also retained by the Company to determine the fair market value of the Company's common stock as of December 31, 2007. The purpose of the assignment was to determine the fair market value of the common stock in connection with the setting of the exercise price of certain stock options awarded at or near that date. The conclusions were to be used in connection with the valuation provisions of Internal Revenue Code Section 409A for stock options and also in connection with the Company's financial reporting requirements pursuant to SFAS 123(R).

        To develop an estimate of value for a business, three traditional valuation approaches are initially considered: the market approach, the income approach, and the asset approach. After considering all approaches to value, Baker-Meekins utilized the discounted cash flow income-based methodology and the guideline public company market-based methodology.

        The guideline public company methodology derives valuation multiples from the operating data and share prices of similar publicly traded companies. In selecting guideline public companies, Baker- Meekins first searched for firms involved primarily in the information technology training industry. Baker-Meekins used the same comparable companies discussed above.

        Baker-Meekins then derived multiples between total market capitalization for the guideline public companies and each of the following: latest twelve months revenues; latest twelve months EBITDA; latest twelve months NOPAT; Projected 2008 revenues; Projected 2008 EBITDA and Projected 2008 NOPAT. Finally, Baker-Meekins determined the relationship between equity value and forecast earnings. In summary, seven sets of valuation ratios were computed. To account for performance differences and other risk factors, Baker-Meekins selected multiples based upon the guideline public companies that ranged from a level approximately 25% below the minimum to a level that approximated the minimum. Baker-Meekins then applied the selected range of pricing multiples to the adjusted historical results and projected earnings of the Company.

        Baker-Meekins multiplied the valuation ratios times the relevant factor for the Company to produce a range of values based upon the following metrics: latest twelve months Revenue; latest twelve months EBITDA; latest twelve months NOPAT; Projected 2008 Revenue; Projected 2008 EBITDA; Projected 2008 NOPAT and Forecast Earnings. Baker-Meekins excluded valuation ratios based on weighted-average metrics since the Company's business model had changed over the historical period and the Company continued to sell and re-franchise former company-owned locations. The median of the indications of value produced a range for the market value of capitalization for the Company of approximately $50.0 million to approximately $66.5 million. Taking into consideration both qualitative and quantitative measures, Baker-Meekins focused its analysis towards the middle tendency of the median range, below the minimum indications provided by the guideline companies. Therefore, based upon an analysis of guideline public companies, the market value of capitalization for the Company was estimated at $55.0 million.

	Guideline Multiples
				New Horizons		Total Debt	Indicated Range MV of Capitalization
	Min	Max	Median		Selected Range
Latest Twelve-Months
Revenue	1.30	8.10	3.88	$51,201	0.97 - 1.30		$49,880 - $66,507
EBITDA	11.2	24.4	19.0	4,880	8.4 - 11.2		$40,909 - $54,545
NOPAT	25.0	51.9	39.6	2,735	18.8 - 25.0		$51,292 - $68,389
Projected 2008
Revenue	1.18	6.52	3.39	39,952	0.89 - 1.18		$35,383 - 47,177
EBITDA	10.4	19.3	16.2	6,427	7.8 - 10.4		$50,719 - 67,626
NOPAT	19.8	38.4	28.0	3,768	14.9 - 19.8		$55,971 - 74,628
Price to Forecast Earnings	19.3	32.6	25.3	3,393	14.5 - 19.3	4,000	$49,096 - 65,462
Mean							47,607 - 63,476
Median							49,880 - 66,507
Valuation Summary
Market value of capitalization							$55,000

        As previously mentioned, Baker-Meekins also utilized the discounted cash flow income-based methodology in determining the enterprise value of the Company. Mr. Mallon developed a four-year forecast for the Company for fiscal years 2008 through 2011. Baker-Meekins extended management's forecast four years, to 2015, since the Company was still expected to be growing at a fairly rapid pace in the final years of management's forecast. The forecast included projected revenue, operating margins, and investment levels. The Company's debt to total market capitalization was approximately 5.0%. Therefore, using the CAPM, Baker-Meekins estimated the Company's cost of capital, or required return, at 18.50% at December 31, 2007. In developing the capitalization rate to be used in calculating the Company's terminal value, Baker-Meekins utilized a 3.0% perpetual growth rate.

        Based upon the aforementioned forecasts of future performance and a cost of capital of 18.50%, Baker-Meekins calculated the value of the Company's free cash flow, at December 31, 2007. The first step in that process was to calculate the present value of the Company's discrete net cash flows for the periods specifically projected. Net cash flow is defined as net operating profit after taxes, plus depreciation and amortization expenses, and less annual capital expenditures and working capital investment. These cash flows were then discounted back at the Company's cost of capital. Next, the present value of the Company's terminal net cash flow was calculated. Baker-Meekins' model normalized the previous year's cash flow projection, assuming that the Company would continue to operate and that such a cash flow level could be achieved into perpetuity. This normalized cash flow was capitalized at the Company's cost of capital less a long-term growth rate and then discounted back to a present value at the Company's cost of capital. The sum of these two present values determined the Company's market value of capitalization from operations. Therefore, the total market value of capitalization for the Company, based upon discounted cash flow analysis, was approximately $54.1 million.

Discounted Cash Flow Analysis—December 31, 2007

	Forecast Period
	Fiscal Year Ending December 31,								Norm
Present Value of Discrete Net Free Cash Flows	2008	2009	2010	2011	2012	2013	2014	2015	2015
Operating income (EBIT)	$6,073	$9,379	$12,925	$16,518	$18,536	$20,389	$21,918	$23,014
Income taxes	(2,305)	(3,560)	(4,906)	(6,270)	(7,036)	(7,740)	(8,320)	(8,736)
NOPAT	3,768	5,819	8,019	10,248	11,500	12,649	13,598	14,278	14,278
Plus: Depreciation & amortization	399	800	1,000	1,200	1,582	1,200	1,000	1,000
Gross cash flow	4,167	6,619	9,019	11,448	13,082	13,849	14,598	15,278
Less: Capital expenditures	(2,136)	(2,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)
Less: Working capital investment	(2,558)	(700)	(1,500)	(1,194)	(209)	(1,248)	(1,667)	(2,002)	(1,001)

Net free cash flow	$(527)	$3,919	$6,519	$9,254	$11,873	$11,601	$11,931	$12,276	$13,277
Period (Mid-period convention)	0.5000	1.5000	2.5000	3.5000	4.5000	5.5000	6.5000	7.5000
Present value factor @ 18.50%	0.9186	0.7752	0.6542	0.5520	0.4658	0.3931	0.3317	0.2799

Present value of discrete cash flows	$(484)	$3,038	$4,264	$5,108	$5,530	$4,561	$3,958	$3,436
Total present value of discrete cash flows	$29,410

Present Value of Terminal Net Cash Flow
Fiscal 2015 net cash flow	$13,277
Long-term growth rate	3.0%

Fiscal 2016 net cash flow (Gordon growth)	$13,675
Capitalization rate (1)	15.50%
Capitalization multiple (2)	6.5
Terminal value	$88,210
Present value factor	0.2799

Present value of terminal value	$24,690

Valuation Summary
Interim flows value	$29,410
Terminal value	24,690

Total market value of capitalization	54,100

        Baker-Meekins relied more heavily on the indication of market value of capitalization determined by the guideline public company methodology. While the indication of market value of capitalization determined by the discounted cash flow analysis was confirming, Baker-Meekins felt the forecasts supplied by management and relied upon for the analysis may have been aggressive in light of the Company's historical performance and its recent refocus towards a franchising model. An additional company-specific risk premium of 2.0% was utilized in the cost of capital to reflect this additional level of risk, however volatility surrounding the Company's future earnings remained. Therefore, Baker-Meekins determined the market value of capitalization of the Company to equal approximately $54.8 million.

        To determine the market value of the total equity of the Company, Baker-Meekins added to the market value of capitalization the present value of the tax savings the Company was expected to realize due to the carryforward of Net Operating Losses ("NOL's"). The Company's management indicated it had significant NOL's to shelter taxable income over the forecast period, however management was unable to determine exactly how large the position was and the amount of the NOL's which could be used due to recent equity sales and a large carry-forward position in foreign tax credits. Therefore, Baker-Meekins utilized the average of management's most conservative and aggressive scenarios and added approximately $7.3 million to the market value of capitalization. Additionally, Baker-Meekinis subtracted the Company's total interest bearing debt equal to $4.0 million, as of December 31, 2007. The market value of the total equity was determined to equal approximately $58.1 million at December 31, 2007.

        Baker-Meekins considered the following three methods to allocate the equity among the various equity holders of the Company:

  •
  Current Value Method

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  Probability Weighted Expected Return Method

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  Option Pricing Method (OPM)

        It was Baker-Meekins opinion that the Option Pricing Method was the most meaningful allocation method. The Current Value Method was not utilized because a liquidity event, either in the form of an acquisition or dissolution, was not imminent. The Probability Weighted Expected Return Method was not utilized because estimating the probability and value of various liquidity events was highly speculative.

        The OPM treats preferred and common stock as call options on the enterprise's value, with exercise prices based on the liquidation and conversion preferences of the preferred stock, and based on the common equity per-share values equal to outstanding option and warrant exercise prices. Allocation of the aforementioned equity value using the OPM provided for an equity value per share of $2.23.

        Finally, Baker-Meekins considered the appropriateness of a discount for lack of marketability. Factors cited in determining the liquidity of a market include the time required to obtain cash proceeds from a sale, the reduction from intrinsic value one is forced to accept, and the transaction and other costs incurred. Baker-Meekins identified fourteen different studies, which compare the prices of freely traded common equity securities with those of restricted common stock of the same corporation. New Horizon's common shares are more liquid than closely held shares since they are publicly traded, but still suffer some impaired marketability due to limited visibility since its shares are traded on Pink Sheets. Company management also indicated that the Company's shares were very thinly traded, and believed the market indicated value represented a "wait and see" value. Therefore, Baker-Meekins focused on the median discount for lack of marketability implied by the one-year holding studies, or 14.0%. Additionally, for some publicly traded stocks, a shareholder can purchase a long-term put option to ensure against a price drop during the term of the put. The price of the put provides market evidence of what investors are willing to pay to guarantee marketability. The Black-Scholes model can be used to estimate the price of a theoretical put for non-publicly traded stock. While the Company is publicly traded, the trading volume of the Company is minimal, and therefore Baker-Meekins relied on the volatility of guideline publicly-traded companies to determine the volatility for the Company. As a result, the use of the Black-Scholes model put option analysis yielded an 18.1% discount for lack of marketability.

        Based upon the aforementioned methods of determining the discount for lack of marketability, Baker-Meekins estimated the discount to be 18.0%, approximating the put-option analysis utilized. Therefore, it was the opinion of The Baker-Meekins Company, Inc. that the fair market value of the Company's Common Stock was $1.83 per share after a discount for lack of marketability of 18.0%, as of December 31, 2007.

Fairness of the Reverse Stock Split and Fairness of Purchase Price

        At its March 24, 2009 meeting, our Board of Directors fully considered and reviewed the terms, purpose, alternatives and effects of the proposed transaction, and unanimously determined that the Reverse Stock Split and related cash payments, taken as a whole, is procedurally and substantively fair to, and in the best interests of, the unaffiliated stockholders of the Company who will receive cash in lieu of any fractional interests resulting from the Reverse Stock Split, and to those unaffiliated stockholders who will continue to hold shares of our common stock following the Reverse/Forward Stock Split. In reaching this conclusion, our Board of Directors considered both the favorable and unfavorable factors to the Reverse/Forward Stock Split included in this proxy statement.

        In reaching its determination that the proposed transaction, taken as a whole, is fair to, and in the best interests of, the unaffiliated stockholders of the Company (both stockholders to receive cash in lieu of any fractional interests resulting from the Reverse Stock Split, and stockholders who will continue to hold shares of our common stock) and in reaching its recommendation that the stockholders vote for approval and adoption of the Initial Amendment and the Subsequent Amendment to effect the Reverse Stock Split, the Forward Stock Split and the payment of cash in lieu of issuing any fractional shares, our Board of Directors considered, among other things, (i) the analysis of Baker-Meekins in its fairness opinion report presented to our Board of Directors; (ii) each director's knowledge of and familiarity with the Company's business prospects, financial condition and current business strategy; (iii) other available information with respect to the financial condition, results of operations, assets, liabilities, business and prospects of the Company, and current industry, economic and market conditions; and (iv) the future cost savings that will inure to the benefit of the Company and its continuing stockholders as a result of the Company deregistering its common stock under the Exchange Act.

        Our Board of Directors also considered the following factors and determined that such factors support its conclusion as to the fairness of the proposed transaction:

        Opportunity to Liquidate Shares of Common Stock.    Our Board of Directors considered the opportunity the Reverse Stock Split presents for stockholders owning fewer than 25 shares to liquidate their holdings at a premium over the closing price per share of our common stock at the time of the approval of the transaction, without incurring brokerage costs.

        Limited Liquidity for the Company's Common Stock.    Our Board of Directors noted that the trading volume in our common stock has been, and continues to be, relatively limited. The average daily trading volume of the common stock from January 1, 2009 to March 16, 2009 was approximately 16,508 shares per day. During that period, however, there were 20 trading days on which our common stock did not trade at all. Further, the average daily trading volume of the common stock during the 365-day period preceding March 16, 2009 was approximately 8,995 shares per day. During that year-long period, however, there were 91 trading days on which our common stock did not trade at all. Accordingly, the Reverse/Forward Split provides a number of our record holders and beneficial holders with the opportunity to obtain cash for their shares in a relatively limited trading market and at a premium over the closing price of our common stock. With respect to continuing stockholders, our Board of Directors noted that any effect of this transaction on their liquidity may be mitigated by the fact that the shares will be listed on the Pink Sheets.

        Current and Historical Market Prices.    Over the past 52 weeks ended March 10, 2009, the Company's common stock traded in a range from $0.53 to $1.75. Over the past 30 days ended March 10, 2009, the Company's common shares traded in a range from $0.54 to $0.60, and closed at $0.60 on March 10, 2009. Based on the Company's approximately 27.8 million fully-diluted shares outstanding, the March 10, 2009 closing price equated to a market capitalization of approximately $16.7 million.

        Premium Over Market Price.    In order to increase the value of the transaction to those unaffiliated stockholders who hold fewer than 25 shares prior to the Reverse Stock Split and thus will be cashed out in the Reverse Stock Split, our Board of Directors, as stated above, decided to add a premium over current market prices in determining the price to be paid for fractional shares. The $1.85 price to be paid for fractional shares reflects 333% premium over the closing price of the common stock, as of March 16, 2009, a 308% premium for the 30-day trading period prior to March 16, 2009 and a 142% premium for the 365-day trading period prior to March 16, 2009. Our Board of Directors determined that a premium over the market price of the common stock was justified in light of the fact that the Reverse Stock Split will result in certain stockholders no longer being stockholders in the Company. At the same time, our Board of Directors determined that the premium was not so high as to be unfair to the unaffiliated continuing stockholders.

        Book Value.    As of December 31, 2008, the book value per share of common stock was $0.60 per fully-diluted share and was $0.62 per fully-diluted share as of March 31, 2009. The $1.85 per share price represents a significant premium over book value.

        Going Concern Value.    In determining the cash amount to be paid to cashed-out stockholders in the Reverse Stock Split, our Board of Directors considered the valuations of the Company's common stock on a going concern basis as presented in Baker-Meekins' valuation report. The methods used by Baker-Meekins to assess the fairness of the $1.85 per share to be paid to cashed-out stockholders, as described in more detail in the section of this proxy statement entitled "SPECIAL FACTORS—Summary of Fairness Opinion," were performed by Baker-Meekins on a going concern basis. Our Board of Directors have relied upon Baker-Meekins' going concern analyses and written fairness opinion to the effect that the $1.85 per share in cash to be paid is fair, from a financial point of view.

        Liquidation Value.    Our Board of Directors considered a liquidation analysis but determined that it had no real relevance in light of the fact that the Company will remain as a continuing business and the Reverse/Forward Split will not result in a change of control of the Company.

        No Firm Offers.    None of the members of our Board of Directors, nor any of the Company's affiliates, are aware of any firm offers during the past two years by any unaffiliated person for the merger or consolidation of the Company, the sale or other transfer or all or any substantial part of the assets of the Company, or a purchase of our shares of common stock or other securities that would enable the holder to exercise control of the Company.

        As result of the wide variety of factors considered in connection with its evaluation of the Reverse Stock Split, our Board of Directors did not find it practicable to, and did not, quantify exact weights to the individual factors considered in reaching their determination with respect to the fairness of the Reverse/Forward Stock Splits.

Fairness to Unaffiliated Stockholders

        After careful consideration of the favorable and unfavorable factors relating to the proposed transaction, our Board of Directors determined that the proposed transaction is fair to unaffiliated stockholders who will be cashed out as a result of the transaction. In addition to the factors listed above under the heading "SPECIAL FACTORS—Fairness of the Reverse Stock Split and Fairness of Purchase Price," although stockholders of record holding less than 25 shares of our common stock prior to the Reverse Stock Split will cease to be stockholders of our Company and will no longer participate in any growth or future earnings of our Company, such holders will receive a set cash value for their pre-Reverse Stock Split shares without incurring brokerage costs or transaction fees in connection with the Reverse Stock Split. They will also experience immediate liquidity in a security that may otherwise be difficult to dispose of for value. Each of these stockholders will receive $1.85 per share of common stock held prior to the Reverse Stock Split, a substantial premium over the recent trading range of the common stock, and will be able to pursue alternative investment opportunities and immediately reinvest the cash consideration received.

        Also after careful consideration of the favorable and unfavorable factors relating to the Reverse/Forward Stock Split, our Board of Directors determined that the Reverse/Forward Stock Split is fair to unaffiliated stockholders who will remain stockholders. Our Board of Directors believes that, following the Reverse/Forward Stock Split, the remaining unaffiliated stockholders will benefit from the savings in direct and indirect operating costs to the Company resulting from the Company no longer being required to maintain its public company status. These unaffiliated remaining stockholders will have the opportunity to participate in the Company's future growth and earnings as the Company goes forward as a more streamlined entity without the costs of compliance with SEC reporting requirements.

Procedural Fairness.

        No unaffiliated representative acting solely on behalf of our unaffiliated stockholders for the purpose of negotiating the terms of the transaction or preparing a report covering the fairness of the Reverse/Forward Stock Split was retained by the Company. The Board of Directors met to discuss and debate possible alternatives to the Reverse/Forward Stock Split, the related advantages and disadvantages to the Company and its stockholders of each of those alternatives and the fairness of the price to be paid to cashed-out stockholders. Our Board of Directors took note of the fact that the interests of unaffiliated stockholders inherently varied depending upon whether any particular unaffiliated stockholder held 25 shares or more or held fewer than 25 shares. Our Board of Directors believed that the separate representatives and advisors for each of these classes would have provided no measurable additional protection to unaffiliated stockholders and would have resulted in substantial costs to the Company that may have made the Reverse/Forward Stock Split unfeasible.

        Our Board of Directors also noted that this proxy statement, along with our other filings with the SEC, provide a great deal of information for unaffiliated stockholders to make an informed decision as to the Reverse/Forward Stock Split. Our Board of Directors also noted that, subject to certain conditions, Delaware law provides stockholders with the right to review our books and records.

        Our Board of Directors determined not to condition the approval of the Reverse/Forward Stock Split on approval by a majority of unaffiliated stockholders. Our Board of Directors noted that affiliated and unaffiliated stockholders will be treated equally in the Reverse/Forward Stock Split. If separate approval of unaffiliated stockholders were required, our affiliated stockholders would receive lesser voting rights than unaffiliated stockholders solely on the basis of their affiliate status even though they will receive no additional benefits or different treatment in the Reverse/Forward Stock Split. Furthermore, a vote of the majority of unaffiliated stockholders is not required under Delaware law. Also, stockholders can increase, divide, or otherwise adjust their existing holdings at any time prior to the Effective Time so as to retain ownership in the Company as they see fit. Finally, Our Board of Directors noted that there will be no material change in the percentage ownership of those stockholders who are to remain stockholders after the Reverse/Forward Stock Split, whether affiliated or unaffiliated.

        No special provisions have been made by the Company or any of its affiliates in connection with the transaction to grant unaffiliated security holders of the Company access to the corporate files of the Company or to obtain counsel or appraisal services at the expense of the Company or any if its affiliates. However, the transaction in no way effects the Company stockholders' access to the Company's books and records as granted under the Delaware General Corporation Law.

Position of Affiliates as to Fairness

        Under SEC rules, Charles J. Mallon, Chief Financial Officer of the Company, and Timothy E. Kleczka, Senior Vice President, Operations, of the Company, are required to provide certain information regarding their position as to the fairness of the Reverse/Forward Stock Split to the unaffiliated stockholders of the Company. Mr. Mallon and Mr. Kleczka are making the statements included in this section solely for purposes of complying with such requirements. Mr. Mallon's and Mr. Kleczka's views as to the fairness of the Reverse/Forward Stock Split should not be construed as a recommendation to any stockholder as to how that stockholder should vote on the proposals in this proxy statement.

        Mr. Mallon's and Mr. Kleczka's have interests in the Reverse/Forward Stock Split different from, and in addition to, the other stockholders of the Company due to the fact that both Charles J. Mallon and Timothy E. Kleczka will retain their positions with the Company after the Reverse/Forward Stock Split and both own enough shares of common stock to remain stockholders of the Company after the Reverse/Forward Stock Split. Both plan to vote their shares of Company common stock in favor of the transaction.

        Mr. Mallon and Mr. Kleczka evaluated the fairness of the Reverse/Forward Stock Split by considering the analysis of Baker-Meekins and the other factors considered by our Board of Directors, but did not formally engage a financial advisor themselves and are not entitled to rely on the Baker-Meekins fairness opinion and valuation materials that they reviewed.

        Based on this analysis, Mr. Mallon and Mr. Kleczka believe that the Reverse/Forward Stock Split are substantively and procedurally fair to the unaffiliated stockholders of the Company and have adopted all of the analyses and conclusions of our Board of Directors based upon the reasonableness of those analyses and conclusions and their knowledge of the Company, as well as the factors considered by, and the findings of, our Board of Directors in its meetings, which were attended by Mr. Mallon and Mr. Kleczka. Specifically, the factors considered by Mr. Mallon and Mr. Kleczka were:

  •
  the regulatory requirements and associated compliance costs associated with being a public company; the Company's lack of need for access to the public markets; and the illiquidity of the Company's common stock in the public markets (see "SPECIAL FACTORS—Purposes of, Advantages of and Disadvantages of the Transaction");

  •
  the effects of the transaction on the Company, including the facts that (i) the transaction is estimated to result in the retirement of approximately 3,000 shares at a cost of $1.85 per share, a relatively modest amount in the aggregate; (ii) the Company estimates that the total cost of the transaction, including fees and expenses for the various legal and financial advisers, will be approximately $100,000; (iii) the Company stands to benefit from the estimated cost-savings related to operating as a non-public company; and (iv) after the transaction, the Company's common stock will trade on the Pink Sheets (see "SPECIAL FACTORS—Effects of the Transaction"); and

  •
  the substantive and procedural fairness of the transaction to the Company's stockholders, including the facts that (i) the transaction presents an opportunity to liquidate holdings of common stock; (ii) the transaction partially addresses the limited liquidity of the Company's common stock; (iii) the $1.85 price per share represents a premium over historical market prices and book value per share; (iv) no other offers for the Company or the assets of the Company have been made; and (v) affiliated and unaffiliated stockholders will be treated equally in the transaction (see "SPECIAL FACTORS—Fairness of the Reverse Stock Split and Fairness of

    Purchase Price," "SPECIAL FACTORS—Fairness to Unaffiliated Stockholders," and "SPECIAL FACTORS—Procedural Fairness").

        As stated above, notwithstanding that neither Mr. Mallon nor Mr. Kleczka is entitled to rely thereon, they did consider the fact that our Board of Directors received an opinion from Baker-Meekins to the effect that, as of the date of the fairness opinion, and based upon and subject to the various factors, assumptions, qualifications and limitations set out in the fairness opinion, the price per share to be received by the unaffiliated stockholders was fair to such stockholders from a financial point of view.

        The foregoing discussion of the information and factors considered and given weight by Mr. Mallon and Mr. Kleczka in connection with the fairness of the Reverse/Forward Stock Split is not intended to be exhaustive but is believed to include all material factors considered by Mr. Mallon and Mr. Kleczka. Mr. Mallon and Mr. Kleczka did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching the position as to the fairness of the Reverse/Forward Stock Split. Mr. Mallon and Mr. Kleczka believe that these factors provide a reasonable basis for their belief that the Reverse/Forward Stock Split is fair to the unaffiliated stockholders of the Company.

        Mr. Miller, in his individual role and as our President and Chief Executive Officer, engaged in the same analysis as Mr. Mallon and Mr. Kleczka and expressly adopted the same conclusions as to fairness as that reached by Mr. Mallon and Mr. Kleczka. However, as stated below and throughout this proxy statement, Mr. Miller, as a member of our Board of Directors, also reached the conclusions of our Board of Directors and expressly adopted the fairness opinion of Baker-Meekins.

        Mr. Miller, in his role as a member of our Board of Directors; David L. Warnock, director of the Company; Alwaleed Aldryaan, director of the Company; William H. Heller, director of the Company; Donald W. Hughes, director of the Company; Arnold M. Jacob, director of the Company; Robert H. Orley, director of the Company; and Curtis Lee Smith, Jr., director of the Company, also have interests in the Reverse/Forward Stock Split different from, and in addition to, the other stockholders of the Company due to the fact that they will also retain their positions with the Company after the Reverse/Forward Stock Split and all own enough shares of common stock to remain stockholders of the Company after the Reverse/Forward Stock Split. These individuals are all members of our Board of Directors and they unanimously agreed as to the fairness of the Reverse/Forward Stock Split to the unaffiliated stockholders of the Company (see "SPECIAL FACTORS—Overview of the Company and the "Going Private" Transaction and the Reverse/Forward Stock Split," "SPECIAL FACTORS—Purposes of, Advantages of and Disadvantages of the Transaction," "SPECIAL FACTORS—Effects of the Transaction," "SPECIAL FACTORS—Summary of Fairness Opinion," "SPECIAL FACTORS—Fairness of the Reverse Stock Split and Fairness of Purchase Price," "SPECIAL FACTORS—Fairness to Unaffiliated Stockholders," and "Annex C—Fairness Opinion of Baker-Meekins").

Factors in Support of the Proposed Transaction

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  Cost Savings.  Our Board of Directors considered the substantial amount of time and effort currently expended by management in complying with the disclosure, compliance and reporting requirements under the federal securities laws, including the Exchange Act. Our Board of Directors and members of management also reviewed and discussed the cost savings that would potentially result from the termination of the registration of our common stock and the anticipated effect of such savings on our total expenses and future prospects, and concluded that the indirect and direct cost savings outweigh the benefits of remaining a public reporting company.

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  Ability to Control Decision to Remain a Stockholder or Liquidate Common Stock.  Another factor considered by our Board of Directors in determining the fairness of the transaction was that holders of fewer than 25 shares of our common stock may elect to remain stockholders of the Company following the Reverse Stock Split by acquiring sufficient shares in the market before the transaction so that they hold at least 25 shares immediately prior to the Effective Date. Our Board of Directors considers the structure of the going private transaction to be fair because, among other things, it allows stockholders of fewer than 25 shares before the Reverse Stock Split to control the decision whether to remain a stockholder after the Reverse Stock Split.

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  Structure Treats Unaffiliated and Affiliated Stockholders the Same.  The shares of common stock held by affiliated and unaffiliated stockholders will be reduced in the same manner in the Reverse Stock Split, and all affiliated and unaffiliated stockholders will receive the same consideration for any fractional interests resulting from the Reverse Stock Split. The respective ownership percentage of our officers and directors will not materially increase or decrease as a result of the transaction and our officers and directors will not receive any extra or special consideration in connection with the Reverse Stock Split. Our directors and executive officers may, however, have interests in the proposed transactions that differ from those of unaffiliated stockholders. Please refer to discussion set forth herein under the caption "SPECIAL FACTORS—Potential Conflicts of Interest."

Factors Not in Support of the Proposed Transaction

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  Termination of Public Sale Opportunities.  Following the Reverse Stock Split and the deregistration of our common stock, it is anticipated that the limited public market for shares of our common stock will be reduced or nearly eliminated altogether. While the common stock will be quoted in the Pink Sheets, liquidity of our common stock is likely to be very limited and stockholders may have only limited options for selling their shares in the public markets. Stockholders may have to rely on privately negotiated transactions to liquidate their investment. The effect of any further losses of liquidity will have the same impact on all of our stockholders, whether affiliated or unaffiliated.

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  Decrease in Publicly Available Information.  We will no longer be required to file periodic reports with the SEC following the deregistration of our common stock, and, as a result, information with respect to the Company that is currently available to the general public and our stockholders, including our operations and financial condition, will no longer be publicly available. Stockholders who continue to hold shares of our common stock after the Reverse Stock Split will not receive or have access to the same level of financial and other business information about the Company as they would if the Company were required to continue to make public disclosures under the Exchange Act and other United States securities laws. Following the transaction, however, stockholders will continue to have the right, upon written request to the Company, to receive certain information in appropriate circumstances, to the extent provided by the Delaware General Corporation Law, including, for example, the right to view and copy the corporation's stock ledger, a list of its stockholders and other books and records, provided that the requesting party is a stockholder, makes the request in the form required by statute and does so for a proper purpose. Our Board of Directors does not believe that this factor makes the transaction unfair to unaffiliated stockholders because any detriment to unaffiliated stockholders that may result from the termination of the Company's obligation to make periodic public disclosures and to file periodic reports will be offset by the benefits that will result from terminating our status as a public reporting company.

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  Inability to Participate in Future Increase in Value of the Company's Common Stock.  Cashed-out stockholders will have no further interest in the Company and thus will not have the opportunity to participate in any future growth or earnings of the Company or any potential increase in the value of its shares. Our Board of Directors determined that this factor does not make the transaction unfair to cashed-out stockholders because such stockholders are receiving the opportunity to realize fair cash value for their shares at a price above that at which the shares were trading prior to the announcement of the transaction, and any stockholder who does not wish to be cashed out and desires instead to hold shares of our common stock after the

    Reverse Stock Split can do so by acquiring sufficient shares so that they hold at least 25 shares prior to the Reverse Stock Split.

Conversion of Shares in the Transaction

        On the Effective Date of the Transaction:

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  Stockholders holding fewer than 25 pre-split shares will be entitled to receive cash equal to $1.85 per share, without interest, and such shares will be cancelled; and

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  Stockholders holding immediately prior to the Effective Time 25 or more pre-split shares (whether "record" shares or "street" shares) will continue to hold such shares after giving effect to the Forward Stock Split.

        As used above:

  •
  the term "record shares" means shares of the Company's common stock, other than street shares, and any record share shall be deemed to be held by the registered holder thereof as reflected on the books of the Company; and

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  the term "street shares" means shares of the Company common stock held of record in street name, and any street share shall be deemed to be held by the beneficial owner thereof as reflected on the books of the nominee holder thereof. The term "holder" means (a) any record holder who would be deemed, under Rule 12g5-1 under the Exchange Act as described below, to be a single "person" for purposes of determining the number of record stockholders of the Company and (b) any other person or persons who would be deemed to be a "holder" under the above clause if the shares it holds beneficially in street name were held of record by such person or persons.

        The Company (along with any other person or entity to which it may delegate or assign any responsibility or task with respect thereto) shall have full discretion and exclusive authority (subject to its right and power to so delegate or assign such authority) to make such inquiries, whether of any stockholder(s) or otherwise, as it may deem appropriate for purposes of effecting the split transaction and resolve and determine, in its sole discretion, all ambiguities, questions of fact and interpretive and other matters relating to such provisions including, without limitation, any questions as to the number of pre-split shares held by any stockholder. All such determinations by the Company shall be final and binding on all parties, and no person or entity shall have any recourse against the Company or any other person or entity with respect thereto.

        For purposes of effecting the transaction, the Company may, in its sole discretion, but shall not have any obligation to:

  •
  presume that any shares of the Company common stock held in a discrete account (whether record or beneficial) are held by a person distinct from any other person, notwithstanding that the registered or beneficial holder of a separate discrete account has the same or similar name as the holder of a separate discrete account; and

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  aggregate the shares held (whether of record or beneficially) by any person or persons that the Company determines to constitute a single holder for purposes of determining the number of shares held by such holder.

Cash Payment in Lieu of Shares of Common Stock

        We will not issue any fractional shares to holders of fewer than 25 pre-split shares in connection with the split transaction. Instead, if a stockholder holds fewer than 25 pre-split shares, the Company will pay $1.85 per pre-split share in lieu of issuing fractional shares. We will not pay interest on cash sums due any such stockholder pursuant to the split transaction or any brokerage commissions incurred by such stockholder.

        Assuming the transaction occurs, as soon as practical after the Effective Time, the Company will mail a letter of transmittal to each holder of record holding fewer than 25 shares. The letter of transmittal will contain instructions for the surrender of the certificate or certificates to the Company's transfer agent in exchange for the payment of the aggregate purchase price. The certificate exchange and cash payment, if applicable, will be made promptly to each stockholder who has properly surrendered outstanding certificate(s), together with a fully completed letter of transmittal, to the Company's transfer agent. The actual amount of time that may elapse until stockholders receive their payments will vary depending upon several factors, including the amount of time it takes each stockholder to surrender such stockholder certificate or certificates.

Potential Conflicts of Interest

        The executive officers and directors of the Company may have interests in the transaction that are different from the interests of the stockholders, or relationships that may present conflicts of interest, including the following:

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  as of March 17, 2009, all members of our Board of Directors and all of the executive officers of the Company hold of record 25 or more shares of our common stock and will retain their shares after the transaction;

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  the Company's executive officers hold options to purchase our common stock which will, if unexercised, continue to be outstanding following the going private transaction; and

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  the executive officers and directors of the Company will remain in their positions after the transaction.

        As a result of the Reverse Stock Split and subsequent deregistration under the Exchange Act, we will no longer be subject to the majority of the provisions of the Sarbanes-Oxley Act or the disclosure, reporting and liability provisions of the Exchange Act, including the requirement that our officers and directors personally certify our disclosures to stockholders and the accuracy of our financial statements. Our officers and directors will no longer be subject to the reporting requirements of Section 16 of the Exchange Act or be subject to the prohibitions against short-swing profits. The transaction may therefore significantly lower the liability risk exposure of our officers and directors.

        Our officers and directors do not otherwise have interests in the proposed transaction that differ from those of unaffiliated stockholders. Our officers and directors will not receive any extra benefit that is not shared on a pro rata basis by all other holders of record. The terms of the transaction impact affiliated and unaffiliated stockholders in the same manner. All fractional interests will be cashed out on the same terms on a pro rata basis and all holders of fractional interests will receive the same consideration in exchange for their pre-reverse stock split shares. If the proposed transaction is approved and implemented, our officers and directors will not benefit from any material increase in their respective percentage ownership of our common stock.

        The executive officers and directors of the Company all currently plan to vote in favor of the Reverse Stock Split and the Forward Stock Split for the reasons stated in this proxy statement.

No Appraisal and Dissenters' Rights

        Stockholders who dissent from the Reverse Stock Split have no appraisal rights under Delaware law or under our certificate of incorporation or bylaws in connection with the proposed transaction. Our Board of Directors did not grant unaffiliated stockholders access to our corporate files, nor extend the right to retain counsel or appraisal services at our expense. Retaining an unaffiliated representative in addition to legal counsel and financial advisor employed by the Company would be an added expense of the proposed transaction and would provide little, if any, benefit. Our Board of Directors determined that this proxy statement and the other publicly available information about the Company provide adequate information for unaffiliated stockholders to make an informed decision with respect to the transaction.

Federal Tax Consequences

        The following is a discussion of the material United States federal income tax consequences of the transaction to the stockholders of the Company who are citizens or residents of the United States or that are domestic corporations. This summary does not address all of the possible federal income tax consequences of the Reverse/Forward Stock Split and is not intended as tax advice to any person or entity. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to the Company's stockholders in light of their individual investment circumstances nor to stockholders subject to special treatment under the federal income tax laws (for example, tax exempt entities, financial institutions, life insurance companies, regulated investment companies, taxpayers subject to the alternative minimum tax or who have elected mark-to-market accounting, U.S. expatriates or former long-term residents, and foreign taxpayers), or who hold, have held, or will hold stock as part of a straddle, hedging, or conversion, constructive sale or other integrated transaction for federal income tax purposes. The following discussion assumes that shares of the common stock of the Company are held as capital assets. In addition, no information is provided in this document with respect to the tax consequences of the transaction under foreign, state or local laws.

        The Company believes that there will be no material federal tax consequences for those stockholders who continue to be stockholders of the Company following the consummation of the transaction. Generally, their basis in their current shares should carry forward as their basis in the new shares they will hold after the Forward Stock Split.

        The Company believes that, for those stockholders who receive cash in exchange for fractions of shares of common stock following the Reverse Stock Split, the transaction will be treated as a taxable transaction for federal income tax purposes. Generally, stockholders receiving cash in the transaction will recognize a gain or loss for federal income tax purposes based on the difference between the cost basis of such stockholder in the shares of common stock held immediately prior to the Effective Time of the Reverse Stock Split and $1.85. If shares of the common stock of the Company are held by a stockholder as capital assets, gain or loss recognized by the stockholder will be capital gain or loss, and will be long-term capital gain or loss if the stockholder's holding period for the shares of common stock exceeds 12 months. Under present law, long-term capital gains recognized by an individual stockholder generally will be taxed at a maximum marginal federal tax rate of 15%, and long-term capital gains recognized by a corporate stockholder will be taxed at a maximum marginal federal tax rate of 35%. In addition, under present law, the ability to use capital losses to offset ordinary income is generally limited for stockholders who are individuals to the amount of capital gains recognized during a tax year plus $3,000.

        The discussion above regarding those stockholders who receive cash in exchange for fractions of shares of common stock following the Reverse Stock Split assumes that no stockholder constructively owns stock pursuant to Sections 318 and 302 of the Internal Revenue Code. If you are deemed to constructively own shares of stock in the Company after having all your shares of stock cashed out by the Reverse Stock Split, the tax treatment of the receipt of cash could significantly differ from that described above. In general, Section 318 of the Internal Revenue Code attributes ownership to stockholders of stock owned by certain of the stockholder's family members, stock owned by related partnerships, estates, trusts, and corporations, as well as through any options or other rights to acquire stock held by the stockholder. You should consult your tax advisor regarding the application of the constructive ownership rules of Sections 318 and 302 of the Internal Revenue Code (including the potential waiver of family attribution pursuant to Section 302 of the Internal Revenue Code).

        A stockholder (other than exempt stockholders, including, among others, all corporations) that receives cash in lieu of a fractional share may be subject to twenty-eight percent (28%) backup withholding unless the stockholder provides its taxpayer identification number ("TIN") and certifies that such number is correct or properly certifies that it is awaiting a TIN, or unless an exemption applies. A stockholder that does not furnish its TIN may be subject to a penalty imposed by the Internal Revenue Service (the "IRS"). If backup withholding applies to a stockholder, the corporation is required to withhold twenty-eight percent (28%) from payments to such stockholder. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the United States federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing an appropriate income tax return on a timely basis.

        Tax matters are complicated and the tax consequences of the Reverse Stock Split to each stockholder will depend on the facts of that stockholder's situation. The Company recommends that you consult your tax advisor for a full explanation of the tax consequences of the transaction to you. The foregoing summary of material federal income tax consequences of the transaction to stockholders of the Company is based upon the Internal Revenue Code, applicable Treasury regulations thereunder, rulings and pronouncements of the Internal Revenue Service and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect such stockholders and could affect the continuing validity of this summary. This summary does not purport to discuss all aspects of United States federal income taxation that may be relevant to each stockholder in light of their specific circumstances, or to certain types of stockholders subject to special treatment under United States federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions and tax-exempt organizations). No ruling from the Internal Revenue Service has been obtained (or will be sought) as to the United States federal income tax consequences of the Reverse/Forward Stock Split.

Anticipated Accounting Treatment

        The Company anticipates that it will account for the purchase of stock in the transaction from stockholders as retired stock.

        The transaction will not affect any certificates representing shares of common stock held by registered stockholders owning 25 or more shares of common stock immediately prior to the transaction. Existing certificates held by any of these stockholders will continue to evidence ownership of the same number of shares as is set forth on the face of the certificates.

        Any cashed-out stockholder with share certificates will receive a letter of transmittal after the transaction is completed. These stockholders must complete and sign the letter of transmittal and return it with their stock certificate(s) to the Company's transfer agent before they can receive cash payment for those shares.

Fees and Expenses

        Approximately $6,000 will be required to pay for the fractional shares of the common stock exchanged for cash in the Reverse Stock Split. It is expected that the actual amount paid to acquire the fractional shares will differ from this estimated amount due to possible changes in the number of the Company's stockholders who hold fewer than 25 shares of common stock. In addition, expenses are projected to amount to approximately $94,000 as follows: $35,000 for legal fees; $35,000 for financial advisor fees; $2,000 for filing fees with the SEC; and $22,000 for accounting, printing, mailing, stock transfer and other miscellaneous costs. Funds required to implement the Reverse Stock Split shall be derived from the Company's working capital.

Reservation

        The Company reserves the right to abandon the transaction at any time before the filing of the necessary amendments to the Restated Certificate of Incorporation effecting the Reverse Stock Split with the Delaware Secretary of State. The Company also reserves the right to abandon or delay the transaction if necessary to prosecute and defend any litigation regarding the transaction.

        At this time, our Board of Directors has no intention of abandoning the transaction, other than by reason of an extraordinary event outside of the ordinary course of business or the control of our Board of Directors or the Company.

Conduct of the Company Following the Reverse/Forward Stock Split

        The Company expects its business and operations to continue in the same manner following the Reverse/Forward Stock Split. The Reverse/Forward Stock Split is not expected to have any material effect upon the conduct of the Company's business, other than as described in this proxy statement.

        The Company's federal and state net operating loss carryforwards disclosed in the Company's Form 10K for the year ended December 31, 2008 will not be effected by the Reverse/Forward Stock Split and the Company will be able to use such carryforwards after the Reverse/Forward Stock Split.

The Filing Persons

        In addition to the Company, the "Filing Persons" for the purpose of the Reverse/Forward Stock Split consist of each director and executive officer of the Company. Filing Persons in addition to the Company are as follows:

Name	Age	Position
David L. Warnock	50	Chairman of the Board
Alwaleed Aldryaan	48	Director
William H. Heller	69	Director
Donald W. Hughes	58	Director
Arnold M. Jacob	55	Director
Mark A. Miller	60	President and Chief Executive Officer, Director
Robert H. Orley	52	Director
Curtis Lee Smith, Jr.	80	Director
Charles J. Mallon	52	Executive Vice President and Chief Financial Officer
Timothy A. Kleczka	48	Senior Vice President, Operations

        For information with respect to the business backgrounds of our directors and executive officers listed above, please see the information in this proxy statement under the headings "Proposal No. 3—Election of Directors" and "Executive Officers." The business address and telephone numbers for the Company, its executive officers and the members of our Board of Directors is 1 West Elm Street, Suite 125, Conshohocken, Pennsylvania 19428, (Phone Number: 484.567.3000).

        None of the Filing Parties who are natural persons were convicted in a criminal proceeding during the past five years. None of the Filing Parties who are natural persons were party to any judicial or administrative proceeding as set forth in Item 1003(c) of Regulation M-A. All Filing Parties who are natural persons are United States citizens other than Alwaleed Aldryaan, who is a citizen of the Kingdom of Saudi Arabia.

Security Ownership of Filing Persons

        For information with respect to this matter and the ownership of the Company's securities by the above-listed Filing Persons, please see the information in this proxy statement under the heading "Stock Ownership of Certain Beneficial Owners and Management."

Prior Share Purchases by the Filing Persons

        The Filing Persons have purchased the following numbers of shares of the Company's common stock at the prices and in the time periods indicated as follows. None of the Filing Persons will have their respective shares of common stock retired in the transaction.

Name	Number of Shares	Range of Prices Paid	Average Purchase Price Paid per Quarter	Quarter/Year
Charles J. Mallon	20,000	$1.60	$1.60	2Q/2008
Charles J. Mallon	15,000	$1.65	$1.65	4Q/2007
Charles J. Mallon	10,000	$1.68 - $1.73	$1.70	3Q/2007
Timothy A. Kleczka	1,000	$0.68	$0.68	2Q/2009
Timothy A. Kleczka	12,000	$1.65 - $1.70	$1.67	3Q/2008

Filing Persons' Interest in Net Book Value and Net Earnings

        The effect of the transaction on the Filing Persons interest in the net book value and net earnings of the Company in terms of both dollar amounts and percentages are as follows. Both tables are based on book value and net earnings as of March 31, 2009.

		Before Transaction			After Transaction
Filing Person	Number of Shares*	Book Value	Interest in Book Value (in $)	Interest in Book Value (in %)	Book Value	Interest in Book Value (in $)	Interest in Book Value (in %)
Mark A. Miller	1,095,513	$0.6168	$675,696	5.4051%	$0.6166	$675,496	5.4059%
Charles J. Mallon	118,334	$0.6168	$72,987	0.5838%	$0.6166	$72,965	0.5839%
Timothy A. Kleczka	134,500	$0.6168	$82,958	0.6636%	$0.6166	$82,933	0.6637%
Curtis Lee Smith, Jr	957,551	$0.6168	$590,603	4.7244%	$0.6166	$590,428	4.7251%
Alwaleed Aldryaan	2,469,000	$0.6168	$1,522,842	12.1818%	$0.6166	$1,522,391	12.1836%
William H. Heller	62,279	$0.6168	$38,413	0.3073%	$0.6166	$38,401	0.3073%
Donald Hughes	5,241,539	$0.6168	$3,232,903	25.8612%	$0.6166	$3,231,946	25.8650%
Arnold M. Jacob	3,112,496	$0.6168	$1,919,741	15.3567%	$0.6166	$1,919,173	15.3590%
Robert H. Orley	2,522,496	$0.6168	$1,555,838	12.4457%	$0.6166	$1,555,377	12.4475%
David L. Warnock	5,251,539	$0.6168	$3,239,071	25.9105%	$0.6166	$3,238,112	25.9143%

		Before Transaction			After Transaction
Filing Person	Number of Shares*	EPS	Interest in EPS (in $)	Interest in EPS (in %)	EPS	Interest in EPS (in $)	Interest in EPS (in %)
Mark A. Miller	1,095,513	$(0.03)	$(32,865)	-0.2629%	$(0.03)	$(30,266)	-0.2422%
Charles J. Mallon	118,334	$(0.03)	$(3,550)	-0.0284%	$(0.03)	$(3,269)	-0.0262%
Timothy A. Kleczka	134,500	$(0.03)	$(4,035)	-0.0323%	$(0.03)	$(3,716)	-0.0297%
Curtis Lee Smith, Jr	957,551	$(0.03)	$(28,727)	-0.2298%	$(0.03)	$(26,455)	-0.2117%
Alwaleed Aldryaan	2,469,000	$(0.03)	$(74,070)	-0.5925%	$(0.03)	$(68,213)	-0.5459%
William H. Heller	62,279	$(0.03)	$(1,868)	-0.0149%	$(0.03)	$(1,721)	-0.0138%
Donald Hughes	5,241,539	$(0.03)	$(157,246)	-1.2579%	$(0.03)	$(144,812)	-1.1589%
Arnold M. Jacob	3,112,496	$(0.03)	$(93,375)	-0.7469%	$(0.03)	$(85,991)	-0.6882%
Robert H. Orley	2,522,496	$(0.03)	$(75,675)	-0.6054%	$(0.03)	$(69,691)	-0.5577%
David L. Warnock	5,251,539	$(0.03)	$(157,546)	-1.2603%	$(0.03)	$(145,088)	-1.1611%

*
See the table under the heading "Stock Ownership of Certain Beneficial Owners and Management" for detail as to the common stock ownership of each of the Filing Persons.

 PROPOSAL 1—APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-25 REVERSE STOCK SPLIT

        Our Board of Directors has recommended that the Company "go private" by means of a 1-for-25 reverse stock split of the Company's common stock, accomplished by amending the Restated Certificate of Incorporation of the Company, immediately followed by a 25-for-1 forward stock split of the Company's common stock, also by amending the Restated Certificate of Incorporation of the Company. The first step of this "go private" transaction (this Proposal 1) is approval of an amendment to the Restated Certificate of Incorporation of the Company to effect a 1-for-25 reverse stock split of the Company's common stock.

Annex Relating to Proposal No. 1

        The form of the proposed amendment to the Company's Restated Certificate of Incorporation to effect a 1-for-25 reverse stock split of the Company's common stock is attached to this proxy statement as Annex A.

Votes Required for Approval of Proposal No. 1

        The affirmative vote of a majority of all of the shares entitled to vote on this matter will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to this proposal will be counted for purposes of determining whether there is a quorum, and will have the effect of a vote against the approval of this proposal.

Recommendation of our Board of Directors

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-25 REVERSE STOCK SPLIT.

PROPOSAL 2—APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF
INCORPORATION TO EFFECT A 25-FOR-1 FORWARD STOCK SPLIT

        Our Board of Directors has recommended that the Company "go private" by means of a 1-for-25 reverse stock split of the Company's common stock, accomplished by amending the Restated Certificate of Incorporation of the Company, immediately followed by a 25-for-1 forward stock split of the Company's common stock, also by amending the Restated Certificate of Incorporation of the Company. The second step of this "go private" transaction (this Proposal 2) is approval of an amendment to the Restated Certificate of Incorporation of the Company to effect a 25-for-1 forward stock split of the Company's common stock.

Annex Relating to Proposal No. 2

        The form of the proposed amendment to the Company's Restated Certificate of Incorporation to effect a 25-for-1 forward stock split of the Company's common stock is attached to this proxy statement as Annex B.

Votes Required for Approval of Proposal No. 2

        The affirmative vote of a majority of all of the shares entitled to vote on this matter will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to this proposal will be counted for purposes of determining whether there is a quorum, and will have the effect of a vote against the approval of this proposal.

Recommendation of our Board of Directors

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 25-FOR-1 FORWARD STOCK SPLIT.

 SELECTED HISTORICAL FINANCIAL DATA

Selected Historical Financial Data

	For the Three Months Ended 3/31/2009	For the Year Ended December 31, 2008	For the Year Ended December 31, 2007
Selected Balance Sheet Data:
Current assets	$10,500	$9,701	$9,851
Non-current assets	18,035	17,030	15,425
Current liabilities	11,449	12,206	14,890
Non-current liabilities	4,585	1,917	4,972
Redeemable preferred stock	8,779	9,413	9,413
Other equity	$3,722	$3,195	$(3,999)
Selected Income Statement Data:
Total revenues	$7,866	$37,237	$51,637
Gross profit	4,419	23,232	27,522
Operating income/(loss)	23	5,966	4,223
(Loss)/Income before (provision)/benefit for income taxes	(2)	5,507	6,429
Net (Loss)/Income	$(146)	$6,770	$5,332
Share and Per Share Data:
Outstanding shares at period end	20,268	21,037	20,847
Net (Loss)/Income per share—basic	$(0.03)	$0.54	$0.17
Net (Loss)/Income per share—diluted	$(0.03)	$0.29	$0.13
Book value per share at period end	$0.62	$0.60	$0.26

Earnings to Fixed Charges Ratio

			For the Year Ended December 31,
	For the Three Months Ended 3/31/2009
			2008		2007		2006		2005		2004
Earnings to Fixed Charges Ratio:
Ratio of earnings to fixed charges	0.07	x	3.16	x	3.80	x	(0.89	)x	(1.51	)x	(62.92)
Dollar amount deficiency (in thousands)	$—		$—		$—		$1,381		$10,305		$22,234

 ADDITIONAL INFORMATION ABOUT THE COMPANY

Common Stock Trading Market and Price, Dividend Policy and Transactions

        On May 1, 2008, the Company's common stock began trading on the OTC Bulletin Board under the symbol "NEWH.OB." The following table sets forth the quarterly range of high and low closing quotations per share of common stock from May 1, 2008, through December 31, 2008, along with the high and low closing quotations for the first quarter of 2009, as reported on the OTC Bulletin Board. Prior to being traded on the OTC Bulletin Board, the Company's common stock was traded on the Pink Sheets under the symbol "NEWH.PK." The following table sets forth the quarterly range of high and low closing quotations per share of common stock from January 1, 2007, through April 30, 2008. The quotations below do not reflect the retail mark-up, markdown or commissions and may not represent actual transactions.

2007	High	Low
1st Quarter (January 1 - March 31)	$1.15	$0.80
2nd Quarter (April 1 - June 30)	$1.00	$0.84
3rd Quarter (July 1 - September 30)	$1.90	$0.90
4th Quarter (October 1 - December 31)	$2.25	$1.55

2008	High	Low
1st Quarter (January 1 - March 31)	$1.75	$1.25
2nd Quarter (April 1 - June 30)	$1.80	$1.40
3rd Quarter (July 1 - September 30)	$1.75	$1.15
4th Quarter (October 1 - December 31)	$1.49	$0.51

2009	High	Low
1st Quarter (January 1 - March 31)	$0.85	$0.30

        No dividends were paid on the Company's common stock in the past two years. No dividends may be paid on the Company's common stock unless dividends are first paid to the Company's outstanding Series B Convertible Preferred Stock and Series C Convertible Preferred Stock.

        None of the Company nor any of its affiliates have made an underwritten public offering of the Company's common stock for cash during the past three years that was registered under the Securities Act of 1933, as amended, or exempt from registration under Regulation A.

 GENERAL INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

        At the Annual Meeting, stockholders will act upon the matters listed in the Notice of Annual Meeting and any other matters that properly come before the meeting. In addition, the management team will report on the recent performance of New Horizons Worldwide and respond to questions from stockholders.

Who can vote at the Annual Meeting?

        All stockholders of record at the close of business on [                        ], 2009, or the "record date," are entitled to vote at the Annual Meeting and any postponements or adjournments of the Annual Meeting.

What are the voting rights of the holders of our outstanding common stock and preferred stock?

        Holders of our common stock will vote on all matters to be acted upon at the Annual Meeting. Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon at the Annual Meeting.

        Holders of our two outstanding series of preferred stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock, are entitled to vote together with the common stock, as a single class, on each matter submitted to stockholders. Holders of shares of the Series B and Series C Preferred Stock are entitled to a number of votes equal to the number of full shares of common stock into which such preferred shares are convertible, as of the record date.

        With respect to the election of eight directors, three directors shall be elected by the holders of our common stock, three shall be elected by the holders of our Series B Convertible Preferred Stock and two shall be elected by the holders of our Series C Convertible Preferred Stock.

Who can attend the Annual Meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. If you hold your shares through a broker or other nominee, you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Everyone must check in at the registration desk at the Annual Meeting.

How do I vote?

        You may attend the Annual Meeting and vote in person. Alternatively, you may vote your shares by proxy by mail, electronically or by telephone. To vote by mail, simply mark, sign and date your proxy card and return it in the postage-paid envelope provided for receipt by us prior to [                        ], 2009 (proxy cards received after 11:59 p.m., [                        ], 2009 will not be counted). The enclosed proxy card contains instructions for electronic and telephonic voting, which is available to stockholders 24 hours a day, seven days a week until 10:00 a.m., Eastern time, on [                        ], 2009.

        Please note that if your shares are held in "street name," you must check the proxy card or contact your broker or nominee to determine if you will be able to vote electronically or by telephone. If you want to vote in person at the Annual Meeting and you hold New Horizons Worldwide common stock in street name, you must obtain a proxy card from your broker and bring that proxy card to the Annual Meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the record date.

        Please also note that by casting your vote by proxy in any of the ways listed above, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions.

Is my vote confidential?

        Yes. Proxy cards, ballots and voting tabulations that identify stockholders are kept confidential except in certain circumstances where it is important to protect the interests of New Horizons Worldwide and its stockholders.

What if I do not indicate my preference on the proxy card?

        If you return a proxy card but do not indicate how you would like your shares to be voted with respect to a particular proposal, your shares will be voted FOR the election of those nominees included in the nominated slate of directors for whom you are entitled to vote. As to other matters as may properly come before the meeting (or any adjournments or postponements thereof), the proxy holders will vote as recommended by our Board of Directors. If no such recommendation is made, the proxy holders will be authorized to vote upon such matters in their own discretion.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of New Horizons Worldwide either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request to recast your vote. Attendance at the Annual Meeting will not, by itself, revoke a previously granted proxy.

What constitutes a quorum?

        As of the record date, New Horizons Worldwide had 11,805,269 shares of its common stock outstanding, and the Series B and Series C Convertible Preferred Stock were convertible into an aggregate of 9,587,212 shares of common stock. This equals an aggregate of 21,392,481 votes that are entitled to be cast at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders entitled to cast at least a majority of votes which all stockholders are entitled to cast as of the record date, or 10,696,241 votes, will constitute a quorum. Broker non-votes, abstentions and votes withheld count as shares present at the Annual Meeting for purposes of a quorum.

What are the recommendations of our Board of Directors?

        Unless you instruct otherwise on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends a vote:

  •
  FOR approval of an amendment to the Company's Restated Certificate of Incorporation to effect a 1-for-25 reverse stock split of the Company's common stock by amending the Restated Certificate of Incorporation of the Company; and

  •
  FOR approval of an amendment to the Company's Restated Certificate of Incorporation to effect a 25-for-1 forward stock split of the Company's common stock immediately following the 1-for-25 reverse stock split of the Company's common stock, also by amending the Restated Certificate of Incorporation of the Company.

        As a result of these proposed amendments, (a) each share of the Company's common stock held of record by a stockholder owning fewer than 25 shares immediately before the effective time of the Initial Amendment will be converted into the right to receive $1.85 in cash, without interest, per pre-split share and (b) each share of common stock held by a stockholder of record after the effective time of the Initial Amendment will represent 25 shares of the Company's common stock upon the filing of the Subsequent Amendment with the Department of State of the State of Delaware. Although both the Reverse Stock Split and the Forward Stock Split will be voted on separately, the Company will not effect either the Reverse Stock Split or the Forward Stock Split unless both of such transactions are approved by the Company's stockholders.

  •
  FOR the election of the nominated slate of directors; and

  •
  FOR ratification of our Audit Committee's appointment of McGladrey & Pullen, LLP ("McGladrey") as our independent accountants for our fiscal year ending December 31, 2009.

        The proxy holders will vote as recommended by our Board of Directors with respect to any other matter that properly comes before the Annual Meeting. If our Board of Directors gives no recommendation on any such matter, the proxy holders will vote in their own discretion.

What vote is required to approve each proposal?

Proposal to Effect a 1-for-25 Reverse Stock Split of the Company's Common Stock

        The affirmative vote of a majority of all of the shares entitled to vote on this matter will be required for approval.

Proposal to Effect a 25-for-1 Forward Stock Split of the Company's Common Stock

        The affirmative vote of a majority of all of the shares entitled to vote on this matter will be required for approval.

Election of Directors

        The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked "WITHHELD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Thus, within each grouping of directors (i.e., three to be elected by the holders of our common stock, three to be elected by the holders of our Series B Convertible Preferred Stock and two to be elected by the holders of our Series C Convertible Preferred Stock) the three, three and two candidates, respectively, with the most affirmative votes will be elected at the Annual Meeting.

Appointment of McGladrey

        The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for approval.

How are abstentions counted?

        A properly executed proxy marked "ABSTAIN" with respect to any such matter will be counted for purposes of determining whether there is a quorum. However, under Delaware law, a proxy marked "ABSTAIN" is not considered a vote cast.

        Accordingly, an abstention will have the effect of:

  •
  a vote against the proposal to effect a 1-for-25 reverse stock split of the Company's common stock and a vote against the proposal to effect a 25-for-1 forward stock split of the Company's common stock; and

  •
  no effect on the proposal regarding the election of directors and ratification of our Audit Committee's appointment of McGladrey.

What is a "broker non-vote"?

        Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on "routine matters," such as director elections and ratification of independent registered public accounting firms, but not on non-routine matters, such as amendments to charter document and adoptions of equity incentive plans.

How are broker non-votes counted?

        Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of shares entitled to vote on a specific proposal.

        Accordingly, a broker non-vote will have the effect of:

  •
  a vote against the proposal to effect a 1-for-25 reverse stock split of the Company's common stock and a vote against the proposal to effect a 25-for-1 forward stock split of the Company's common stock; and

  •
  no effect on the proposal regarding the election of directors and ratification of our Audit Committee's appointment of McGladrey.

Who conducts the proxy solicitation and how much will it cost?

        New Horizons Worldwide is soliciting the proxies and will bear the cost of the solicitation. New Horizons Worldwide may ask its officers and other employees, without compensation other than their regular compensation, to solicit proxies by further mailing or personal conversations, or by telephone, facsimile, Internet or other means of electronic transmission. New Horizons Worldwide will also, if asked, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our capital stock.

 PROPOSAL NO. 3—ELECTION OF DIRECTORS

        The Board of Directors currently has eight members, eight of whom are nominees for director this year. These nominees are: Curtis Lee Smith, Jr., Mark A. Miller, William H. Heller (to be voted upon solely by holders of common stock), Alwaleed Aldryaan, Donald W. Hughes, David L. Warnock (to be voted upon solely by holders of the Series B Convertible Preferred Stock), and Arnold M. Jacob and Robert H. Orley (to be voted upon solely by holders of the Series C Convertible Preferred Stock). Richard L. Osborne, who was a member of the Board of Directors, retired from his post on December 31, 2008.

        Each nominee has consented to being named in this proxy statement and to serve as a director if elected. We know of no reason why any nominee would be unable to serve. The persons named as proxy agents in the enclosed proxy card intend (unless instructed otherwise by a stockholder) to vote for the election of the nominees.

        The following is certain information with respect to the eight individuals currently serving as members of the Board of Directors who are also all nominees for director this year.

        The Board of Directors Recommends That You Vote "FOR" Each of the Following Director Nominees, All of Whom are Incumbent Directors:

        David L. Warnock, 50, has served as the Company's Chairman of the Board since March 2009 and as was elected to the Company's Board of Directors in February 2005. Mr. Warnock is a founding member of Camden Partners Holdings, LLC (previously known as Cahill, Warnock & Company, LLC), an asset management firm established to make private equity investments. Prior to founding Camden Partners Holdings, LLC in 1995, Mr. Warnock had been employed from 1983 through 1995 at T. Rowe Price Associates. He was the President of T. Rowe Price Strategic Partners and T. Rowe Price Strategic Partners II, private equity partnerships. Mr. Warnock was also an Executive Vice President of the T. Rowe Price New Horizons Fund. Mr. Warnock serves on the boards of American Public Education, Inc., Nobel Learning Communities, Inc., Primo Water Corporation, Questar Assessment, Inc., Towne Park Ltd., CIBT School of Business and Technology Corp., Ranir, LLC and Camden Learning Corporation. Mr. Warnock is Chairman of the Center For Urban Families and serves on the boards of the University of Wisconsin Applied Security Analysis Program and the Georgia O'Keeffe Art Museum. Mr. Warnock is also a trustee on the board of the Baltimore Museum of Art. Mr. Warnock is a Chartered Financial Analyst.

        Alwaleed Aldryaan, 48, was elected to the Company's Board of Directors in July 2006. Mr. Aldryaan serves as President of Alkhaleej Training and Education Corporation, or Alkhaleej. He served in various computer-operations positions with the Saudi government until 1993, when he and four other individuals formed Alkhaleej. Alkhaleej became a New Horizons franchisee in 1994 and now operates 32 centers in Saudi Arabia and sub-franchises 11 others in the region.

        William H. Heller, 69, was a partner with the public accounting firm of KPMG Peat Marwick LLP from February 1971 until December 1991 and currently manages his own asset management firm, William H. Heller & Associates. He was elected as a director on July 1, 1992. Mr. Heller also serves as a director of Ohio Savings Financial Corporation, a Cleveland, Ohio—based savings and loan holding company. Mr. Heller has served as a member of the Company's Audit Committee and Compensation Committee during the term of his directorship. He is currently Chairman of the Audit Committee.

        Donald W. Hughes, 58, was elected to the Company's Board of Directors in July 2006. Mr. Hughes is a Managing Member and the Chief Financial Officer of Camden Partners Holdings, LLC. He is also a principal of Cahill, Warnock & Company, LLC where he holds similar positions. Prior to joining Camden Partners in 1997, Mr. Hughes served as Chief Financial Officer of Capstone Pharmacy Services, Inc., a public, small-cap institutional pharmacy-services provider from December 1995. He previously spent 11 years as Executive Vice President and Chief Financial Officer of Broventure

Company, Inc., a closely held investment company, and 12 years in the audit division of Arthur Andersen LLP. Mr. Hughes has served on the boards of several public and private companies and presently serves on the boards of Questar Assessment, Inc. and The Maryland Food Bank. Mr. Hughes is a Certified Public Accountant.

        Arnold M. Jacob, 55, who was elected to the Company's Board of Directors in November 2007, is a principal of ATMF Realty and Equity Corporation in Bloomfield Hills, Michigan, a company that invests in real estate and business ventures. In addition to developing some five million square feet of commercial real estate, ATMF Realty and its affiliates own interests in businesses, including companies that distribute garden and seed products, manufacture ice cream—making equipment, operate inner-city movie theaters, manufacture sausage for major grocery chains and publish weekly newspapers. Through an affiliate, ATMF Renewable Energy, LLC, the company has recently invested in NextDiesel™, a biodiesel producer in Adrian, Michigan.

        Mark A. Miller, 60, has served as President and Chief Executive Officer of the Company since July 2006. From 2000 to 2006, Mr. Miller served as Group Executive Vice President for the Americas for Right Management, a career transition and organizational consulting services provider, where he was responsible for business in the Americas. Prior to joining Right Management, Mr. Miller served as Chairman and CEO of Signature Care Networks from 1994 to 2000, a consolidated surgical practice management company that he co-founded. From 1988 through 1994, Mr. Miller held a number of executive positions at Nutri/System, a consumer weight loss business. Prior to joining Nutri/System, Mr. Miller served as a division manager for PepsiCo.

        Robert H. Orley, 52, who was elected to the Company's Board of Directors in November 2007, is Vice President and a director of Real Estate Interests Group, Inc. in Bloomfield Hills, Michigan. Real Estate Interests Group, Inc. is a real estate development and management company. Mr. Orley also serves as a director of Mackinac Financial Corporation, a bank holding company, is Chairman and CEO of RheTech, Inc., a plastics compounder, and is a founding Board Member of Telemus Capital Partners, a financial advisory and private equity firm of Michigan. Since December 31, 2008, Mr. Orley has served as Chairman of the Governance Committee.

        Curtis Lee Smith, Jr., 80, has served as a Director since July 1986, and had the additional titles and duties of Chairman of the Board from July 1986 through March 2009, President from August 1989 through July 1992 and Chief Executive Officer from July 1986 to August 1999. Mr. Smith served as President of National Copper & Smelting Co., a Cleveland, Ohio—based manufacturer and distributor of copper products, from 1962 to 1985, and as President of NCS Holdings Corporation, a Cleveland, Ohio—based holding company which operated a copper tubing importing and fabricating business, from 1985 to 1988.

Board of Directors and Committee Meetings

        There are no family relationships among New Horizon's officers and directors.

        During the fiscal year ended December 31, 2008, the Board of Directors held a total of 7 meetings. Each member of the Board of Directors attended more than 75% of the meetings of the Board of Directors and of the committees of which he was a member.

        William H. Heller is an independent director within the meaning of NASDAQ Rule 4200(a)(15). The remaining directors would not be considered "independent" under such listing standards for various reasons. Though the majority of the Company's Board of Directors is not composed of "independent" directors, the majority of its Board of Directors is composed of non-management directors. The non-management directors reasonably believe that they are able to provide independent judgment on behalf of the Company.

        The Board of Directors has constituted a Governance Committee, a Compensation Committee, an Audit Committee and a Products and Services Committee.

        The Governance Committee met on two occasions in 2008 and operates under a charter approved by the Board of Directors. The Governance Committee is responsible for (i) identifying individuals qualified to become directors and selecting director nominees or recommending nominees to the Board of Directors for nomination, (ii) recommending nominees for appointment to committees of the Board of Directors, (iii) developing and recommending charters of committees of the Board of Directors and (iv) overseeing the corporate governance of New Horizons Worldwide and, as deemed necessary or desirable from time to time, developing and recommending corporate governance policies to the Board of Directors. The Governance Committee currently consists of Robert H. Orley (Chairman), Curtis Lee Smith, Jr. and Alwaleed Aldryaan. A copy of the charter of the Governance Committee is posted and available on the Corporate Governance link of the "About Us" section of the New Horizon's website, www.newhorizons.com. Information on our website is not incorporated by reference in this report.

        The Compensation Committee met on one occasion in 2008 and operates under a charter approved by the Board of Directors, and is responsible for (i) determining or recommending to the Board of Directors the compensation of the Chief Executive Officer and each other executive officer or any other officer who reports directly to the Chief Executive Officer based on the performance of each officer, (ii) making recommendations to the Board of Directors regarding stock option and purchase plans and other equity compensation arrangements and (iii) preparing reports regarding executive compensation for disclosure in New Horizons Worldwide proxy statements or as otherwise required by applicable laws. The Compensation Committee currently consists of David L. Warnock (Chairman) and Curtis Lee Smith, Jr., neither of whom is a member of Company management. A copy of the Compensation Committee charter is posted and available on the Corporate Governance link of the "About Us" section of the New Horizon's website, www.newhorizons.com. Information on our website is not incorporated by reference in this report.

        The Audit Committee operates under a charter approved by the Board of Directors. The Audit Committee's primary responsibilities are to (i) oversee New Horizons accounting and financial reporting policies, processes, practices and internal controls, (ii) appoint, compensate and oversee the independent registered public accounting firm, (iii) review the quality and objectivity of New Horizons Worldwide independent audit and financial statements and (iv) act as liaison between the Board of Directors and the independent registered public accounting firm. The Audit Committee currently consists of William H. Heller (Chairman), Donald W. Hughes and Arnold M. Jacob and met on four occasions in 2008. Though only Mr. Heller technically meets the definition of "independence" under the Sarbanes-Oxley Act, the Board of Directors has determined that no member of the Audit Committee has a relationship with the Company that is reasonably likely to interfere with the Audit Committee's ability to perform its functions. The Board of Directors believes that each member of the Audit Committee is financially literate and is qualified to serve on the Audit Committee. The Board of Directors further believes that Mr. Hughes qualifies as a "financial expert" on the basis of his business background and experience as he is a Certified Public Accountant and has served as the chief financial officer of several companies including his current employer, Camden Partners. The Board of Directors has also determined that Mr. Hughes will be able to exercise independent judgment and to perform his Audit Committee responsibilities in a fair and impartial manner. Accordingly, the Board of Directors has determined that the best interests of the Company require that Mr. Hughes remain as a member of the Audit Committee and be deemed to be the Audit Committee's financial expert. A copy of the Audit Committee charter is posted and available on the Corporate Governance link of the "About Us" section of the New Horizons website, www.newhorizons.com. Information on our website is not incorporated by reference in this report.

        The Products and Services Committee, formed on December 11, 2006, met on two occasions in 2008 and operates under a charter approved by the Board of Directors. The Products and Services

Committee is responsible for (i) evaluating existing and future products and services available to the Company, its customers and its franchisees, (ii) identifying opportunities either through implementing existing ideas and/or products or acquiring new products, (iii) working with the Company's Franchise Advisory Council and selected franchisees to create added value to the franchise network, (iv) creating strategic partnerships with the major IT vendors, (v) working with senior management and the Company's products department to develop policies and procedures governing the implementation of new products, (vi) evaluating periodic reports from the Company's products department regarding new products and services and (vii) advising the Board of Directors regarding the major products and services being reviewed and implemented. The Products and Services Committee consists of Alwaleed Aldryaan (Chairman), David L. Warnock, Robert Orley and Mark A. Miller. Shane Kim, an employee of Camden Partners Holdings, LLC, is typically invited to participate in the Products and Services Committee's deliberations as an observer.

 EXECUTIVE OFFICERS

        The following table sets forth the name, age, and position of each person who was serving as an executive officer as of March 31, 2009.

Name	Age	Position
Mark A. Miller	60	President, Chief Executive Officer and Director
Charles J. Mallon	52	Executive Vice President and Chief Financial Officer
Timothy A. Kleczka	48	Senior Vice President, Operations

        Set forth below is biographical information about our executive officers, except for Mr. Miller, whose biographical information is provided above. The executive officers are elected or appointed by the Board of Directors to serve until election or appointment and qualification of their successors or their earlier death, resignation or removal.

        Charles J. Mallon joined the Company in February 2007 as Executive Vice President of Finance and Administration and assumed the title of Chief Financial Officer in August 2007 upon the departure of Charles M. Caporale. Mr. Mallon was with Right Management from October 1996 through November 2006, where he served as Senior Vice President of Financial Operations until being promoted in September 1999 to the role of Executive Vice President & Chief Financial Officer. Right Management is a global provider of career transition and organizational consulting services. From October 1990 through October 1996, Mr. Mallon served as Senior Vice President & Chief Financial Officer of ACS Enterprises, Inc., a publicly traded wireless cable television provider. Prior to ACS Enterprises, Inc, Mr. Mallon spent twelve years in the Audit division of Ernst & Young. Mr. Mallon is a Certified Public Accountant.

        Timothy A. Kleczka has been with the Company since 1994. He was promoted to Senior Vice President of Operations in November 2006. Prior to his promotion, he served as Senior Vice President of our subsidiary New Horizons Computer Learning Centers EMEA, LLC, or EMEA. He joined EMEA in 1998 as Director of Franchise Support and was promoted to Vice President of New Horizons and Vice President of EMEA in 1999. Prior to that, Mr. Kleczka served as the General Manager of New Horizons Auckland, New Zealand from 1996 to 1998. He started his career with New Horizons at the company's original location in Santa Ana, California from 1994 to 1996, where he served as Vice President of Sales and Marketing. Mr. Kleczka is a United States Marine Corps veteran, a graduate of the Naval Air Traffic Control Academy, Memphis, Tennessee and a Certified Franchise Executive (CFE).

 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The number of shares of common stock beneficially owned, beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any common stock shares as to which the individual or entity has sole or shared voting power or investment power and includes any common stock shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of April 27, 2009, through the exercise of any warrant, stock option or other right, including the right to convert outstanding shares of our preferred stock into common stock. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares of our common stock underlying options and warrants that are exercisable within 60 days of April 27, 2009, and including that person's right to convert outstanding shares of our preferred stock into common stock, are considered to be outstanding. To our knowledge, except as indicated in the footnotes to the following table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The following table is based on 11,570,269 shares of common stock outstanding as of April 27, 2009. Unless otherwise indicated, the address of all individuals and entities listed below is 1900 S. State College Blvd, Suite 120, Anaheim, CA 92806.

        The following table sets forth information with respect to common stock owned on April 27, 2009, unless otherwise noted, by each person known by the Company to own beneficially more than 5% of the Company's outstanding common stock at such date, the number of shares owned by each such person and the percentage of the outstanding shares represented thereby. The table also lists beneficial ownership of common stock by each of the Company's directors and each named executive officer named in the section entitled "Executive Officers" and all directors and executive officers as a group. Unless indicated otherwise, the address of each director and named executive officer is 1900 S. State College Blvd., Suite 120, Anaheim, California 92806:

	Note	Shares of Common Stock Beneficially Owned	Series B Shares Beneficially Owned, as Converted	Percent of Series B	Series C Shares Beneficially Owned, as Converted	Percent of Series C	Shares of Common Stock Beneficially Owned (incl. converted preferred stock)	Percent of Voting Securities Before Transaction	Percent of Voting Securities After Transaction
Mark A. Miller	(1)	1,095,513	—		—		1,095,513	9.468%	9.471%
Charles J. Mallon	(2)	118,334	—		—		118,334	1.023%	1.023%
Timothy A. Kleczka	(3)	134,500	—		—		134,500	1.162%	1.163%
Curtis Lee Smith, Jr	(4)	957,551	—		—		957,551	8.276%	8.278%
Alwaleed Aldryaan	(5)	2,024,553	—		444,447	10.0%	2,469,000	20.550%	20.555%
William H. Heller	(6)	62,279	—		—		62,279	0.538%	0.538%
Donald Hughes	(7)	987,660	4,253,879		—		5,241,539	33.124%	33.130%
Arnold M. Jacob	(8)	1,112,500	—	100.0%	1,999,996	45.0%	3,112,496	22.936%	22.941%
Robert H. Orley	(9)	522,500	—		1,999,996	45.0%	2,522,496	18.588%	18.593%
Richard L. Osborne	(10)	52,303	—		—		52,303	0.452%	0.452%
David L. Warnock	(7)	997,660	4,253,879		—		5,251,539	33.187%	33.193%
Camden Partners Strategic III, LLC 500 East Pratt Street, Suite 1200, Baltimore, MD 21202	(7)	1,024,865	4,253,879	100.0%	—		5,278,744	33.359%	33.365%
NH Investment LLC (NHI) 40900 Woodward Ave., Suite 130, Bloomfield Hills, MI 48304	(9)	400,000	—	100.0%	1,999,996	45.0%	2,399,996	17.686%	17.690%

	Note	Shares of Common Stock Beneficially Owned	Series B Shares Beneficially Owned, as Converted	Percent of Series B	Series C Shares Beneficially Owned, as Converted	Percent of Series C	Shares of Common Stock Beneficially Owned (incl. converted preferred stock)	Percent of Voting Securities Before Transaction	Percent of Voting Securities After Transaction
ATMF New Horizons, LLC (ATMF) 6735 Telegraph Road, Suite 110, Bloomfield Hills, Michigan, 48301	(8)	400,000	—		1,999,996	45.0%	2,399,996	17.686%	17.690%
Ingalls & Snyder LLC 61 Broadway, New York, NY 10006	(11)	1,088,500	—		—		1,088,500	9.408%	9.410%
Stuart O. Smith	(12)	1,012,438	—		—		1,012,438	8.750%	8.753%
George S. Rich 904 S. Broadway, Baltimore, MD 21231	(13)	950,455	—		—		950,455	8.215%	8.217%
Financial & Investment Management Group, Ltd (FIMG) 111 Cass Street, Traverse City, MI 49684	(14)	692,613	—		—		692,613	5.986%	5.988%
Osmium Partners (John H. Lewis) 388 Market St., Suite 920, San Francisco, CA 94111	(15)	820,423	—		—		820,423	7.091%	7.093%
All Directors and Executive Officers as a Group (14 persons)	(16)	8,226,188	4,253,879		4,444,439		15,936,846	64.989%	64.997%

(1)
Mr. Miller's ownership figure includes 358,002 shares, which may be acquired upon the exercise of immediately exercisable stock options. Mr. Miller has non-exercisable options of 380,332 at various option prices that are not included as part of his beneficial ownership in the table above.

(2)
Mr. Mallon's ownership figure includes 43,334 shares, which may be acquired upon the exercise of immediately exercisable stock options. Mr. Mallon has non-exercisable options of 46,666 at various option prices that are not included as part of his beneficial ownership in the table above.

(3)
Mr. Kleczka's ownership figure includes 95,500 shares, which may be acquired upon the exercise of immediately exercisable stock options. Mr. Kleczka has non-exercisable options of 50,000 at various option prices that are not included as part of his beneficial ownership in the table above.

(4)
These shares are owned directly by the Declaration of Trust of Curtis Lee Smith, Jr., of which Mr. Curtis Lee Smith, Jr., is settlor and trustee.

(5)
Mr. Aldryaan's ownership figure includes 1,900,910 shares of common stock which may be acquired upon the exercise of warrants received as part of the $4,000,000 Credit Agreement with the Company. His ownership figure also includes 88,889 shares of common stock which may be acquired upon the exercise of warrants and 444,447 shares of common stock which may be acquired upon the conversion of 14,337 shares of Series C Preferred Stock issued to Alkhaleej Training and Education Corporation, of which Mr. Aldryaan is the Chief Executive Officer.

(6)
Mr. Heller's ownership figure includes 20,000 shares which may be acquired upon the exercise of immediately exercisable stock options.

(7)
Mr. Hughes and Mr. Warnock are managing members of Camden Partners Strategic III, LLC ("CPS III") which is the sole general partner of the Camden Partners Strategic Fund III, L.P. ("Fund III") and Camden Partner Strategic Fund III-A, L.P. ("Fund III-A" and together with "Fund III", the "Funds"). Collectively, the Funds hold warrants exercisable into 950,455 shares of common stock and 174,693 shares of Series B Preferred Stock (the "Series B Shares") convertible into 4,253,879 shares of common stock. Fund III holds warrants exercisable into 912,436 shares of common stock and 167,723 Series B Shares convertible into 4,084,156 shares of common stock and Fund III-A holds warrants exercisable into 38,019 shares of common stock and 6,970 Series B Shares convertible into 169,724 shares of common stock. Based solely on information in a Schedule 13-D/A filed with the SEC dated February 14, 2008, because of their relationship as affiliated entities, each of the Funds may be deemed to own beneficially the securities held of record by the other. Additionally, as the sole general partner of the Funds, CPS III may be deemed to own beneficially the securities held of record by each of the Funds, and the managing members of CPS III may be deemed to own beneficially the securities held of record by each of the Funds. Mr. Hughes' and Mr. Warnock's respective beneficial ownership figures include the shares held by the Funds although both disclaim beneficial ownership of the securities held by the Funds. Mr. Hughes' and Mr. Warnock's respective beneficial ownership figures each include 37,205 shares of common stock issued as payment for director fees to Camden Partners Holdings, LLC, of which Mr. Hughes is a Managing Member and the Chief Financial Officer and Mr. Warnock is a Managing Member and the President. Mr. Warnock's beneficial ownership figure also includes 10,000 shares of common stock which may be acquired upon the exercise of immediately exercisable stock options.

(8)
Based solely on a Schedule 13-D filed with the SEC on July 12, 2007, Mr. Jacob is the beneficial owner of 690,000 shares of common stock, over which he has sole disposition power, and, pursuant to the terms of a voting agreement, shared voting power with Mr. Orley. These 690,000 shares of common stock are included in the beneficial ownership number of Mr. Jacob. ATMF New Horizons, LLC ("ATMF") is the record owner of 64,516 shares of Series C Preferred Stock, which are convertible into 1,999,996 shares of common stock. Mr. Jacob, as managing member of ATMF, has shared disposition power and shared voting power with ATMF with respect to these shares of Series C Preferred Stock and, pursuant to the terms of a voting agreement, shared voting power with Mr. Orley with respect to these shares. ATMF is the record owner of warrants exercisable into 400,000 shares of common stock. These warrants are immediately exercisable for an exercise price of $0.75 per share until July 3, 2012, except that such warrants may not be exercised for a period beginning January 1, 2010 through April 4, 2012 and are subject to certain cancellation provisions during this period in the event of a predetermined increase in the market price of the common stock, as further described in the form of such warrant. The shares of Series C Preferred Stock and the shares of common stock underlying the warrants held by ATMF are included in the beneficial ownership figure of Mr. Jacob.

(9)
Mr. Orley is the joint beneficial owner with his wife of 100,000 shares of common stock, over which he has shared disposition and voting power with his wife and, pursuant to the terms of a voting agreement, shared voting power with Mr. Jacob. Based solely on a Schedule 13-D filed with the SEC on July 12, 2007, Mr. Orley is the President, Secretary and Treasurer of NH Manager, Inc. ("NH Manager"). NH Manager is the sole manager of NH Investment LLC ("NHI"). NHI is the record owner of 64,516 shares of Series C Preferred Stock, which are convertible into 1,999,996 shares of common stock. NH Manager, as sole manager of NHI, and Mr. Orley, as President of NH Manager, have shared disposition power and shared voting power with respect to these shares of Series C Preferred Stock. Pursuant to the terms of a voting agreement, Mr. Orley also has shared voting power with Mr. Jacob with respect to these shares. NHI is the record owner of warrants exercisable into 400,000 shares of common stock. Such warrants are immediately exercisable at the exercise price of $0.75 per share until July 3, 2012, except that such warrants may not be exercised for a period beginning January 1, 2010 until April 3, 2012 and are subject to certain cancellation provisions during the non-exercise period in the event of a predetermined increase in the market price of the common stock, as further described in the form of such warrant. NH Manager, as sole manager of NHI, and Mr. Orley, as President of NH Manager, have shared disposition power of these warrants and shared voting and disposition power over the shares of common stock underlying such warrants. The shares of Series C Preferred Stock and the shares of common stock underlying the warrants held by NHI are included in the beneficial ownership figure of Mr. Orley.

(10)
Mr. Osborne's beneficial ownership figure includes 20,000 shares which may be acquired upon the exercise of immediately exercisable stock options. As of December 31, 2008, Mr. Osborne retired from the Company's Board of Directors.

(11)
Based solely upon information in a Schedule 13-G filed with the SEC dated January 28, 2009, Ingalls & Synder LLC has authority and responsibility for investment, voting and disposition decisions for 1,088,500 shares of common stock, which aggregate number includes 973,500 shares of common stock owned by Underhill Partners LP.

(12)
These shares of common stock are owned directly by the Declaration of Trust of Stuart O. Smith, of which Mr. Stuart O. Smith is settlor and trustee.

(13)
Mr. Rich's beneficial ownership figures represents common stock underlying warrants received as part of a $4,000,000 Credit Agreement with the Company.

(14)
Based solely upon information in a Schedule 13-G filed with the SEC dated January 29, 2008, Financial & Investment Management Group, Ltd ("FIMG") has shared voting and dispositive power of these shares. FIMG is a registered investment advisor managing individual client accounts. All shares are owned by these individual clients. Because of this, FIMG disclaims beneficial ownership.

(15)
Based solely upon information in a Schedule 13-G filed with the SEC dated February 17, 2009, John H. Lewis has authority and responsibility for investment, voting and disposition decisions for Osmium Partners, LLC, Osmium Capital, LP, Osmium Capital II, LP, and Osmium Spartan, LP.

(16)
The ownership figure of directors and named executive officers as a group includes 674,671 shares, which may be acquired upon the exercise of immediately exercisable stock options, 174,693 shares of Series B Preferred Stock convertible into 4,253,879 shares of common stock, 143,369 shares of Series C Preferred Stock convertible into 4,444,439 shares of common stock, and warrants exercisable into 3,740,254 shares of common stock.

 STOCKHOLDER COMMUNICATION WITH BOARD OF DIRECTORS

        Stockholders may send communications to the Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of the Board of Directors, care of Gregory E. Marsella, Secretary, New Horizons Worldwide, Inc., 1900 S. State College Blvd., Suite 120, Anaheim, California 92806. In general, all stockholder communications sent to our secretary for forwarding to the Board of Directors, or to specified Board of Directors members, will be forwarded in accordance with the sender's instructions. However, our secretary reserves the right to not forward to Board of Directors members any abusive, threatening or otherwise inappropriate materials.

 PROPOSAL NO. 4—RATIFICATION OF OUR AUDIT COMMITTEE APPOINTMENT OF
INDEPENDENT ACCOUNTANTS FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2009

        Our Audit Committee has selected McGladrey & Pullen, LLP ("McGladrey") to act in the capacity of independent accountants for the current fiscal year. Ratification and approval by the stockholders is sought by our Board of Directors for the selection of McGladrey as independent accountants to audit our accounts and records for the fiscal year ending December 31, 2009, and to perform other appropriate services.

        Representatives of McGladrey will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to questions by stockholders.

Votes Required for Approval of Proposal No. 4

        The affirmative vote of a majority of the votes cast by all the stockholders entitled to vote for this proposal will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to this proposal will be counted for purposes of determining whether there is a quorum. However, under Delaware law, a proxy marked "ABSTAIN" is not considered a vote cast. Accordingly, an abstention will have no effect on the approval of this proposal.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED RATIFICATION OF OUR AUDIT COMMITTEE'S APPOINTMENT OF MCGLADREY & PULLEN, LLP AS OUR INDEPENDENT ACCOUNTANTS FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2009.

STOCKHOLDER NOMINATIONS FOR DIRECTORS AT NEXT ANNUAL MEETING

        The nominees for election by holders of the Company's preferred stock are selected by the holders of the preferred stock. Nominees for election by the holders of common stock to the Board of Directors are selected by our Governance Committee. The Governance Committee seeks nominees with the highest personal and professional character and integrity, who possess appropriate characteristics, skills, experience and time to make a significant contribution to the Board of Directors, the Company and its stockholders.

        The Governance Committee will consider recommendations for nominations for election by the holders of common stock from a variety of sources, including directors, business contacts, legal counsel, community leaders and members of management. In addition, the Governance Committee will consider stockholder recommendations for director nominees that are received in a timely manner. Nominees proposed by stockholders will be considered using the same criteria and in the same manner as all other nominees. All such stockholder recommendations should be submitted in writing in care of Gregory E. Marsella, Secretary, New Horizons Worldwide, Inc., 1900 S. State College Blvd., Suite 120, Anaheim, California 92806 no later than [                        ].

        Our by-laws require that we be given advance notice of stockholder nominations for election to the Board of Directors. Such nominations for the 2010 annual meeting of stockholders, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by certified mail, return receipt requested to the Secretary, in accordance with our by-laws. Our by-laws also require that such notice contain certain additional information. Copies of our by-laws can be obtained without charge from the Secretary.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

        We encourage all of the directors to attend our annual meetings of stockholders.

 OTHER MATTERS

        As of the date of this proxy statement, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies properly completed and returned to New Horizons Worldwide will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in the discretion of the proxy holder.

        A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008 AND THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2009, BOTH AS FILED WITH THE SEC, EXCLUDING EXHIBITS, MAY BE OBTAINED BY STOCKHOLDERS WITHOUT CHARGE BY WRITTEN REQUEST ADDRESSED TO: NEW HORIZONS WORLDWIDE, INC., 1 WEST ELM STREET, SUITE 125, CONSHOHOCKEN, PENNSYLVANIA 19428, ATTENTION: INVESTOR RELATIONS.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

        Any stockholder who intends to present a proposal at the 2010 annual meeting of stockholders must deliver the proposal to the Secretary of New Horizons Worldwide at 1900 S. State College Blvd., Suite 120, Anaheim, California 92806, not later than [                        ], if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Exchange Act.

INFORMATION INCORPORATED BY REFERENCE

        The Company's Financial Statements included in the Company's Annual Report on pages 29 through 73 of that certain Form 10-K for the fiscal year ended December 31, 2008 are incorporated by reference in, and are a part of, this proxy statement. The Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (as amended by the Company's Form 10-K/A filed on April 30, 2009) is being provided to stockholders along with a copy of this proxy statement. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (as amended by the Company's Form 10-K/A filed on April 30, 2009), may be obtained by stockholders without charge by written requested addressed to: NEW HORIZONS WORLDWIDE, INC., 1 WEST ELM STREET, SUITE 125, CONSHOHOCKEN, PENNSYLVANIA 19428, ATTENTION: INVESTOR RELATIONS.

        The Company's Financial Statements included in the Company's Quarterly Report on pages 4 through 17 of that certain Form 10-Q for the fiscal quarter ended March 31, 2009 are incorporated by reference in, and are a part of, this proxy statement. A copy of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, may be obtained by stockholders without charge by written requested addressed to: NEW HORIZONS WORLDWIDE, INC., 1 WEST ELM STREET, SUITE 125, CONSHOHOCKEN, PENNSYLVANIA 19428, ATTENTION: INVESTOR RELATIONS.

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [                        ], 2009

        This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the fiscal year ended March 31, 2009 are available to stockholders at www.newhorizons.com in the "About Us—SEC Filings" section.

BY ORDER OF THE BOARD OF DIRECTORS,

Gregory E. Marsella Secretary [ ], 2009

 Annex A

Certificate of Amendment
to
Restated Certificate of Incorporation
of
NEW HORIZONS WORLDWIDE, INC.

        New Horizons Worldwide, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), for the purpose of amending its Restated Certificate of Incorporation pursuant to Section 242 of the Delaware General Corporation Law does hereby certify as follows:

        1.     Immediately upon the effectiveness of this Amendment to the Corporation's Restated Certificate of Incorporation (the "Effective Time"), each twenty five (25) issued and outstanding shares of the Corporation's Common Stock, par value $.01 per share, shall be converted into one (1) share of the Corporation's Common Stock, par value $.01 per share, as constituted following the Effective Time.

        2.     To accomplish the foregoing Amendment to the Restated Certificate of Incorporation of the Corporation, the following paragraph is added immediately after ARTICLE IV, Section 3:

    "4. Effective as of the effectiveness of the amendment to this Restated Certificate of Incorporation adding this Section 4 to ARTICLE IV (this "Amendment") and without regard to any other provision of this Restated Certificate of Incorporation, each one (1) share of Common Stock, either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the time this Amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one-twenty-fifth (1/25th) of a fully paid and nonassessable share of Common Stock without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any registered holder of fewer than 25 shares of Common Stock immediately prior to the time this Amendment becomes effective, and that instead of issuing such fractional shares to such holders, such fractional shares shall be canceled and converted into the right to receive the cash payment of $1.85 per share on a pre-split basis to each stockholder owning fewer than 25 shares of Common Stock immediately prior to the effective time of this Amendment."

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be executed on this            day of                        , 2009.

NEW HORIZONS WORLDWIDE, INC.

Name:
Title:

 Annex B

Certificate of Amendment
to
Restated Certificate of Incorporation
of
NEW HORIZONS WORLDWIDE, INC.

        New Horizons Worldwide, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), for the purpose of amending its Restated Certificate of Incorporation pursuant to Section 242 of the Delaware General Corporation Law does hereby certify as follows:

        1.     Immediately upon the effectiveness of this Amendment to the Corporation's Restated Certificate of Incorporation (the "Effective Time"), each one (1) issued and outstanding share of the Corporation's Common Stock, par value $.01 per share, shall be converted into twenty five (25) shares of the Corporation's Common Stock, par value $.01 per share, as constituted following the Effective Time.

        2.     To accomplish the foregoing Amendment to the Restated Certificate of Incorporation of the Corporation, the following paragraph is added immediately after ARTICLE IV, Section 4:

    "5. Effective as of the effectiveness of the amendment to this Restated Certificate of Incorporation adding Section 5 to ARTICLE IV (this "Amendment") and without regard to any other provision of this Restated Certificate of Incorporation, each one (1) share Common Stock, either issued or outstanding or held by the Corporation as treasury stock, and any fractional share held by any shareholder who holds in excess of one (1) share immediately prior to the time this Amendment becomes effective shall and is hereby automatically reclassified and changed (without any further act) into twenty five (25) fully-paid and nonassessable shares of Common Stock (or, with respect to fractional shares, such lesser number of shares and fractional shares as may be applicable based upon such 25-for-1 ratio), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares of Common Stock shall be issued."

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be executed on this            day of                        , 2009.

NEW HORIZONS WORLDWIDE, INC.

Name:
Title:

 Annex C

March 24, 2009

Board of Directors
New Horizons Worldwide, Inc.
One West Elm Street, Suite 125
Conshohocken, PA 19428

Attn: Mr. Charles J. Mallon
Executive Vice President and Chief Financial Officer

Gentlemen:

        We understand that the Board of Directors of New Horizons Worldwide, Inc. (the "Company") is considering a 1-for-25 reverse split of the Company's common stock by amending the Restated Certificate of Incorporation of the Company (the "Amendment"). As a result of this proposed Amendment, each share of the Company's common stock held of record by a stockholder owning fewer than 25 shares immediately before the effective time of the Amendment will be converted into the right to receive $1.85 in cash, without interest, per pre-split share (the "Transaction").

        You have requested our opinion as to the fairness, from a financial point of view, to stockholders of the Company (the "Opinion"), of the consideration to be paid in the Transaction. We understand that the effective date of the Opinion is March 24, 2009 (the "Effective Date")

        The Baker-Meekins Company, Inc. ("BMC") provides valuation and financial advisory services to a diverse set of companies in a wide range of industries. In this capacity, we are continually engaged in the practice of valuing the equity securities of such businesses. In reviewing comparative transactions, we undertake primary research and also review transaction data from a number of merger and acquisition databases. In connection with our work on this assignment, we will receive a fee from the Company and, in addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement and the rendering of this Opinion.

        In conducting our investigation and analysis, we have considered such financial and other factors as we deemed appropriate under the circumstances. In arriving at our Opinion, we:

  1.
  Drew upon interviews with Company management concerning its products and services, its customers, competition, opportunities, constraints and other such factors as we considered necessary;

  2.
  Examined internally prepared financial statements for the fiscal year ended December 31, 2008 and audited financial statements prepared by Squar, Milner, Peterson, Miranda & Williamson, LLP for the fiscal year ended December 31, 2007, as well as earlier financial statements. We also received and reviewed financial forecasts for the fiscal year ending December 31, 2009 through 2013;

  3.
  Considered the market price of the Company's shares as reflected by trading activity on the OTC bulletin board under the symbol NEWH.OB;

  4.
  Compared the Company's financial performance with publicly traded companies that we deemed comparable in whole or in part to the Company;

  5.
  Performed a discounted cash flow analysis of the Company, based upon management's financial forecast for 2009 through 2013, and with assumptions agreed upon with management, extended through 2014;

  6.
  Utilized an option pricing model to allocate the indicated range of equity values among the Company's various classes of equity securities;

  7.
  Conducted other financial studies, analyses and investigations, as we deemed appropriate for purpose of the analysis and our Opinion; and

  8.
  Reviewed a draft of the Company's Schedule 14A (Proxy Statement)

        In rendering our Opinion, BMC has relied upon and assumed, without independent verification, the accuracy and completeness of the information reviewed by us or discussed with us and have further relied upon the assurances of Company management that they are not aware of any facts that would make any of such information inaccurate or misleading. With respect to the financial projections of the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. The financial and other information regarding the Company that was reviewed by or discussed with BMC in connection with the rendering of this Opinion was limited to information provided by Company management and certain discussions with management regarding the Company's financial condition and prospects. Our Opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the Effective Date.

        For purposes of this Opinion, we have assumed that the Company is not currently involved in any material transaction other than the Transaction and those activities undertaken in the ordinary course of conducting its business.

        Based upon and subject to the foregoing, it is our opinion that as of March 24, 2009, the consideration specified in the Proxy Statement, $1.85 per share of common stock is fair, from a financial point of view, to the Company's stockholders.

        It is understood that this Opinion is solely for the Board of Directors in connection with its consideration of the Transaction.

Respectfully submitted,

The Baker-Meekins Company, Inc.

PARTIAL LIST OF DOCUMENTS REVIEWED

  •
  A Draft of Form 10-K for the fiscal year ended December 31, 2008 to be filed with the Securities & Exchange Commission;

  •
  Form 10-K filed with the Securities & Exchange Commission dated March 28, 2008 (Includes Audited financial statements for the fiscal years ended December 31, 2005 through 2007, prepared by Squar, Milner, Peterson, Miranda & Williamson, LLP);

  •
  Form 10-K filed with the Securities & Exchange Commission dated June 25, 2007 (Includes Audited financial statements for the fiscal years ended December 31, 2004 through 2006, prepared by Squar, Milner, Peterson, Miranda & Williamson, LLP);

  •
  Form 10-K filed with the Securities & Exchange Commission dated March 15, 2004 (Includes Audited financial statements for the fiscal years ended December 31, 2002 and 2003, prepared by Deloitte & Touche, LLP);

  •
  Interim financial statements as of December 31, 2008, prepared by the Company;

  •
  Form 8-K filed with the Securities & Exchange Commission dated October 6, 2008;

  •
  Form 8-K filed with the Securities & Exchange Commission dated February 20, 2007;

  •
  The Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of New Horizons Worldwide, Inc. filed July 10, 2006;

  •
  The Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock of New Horizons Worldwide, Inc. filed July 6, 2007;

  •
  The Restated Certificate of Incorporation of New Horizons Worldwide, Inc. filed June 20, 2001;

  •
  Certificate of Amendment of Restated Certificate of Incorporation of New Horizons Worldwide, Inc. dated November 19, 2007;

  •
  Three forecasts of operations for the fiscal years 2009-2013, reflecting downside, most likely, and upside scenarios;

  •
  List of Stock Options granted and outstanding for the years 2003 through 2008;

  •
  List of Restricted Stock Awards for the years 2006 and 2007;

  •
  A detailed stock ledger detailing the owners of the Company's equity holdings, as of December 31, 2008;

  •
  A 2009 Option Proposal schedule;

  •
  List of competitors;

  •
  Legal Entity Organization Chart

ASSUMPTIONS AND LIMITING CONDITIONS

This Fairness Opinion incorporates the following assumptions and limiting conditions:

  1.
  Report Distribution—The Fairness Opinion has been prepared solely for the purpose stated and should not be used for any other purpose. It is valid only as of the effective date. The Company is entitled to publish, quote and summarize all or part of our opinion in any document that is filed with the Securities and Exchange Commission or delivered to the Company's stockholders pursuant to applicable securities laws, rules and regulations.

  2.
  Scope of Analysis—The appraisal of any financial instrument or business is a matter of informed judgment. The accompanying Fairness Opinion has been prepared on the basis of information and assumptions set forth in our presentation to the Company's Board of Directors, associated appendices or underlying work papers and these Assumptions and Limiting Conditions.

  3.
  Going Concern Assumption, No Undisclosed Contingencies—Our analysis (i) assumes that, as of the effective date of the Fairness Opinion, the Company and its assets will continue to operate as configured as a going concern; (ii) is based on the past and present financial condition of the Company and its assets as of the effective date of the valuation; and (iii) assumes that the Company had no undisclosed real or contingent assets or liabilities, no unusual obligations or substantial commitments, other than in the ordinary course of business, nor had any litigation pending or threatened that would have a material effect on our analyses.

  4.
  Lack of Verification of Information Provided by the Company—We have relied on information supplied by the Company without independent verification. We have assumed that all information furnished is complete, accurate, and reflects Company management's good faith efforts to describe the status and prospects of the Company at the effective date of the Fairness Opinion from an operating and financial point of view. As part of this Agreement, we have relied upon publicly available data from recognized sources of financial information, which has not been verified in all cases.

  5.
  Legal Matters—BMC assumes no responsibility for legal matters including interpretations of either the law or contracts. We have made no investigation of legal title and have assumed that the owner(s) claim(s) to property are valid. We have given no consideration to liens or encumbrances except as specifically stated. We assumed that all required licenses, permits, etc. are in full force and effect, and we made no independent on-site tests to identify the presence of any potential environmental risks. We assume no responsibility for the acceptability of the valuation approaches used in our report as legal evidence in any particular court or jurisdiction. The suitability of our Fairness Opinion for any legal forum is a matter for the Board of Directors and the Company's advisors to determine.

  6.
  Testimony—Neither BMC nor any individual signing or associated with this report shall be required to give testimony or appear in court or other legal proceedings unless specific arrangements have been made in advance.

  7.
  Services—It is understood and agreed that BMC's services have included advice and recommendations; but all decisions in connection with the implementation of such advice and recommendations shall be the responsibility of, and made by, the Board of Directors.

  8.
  Independence—Neither BMC nor the professionals involved in this Fairness Opinion have any present or prospective interest in the Company. We have no bias with respect to the Company or its securities. Our engagement for this Fairness Opinion was not contingent upon developing or reporting predetermined results and our compensation is not contingent upon a predetermined value.

APPENDIX NUMBER A-1

PROXY FOR HOLDERS OF COMMON STOCK (PRELIMINARY COPY)

NEW HORIZONS WORLDWIDE, INC.

1 WEST ELM STREET, SUITE 125, CONSHOHOCKEN, PENNSYLVANIA 19428

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, a holder of shares of the Common Stock of New Horizons Worldwide, Inc. (the “Company”), hereby appoints Charles J. Mallon and Timothy A. Kleczka, and each of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at 1 West Elm Street, Suite 125, Conshohocken, Pennsylvania 19428 on [      ], 2009, beginning at 8:30 a.m. local time, and at any adjournment or adjournments thereof, with respect to all shares of the Company’s Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, on the following matters:

☒ Please mark votes as in this example.

1.             Approval of an amendment to the Company’s Restated Certificate of Incorporation to effect a 1-for-25 reverse stock split of the Company’s common stock by amending the Restated Certificate of Incorporation of the Company.

FOR	AGAINST	ABSTAIN

☐	☐	☐

2.             Approval of an amendment to the Company’s Restated Certificate of Incorporation to effect a 25-for-1 forward stock split of the Company’s common stock immediately following the 1-for-25 reverse stock split of the Company’s common stock, also by amending the Restated Certificate of Incorporation of the Company.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.             The election of three directors, each to serve until his term expires and until his successor is elected and qualified or until his earlier resignation or removal.

Nominees:	(01) Curtis Lee Smith, Jr., (02) Mark A. Miller and (03) William H. Heller

	FOR	WITHHELD

01 Curtis Lee Smith, Jr.	☐	☐

02 Mark A. Miller	☐	☐

03 William H. Heller	☐	☐

4.             The ratification of our Audit Committee’s appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2009.

FOR	AGAINST	ABSTAIN

☐	☐	☐

In their discretion, the named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof. This proxy, when properly executed, will be voted as directed by the undersigned stockholder. If the stockholder gives no direction, the proxy will be voted “FOR” Proposals 1 through 4 and in the proxies’ discretion on any other matters to come before the meeting.

Signature:	Signature:

Title:	Title:

Date:	Date:

The above-signed hereby acknowledges receipt of the notice of Annual Meeting, the proxy statement furnished in connection therewith and the annual report to stockholders and hereby ratifies all that the said attorneys and proxies may do by virtue hereof. PLEASE DATE THIS PROXY AND SIGN ABOVE exactly as your name appears on this proxy. If more than one person owns the shares, each owner should sign. If you are signing this proxy as an attorney, administrator, executor, guardian or trustee, please include your title. If you are signing this proxy on behalf of a corporation, please include your title.

APPENDIX NUMBER A-2

PROXY FOR HOLDERS OF SERIES B PREFERRED STOCK (PRELIMINARY COPY)

NEW HORIZONS WORLDWIDE, INC.

1 WEST ELM STREET, SUITE 125, CONSHOHOCKEN, PENNSYLVANIA 19428

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, a holder of shares of the Series B Preferred Stock of New Horizons Worldwide, Inc. (the “Company”), hereby appoints Charles J. Mallon and Timothy A. Kleczka, and each of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at 1 West Elm Street, Suite 125, Conshohocken, Pennsylvania 19428 on [      ], 2009, beginning at 8:30 a.m. local time, and at any adjournment or adjournments thereof, with respect to all shares of the Company’s Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, on the following matters:

☒ Please mark votes as in this example.

1.             Approval of an amendment to the Company’s Restated Certificate of Incorporation to effect a 1-for-25 reverse stock split of the Company’s common stock by amending the Restated Certificate of Incorporation of the Company.

FOR	AGAINST	ABSTAIN

☐	☐	☐

2.             Approval of an amendment to the Company’s Restated Certificate of Incorporation to effect a 25-for-1 forward stock split of the Company’s common stock immediately following the 1-for-25 reverse stock split of the Company’s common stock, also by amending the Restated Certificate of Incorporation of the Company.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.             The election of three directors, each to serve until his term expires and until his successor is elected and qualified or until his earlier resignation or removal. Nominees: (01) Alwaleed Aldryaan, (02) Donald W. Hughes and (03) David L. Warnock

	FOR	WITHHELD

01 Alwaleed Aldryaan	☐	☐

02 Donald W. Hughes	☐	☐

03 David L. Warnock	☐	☐

4.             The ratification of our Audit Committee’s appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2009.

FOR	AGAINST	ABSTAIN

☐	☐	☐

In their discretion, the named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof. This proxy, when properly executed, will be voted as directed by the undersigned stockholder. If the stockholder gives no direction, the proxy will be voted “FOR” Proposals 1 through 4 and in the proxies’ discretion on any other matters to come before the meeting.

Signature:	Signature:

Title:	Title:

Date:	Date:

The above-signed hereby acknowledges receipt of the notice of Annual Meeting, the proxy statement furnished in connection therewith and the annual report to stockholders and hereby ratifies all that the said attorneys and proxies may do by virtue hereof. PLEASE DATE THIS PROXY AND SIGN ABOVE exactly as your name appears on this proxy. If more than one person owns the shares, each owner should sign. If you are signing this proxy as an attorney, administrator, executor, guardian or trustee, please include your title. If you are signing this proxy on behalf of a corporation, please include your title.

APPENDIX NUMBER A-3

PROXY FOR HOLDERS OF SERIES C PREFERRED STOCK (PRELIMINARY COPY)

NEW HORIZONS WORLDWIDE, INC.

1 WEST ELM STREET, SUITE 125, CONSHOHOCKEN, PENNSYLVANIA 19428

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, a holder of shares of the Series C Preferred Stock of New Horizons Worldwide, Inc. (the “Company”), hereby appoints Charles J. Mallon and Timothy A. Kleczka, and each of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at 1 West Elm Street, Suite 125, Conshohocken, Pennsylvania 19428 on [      ], 2009, beginning at 8:30 a.m. local time, and at any adjournment or adjournments thereof, with respect to all shares of the Company’s Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, on the following matters:

☒ Please mark votes as in this example.

1.             Approval of an amendment to the Company’s Restated Certificate of Incorporation to effect a 1-for-25 reverse stock split of the Company’s common stock by amending the Restated Certificate of Incorporation of the Company.

FOR	AGAINST	ABSTAIN

☐	☐	☐

2.             Approval of an amendment to the Company’s Restated Certificate of Incorporation to effect a 25-for-1 forward stock split of the Company’s common stock immediately following the 1-for-25 reverse stock split of the Company’s common stock, also by amending the Restated Certificate of Incorporation of the Company.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.             The election of two directors, each to serve until his term expires and until his successor is elected and qualified or until his earlier resignation or removal. Nominees: (01) Arnold M. Jacob and (02) Robert H. Orley.

	FOR	WITHHELD

01 Arnold M. Jacob	☐	☐

02 Robert H. Orley	☐	☐

4.             The ratification of our Audit Committee’s appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2009.

FOR	AGAINST	ABSTAIN

☐	☐	☐

In their discretion, the named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof. This proxy, when properly executed, will be voted as directed by the undersigned stockholder. If the stockholder gives no direction, the proxy will be voted “FOR” Proposals 1 through 4 and in the proxies’ discretion on any other matters to come before the meeting.

Signature:	Signature:

Title:	Title:

Date:	Date:

The above-signed hereby acknowledges receipt of the notice of Annual Meeting, the proxy statement furnished in connection therewith and the annual report to stockholders and hereby ratifies all that the said attorneys and proxies may do by virtue hereof. PLEASE DATE THIS PROXY AND SIGN ABOVE exactly as your name appears on this proxy. If more than one person owns the shares, each owner should sign. If you are signing this proxy as an attorney, administrator, executor, guardian or trustee, please include your title. If you are signing this proxy on behalf of a corporation, please include your title.

QuickLinks

Notice of Annual Meeting
PROXY STATEMENT
SUMMARY TERM SHEET OF THE REVERSE/FORWARD STOCK SPLIT
SPECIAL FACTORS
Impairment Test Summary—December 31, 2007
Impairment Test Summary—December 31, 2008
Discounted Cash Flow Analysis—December 31, 2007
PROPOSAL 1—APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-25 REVERSE STOCK SPLIT
PROPOSAL 2—APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 25-FOR-1 FORWARD STOCK SPLIT
SELECTED HISTORICAL FINANCIAL DATA
ADDITIONAL INFORMATION ABOUT THE COMPANY
GENERAL INFORMATION ABOUT THE ANNUAL MEETING
PROPOSAL NO. 3—ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDER COMMUNICATION WITH BOARD OF DIRECTORS
PROPOSAL NO. 4—RATIFICATION OF OUR AUDIT COMMITTEE APPOINTMENT OF INDEPENDENT ACCOUNTANTS FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2009
STOCKHOLDER NOMINATIONS FOR DIRECTORS AT NEXT ANNUAL MEETING
DIRECTOR ATTENDANCE AT ANNUAL MEETINGS
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING
INFORMATION INCORPORATED BY REFERENCE
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [ ], 2009
  Annex A
Certificate of Amendment to Restated Certificate of Incorporation of NEW HORIZONS WORLDWIDE, INC.
  Annex B
Certificate of Amendment to Restated Certificate of Incorporation of NEW HORIZONS WORLDWIDE, INC.
  Annex C